Execution Version: 12 June 2009 (SH0WING POST EXECUTION AMENDMENTS)

SENIOR TERM LOAN FACILITIES AGREEMENT

of up to

ZAR750,000,000 (INCLUSIVE OF CAPITALISED INTEREST AND FUNDED NET SWAP PAYMENTS)

dated 12 JUNE 2009

for

PLATEAU RESOURCES (PROPRIETARY) LIMITED

arranged by

STANDARD CHARTERED BANK
as Arranger and Bookrunner

with

STANDARD CHARTERED BANK
as Senior Agent

STANDARD CHARTERED BANK
as Security Agent

and

MICAWBER 634 (PROPRIETARY) LIMITED
as Plateau Security SPV

THIS AGREEMENT is dated 12 June 2009 and made between:

(1)	ANOORAQ RESOURCES CORPORATION, a public company incorporated under the laws of the Province of British Columbia, Canada with registration no. 10022-2033 (the “Parent”);

(2)	N1C RESOURCES INC., a limited liability company incorporated under the laws of the Cayman Islands with registration no. CR-94610 (“N1C Resources”);

(3)	N2C RESOURCES INC., a limited liability company incorporated under the laws of the Cayman Islands with registration no. CR-94611 (“N2C Resources” or the “Original Guarantor”);

(4)	PLATEAU RESOURCES (PROPRIETARY) LIMITED, a private limited liability company incorporated under the laws of South Africa with registration no. 1996/013879/07 as borrower (the “Borrower”);

(5)	THE FINANCIAL INSTITUTIONS listed in Part II of Schedule 1 (The Original Parties) as senior lenders (the “Original Lenders”);

(6)	STANDARD CHARTERED BANK as mandated lead arranger and bookrunner (the “Arranger”);

(7)	STANDARD CHARTERED BANK as agent of the other Finance Parties (the “Senior Agent”);

(8)	STANDARD CHARTERED BANK as security agent for the Secured Parties (the “Security Agent”); and

(9)	MICAWBER 634 (PROPRIETARY) LIMITED, a private limited liability company incorporated under the laws of South Africa with registration no. 2007/025445/07 (the “Plateau Security SPV”).

IT IS AGREED as follows:

SECTION 1

INTERPRETATION

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“Account Bank” means Standard Chartered Bank acting in its capacity as Account Bank or such other Account Bank that is an Acceptable Bank as shall be appointed pursuant to the Accounts Agreement and in either case, which is able to open and maintain bank accounts for the relevant members of the Borrower Group at a Johannesburg branch.

“Accounting Reference Date” means 31 December of each year.

“Accounts Agreement” means the accounts agreement in the agreed form, dated on or about the date of this Agreement, between the Account Bank, the Senior Agent, the Security Agent and the Borrower.

“Acceptable Bank” means:

(a)	Standard Chartered Bank; or

(b)

a South African bank or financial institution or the South African branch of a foreign bank or financial institution, in each case, which has a credit rating equivalent to the minimum of S & P or Fitch credit rating of AA-(zaf), or Moody’s credit rating of Aa3za, a long-term national scale rating of A or higher by Standard & Poor's Rating Services or Fitch Ratings Ltd or A2 or higher by Moody's Investor Services Limited or a comparable rating from an internationally recognised credit rating agency; or

(c)	any other bank or financial institution approved by the Senior Agent in writing.

“Accounting Principles” means IFRS or, in relation to the Original Financial Statements of the Parent only, generally accepted accounting practice as applied in Canada (but only in relation to the Original Financial Statements of the Parent).

“Acquisition” means the transaction pursuant to which the Parent will acquire an effective 51% interest in Lebowa and an additional 1% interest in the Other Assets pursuant to the acquisition by the Borrower of 51% of the shares in, and claims on shareholders loan account against, Holdco, which will, upon implementation of the transaction, own 100% issued share capital of Opco (which owns 100% of Lebowa), LPM, Ga-Phasha, Boikgantsho and Kwanda, for an aggregate cash consideration of ZAR2,600,000,000.

“Acquisition Agreements” means the Boikgantsho Sale of Rights Agreement, the Kwanda Sale of Rights Agreement, the Plateau Sale of Boikgantsho Shares and Claims Agreement, the Plateau Sale of Kwanda Shares Agreement, the Plateau Sale of Ga-Phasha Shares and Claims Agreement, the Holdco Sale of Shares Agreement, the Holdco Shareholders Agreement, the Phase 3 Implementation Agreement, each of the Acquisition Amendment Agreements relating to any of the aforementioned agreements and any other agreement designated as an “Acquisition Agreement” by the Senior Agent and the Borrower, in each case relating to the Acquisition.

“Acquisition Amendment Agreements” means:

(a)	the Amendment to the Boikgantsho Sale of Rights Agreement;

(b)	the Amendment to the Kwanda Sale of Rights Agreement;

(c)	the Amendment to the Plateau Sale of Boikgantsho Shares and Claims Agreement;

(d)	the Amendment to the Plateau Sale of Kwanda Shares Agreement;

(e)	the Amendment to the Plateau Sale of Ga-Phasha Shares and Claims Agreement;

(f)	the Amendment to the Holdco Sale of Shares Agreement;

(g)	the Amendment to the Holdco Shareholders Agreement;

(h)	the Amendment to the Phase 3 Implementation Agreement.

“Acquisition Conditions Precedent” means the conditions precedent stipulated in clause 4.1 of the Phase 3 Implementation Agreement.

“Acquisition Costs” means all fees, costs and expenses, stamp, registration and other Taxes incurred by the Borrower or any other member of the Borrower Group in connection with the Acquisition or the Transaction Documents.

“Acquisition Documents” means each Phase 1 Acquisition Document, each Phase 2 Acquisition Document, each Phase 3 Acquisition Document, the Phase 3 Implementation Agreement, the Disclosure Letter, the Transaction Framework Agreement, the Services Agreement(s), and any other document designated as an “Acquisition Document” by the Senior Agent and the Borrower.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Amendment to the Boikgantsho Sale of Rights Agreement” means the amendment to the Boikgantsho Sale of Rights Agreement in order to give effect to the transaction steps contemplated by Step 3 (“Corporatisation of Boikgantsho and Kwanda Assets”) of the Structure Memorandum.

“Amendment to the Kwanda Sale of Rights Agreement” means the amendment to the Kwanda Sale of Rights Agreement in order to give effect to Step 3 (“Corporatisation of Boikgantsho and Kwando Assets”) of the Structure Memorandum.

“Amendment to the Plateau Sale of Boikgantsho Shares and Claims Agreement” means the amendment to the Plateau Sale of Boikgantsho Shares and Claims Agreement in order to give effect to Step 5 (“Sale of ARQ Interests in GP, BKG and KWD to LPM Holdco”) of the Structure Memorandum.

“Amendment to the Plateau Sale of Kwanda Shares Agreement” means the amendment to the Plateau Sale of Kwanda Shares Agreement in order to give effect to Step 5 (“Sale of ARQ Interests in GP, BKG and KWD to LPM Holdco”) of the Structure Memorandum.

“Amendment to the Plateau Sale of Ga-Phasha Shares and Claims Agreement” means the amendment to the Plateau Sale of Ga-Phasha Shares and Claims Agreement in order to give effect to Step 5 (“Sale of ARQ Interests in GP, BKG and KWD to LPM Holdco”) of the Structure Memorandum.

“Amendment to the Holdco Sale of Shares Agreement” means the amendment to the Holdco Sale of Shares Agreement in order to give effect to Step 6 (“RPM sells additional stake in LPM Holdco to Plateau”) of the Structure Memorandum.

“Amendment to the Holdco Shareholders Agreement” means the amendment to the Holdco Shareholders Agreement in order to give effect to Step 6 (“RPM sells additional stake in LPM Holdco to Plateau”) of the Structure Memorandum.

“Amendment to Phase 3 Implementation Agreement” means the amendment to the Phase 3 Implementation Agreement in order to give effect to the steps contemplated by the Structure Memorandum.

“Amendment to the RPM Sale of Boikgantsho Shares and Claims Agreement” means the amendment to the RPM Sale of Boikgantsho Shares and Claims Agreement in order to give effect to Step 4 (“Sale of RPM Interest in GP, BKG and KWD to LPM Holdco”) of the Structure Memorandum.

“Amendment to the RPM Sale of Kwanda Shares Agreement” means the amendment to the RPM Sale Kwanda Shares Agreement in order to give effect to Step 4 (“Sale of RPM Interest in GP, BKG and KWD to LPM Holdco”) of the Structure Memorandum.

“Amendment to the RPM Sale of Ga-Phasha Shares and Claims Agreement” means the amendment to the RPM Sale of Ga-Phasha Shares and Claims Agreement in order to give effect to Step 4 (“Sale of RPM Interest in GP, BKG and KWD to LPM Holdco”) of the Structure Memorandum.

“Anglo” means Anglo American plc, a public company registered in England and Wales with registration no. 3564138.

“Anglo Group” means Anglo and each of its direct and indirect Subsidiaries for the time being.

“Anglo Platinum” means Anglo Platinum Limited, a public limited liability company incorporated under the laws of South Africa with registration no. 1946/022452/06.

“Annual Financial Statements” means the financial statements for a Financial Year delivered pursuant to paragraph (a) of Clause 25.1 (Financial statements).

“Anooraq Common Shares” means common shares, without par value, in the share capital of the Parent as such shares are constituted on the date of this Agreement, as the same may be reorganized, reclassified or otherwise changed pursuant to any Share Adjustment Event.

“Anooraq Community Participation Trust” means the share ownership trust established for the benefit of the communities interested in or affected by the Parent’s operations, governed by a trust deed, dated 28 March 2008, between the Parent, Anglo Platinum, Simon Tebele, as trustee and Mmakgolo Meta Maponya, as trustee.

“Anooraq Group” means the Parent, N1C Resources, N2C Resources, the Borrower, Holdco and Opco and each of their respective direct and indirect Subsidiaries for the time being.

“Anooraq Shareholder Loan” means a loan in the principal sum of ZAR70,000,000 or the principal amount outstanding for the time being of that loan.

“Anooraq Shareholder Loan Agreement” means the shareholder loan agreement in the agreed form, dated on or about the date of this Agreement, between the Parent as lender and N1C Resources as borrower pursuant to which the Parent agrees to lend the Anooraq Shareholder Loan to N1C Resources to enable N1C Resources to fund the N1C Resources Shareholder Loan.

“Anooraq Shareholders Agreement” means the shareholders agreement, dated on or about the date of this Agreement, made between Pelawan Investments, the Parent, Pelawan Trust and the Borrower, which will replace, amongst others the Share Exchange Agreement and the Existing Anooraq Shareholders Agreement.

“Applicable Mine Plan” means the Mine Plan or, in the event the same is updated in accordance with the provisions of Clause 25.5 (Mine Plan) and approved by the Senior Agent (acting on the instructions of the Majority Lenders), the most recent such update so approved in each case incorporating the then applicable Base Case Model.

“Applicable Spot Rate of Exchange” means the Account Bank’s or Standard Bank’s spot rate of exchange quoted by the Account Bank or Standard Bank (as applicable) as a market related rate for the purchase of the relevant currency with Rands in the Johannesburg foreign exchange market at or about 11:00 a.m. Johannesburg time on a particular day.

“Assignment Agreement” means an agreement substantially in the form set out in Schedule 6 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee.

“Auditors” means one of PricewaterhouseCoopers, Ernst & Young, KPMG or Deloitte & Touche or such other firm approved in advance by the Majority Lenders (such approval not to be unreasonably withheld or delayed).

“Authorisation” means any authorisation, consent, approval, resolution, licence, exemption, filing, agreement, certificate, notarisation, resolution, permit or registration or any exemption from any of the aforesaid, by, with or from any authority which has jurisdiction, control or authority over any party in connection with any Transaction

Document, any of the steps, exercise of rights or performance of obligations under any Transaction Document or in connection with any aspect of the business or operations of a party (including without limitation, any approvals required from the Exchange Control Department of the South African Reserve Bank in relation to any Transaction Document or any transaction contemplated under any Transaction Document and all necessary Mining Licenses).

“Availability Period” means the period from and including the date of this Agreement to and including the date falling 30 (thirty) days after the date upon which the Senior Agent gives the notification referred to in clause 4.1 (Initial Conditions Precedent) provided that the Availability Period shall automatically expire on 30 September 2009.

“Available Commitment” means, in relation to the Facility, a Lender's Commitment under the Facility minus the amount (denominated in Rands) made available by that Lender through the Agent to the Borrower pursuant to a Utilisation Request.

“Available Facility” means, in relation to the Facility, the aggregate for the time being of each Lender's Available Commitment in respect of the Facility.

“B Preference Share Documents” means collectively

(a)	the RPM Pelawan SPV B1 Preference Share Subscription Agreement;

(b)	the Pelawan SPV Forward Sale Agreement;

(c)	the Plateau Forward Sale Agreement;

(d)	the Pelawan SPV Share for Share Agreement;

(e)	the Conversion Implementation Agreement;

(f)	the Pelawan SPV Plateau B2 Preference Share Subscription Agreement; and

(g)	the Pelawan SPV Plateau B3 Preference Share Subscription Agreement.

“Base Case Model” means the financial model entitled “LPM Opco Fin Model V4.2xls” , or such other model as updated before the Closing Date, setting out inter alia the projected production (if applicable), income, expenditure, actual and projected cash flows, assets and liabilities of Opco, Holdco and the Borrower for the period from 1 July 2009 to 30 June 2019 based on the Applicable Mine Plan and on prudent assumptions (and including computations and methodology of calculating ratios contained therein) in the agreed form prepared by the Borrower and reviewed and approved by the Lenders’ Technical Advisor and the Lenders’ Model Auditor as represented by material contained in or on the CD-ROM and any printouts thereof endorsed by the Senior Agent as being the Base Case Model as at the Closing Date as amended from time to time in accordance with the terms of this Agreement so as to be consistent with the Applicable Mine Plan from time to time.

“BEE” means broad based black economic empowerment, as envisaged pursuant to the MPRD Act and related legislation and guidelines, being a strategy aimed at substantially increasing participation by HDPs at all levels in the economy of South Africa. BEE is aimed at redressing the imbalances of the past caused by the Apartheid system in South Africa, by seeking to substantially and equitably increase the ownership and management of South Africa’s resources by the majority of its citizens and so ensure broader and more meaningful participation in the economy by HDPs.

“Boikgantsho” means Boikgantsho Platinum Mine (Proprietary) Limited, a private limited liability company incorporated under the laws of South Africa with registration no. 2003/012394/07, which will, upon the closing of the Acquisition, be a wholly-owned subsidiary of Holdco.

“Boikgantsho Project” means the Boikgantsho PGM project, a BEE Joint Venture located on the Eastern Limb of the Bushveld Complex in South Africa, on the Drenthe and Witrivier farms, and the northern portion of the Overysel farm.

“Boikgantsho Sale of Rights Agreement” means the sale of rights agreement, dated 28 March 2008, between RPM, the Borrower and Boikgantsho, pursuant to which RPM and the Borrower will each sell all of their respective interests in, and assets relating to, the Boikgantsho Project, to Boikgantsho.

“Bokoni Platinum Mine ESOP Trust” means the share ownership trust established for the benefit of employees of Opco, governed by a trust deed entered into between Anglo Platinum, as founder, the Parent, Meroonisha Pillay, as trustee and Mmakgolo Meta Maponya, as trustee, dated on or about 28 March 2008.

“Borrower Business Account” means the Rand denominated bank account[s] referred to in Clause 27.40 (b) (ii) (Accounts):

(a)	held in South Africa by the Borrower with Standard Bank;

(b)	identified in a letter between the Borrower, the Senior Agent and Standard Bank as a Borrower Business Account;

(c)	subject to Security in favour of the Plateau Security SPV which Security is in form and substance satisfactory to the Senior Agent; and

(d)	from which no withdrawals may be made by the Borrower except as contemplated by this Agreement and the Intercreditor Agreements,

(as the same may be redesignated, substituted or replaced from time to time).

“Borrower Business Revenue” means all income or revenue received by or paid to the Borrower of whatsoever nature.

“Borrower Cash Waterfall” has the meaning given to it in the Global Intercreditor Agreement.

“Borrower Certification” means a certification by the Borrower (in a form acceptable to the Senior Agent) delivered by the Borrower to the Senior Agent not less than 10 (ten) Business Days prior to a Repayment Date, Interest Payment Date or the last day of an Interest Period which is not itself an Interest Payment Date, as applicable and which certifies any of the matters required to be certified as contemplated in clauses 10.1 (Repayment of Loan and Rollup Interest Loan) and 14.2 (Payment of Interest) and which shall: (i) be based on management accounts (ii) reflect provisions for the working capital requirements as referred to in paragraph (e) of the definition of “Opco Cash Waterfall” in the Global Intercreditor Agreement, and (iii) include calculations of the relevant certified amounts referred to therein, which certification shall be binding on the Parties in the absence of manifest error.

“Borrower Group” means N1C Resources, N2C Resources, the Borrower, Holdco, Opco and each of their respective direct of indirect Subsidiaries for the time being (and which will include with effect from the Closing Date the Holdco Group).

“Borrower Proceeds Account” means the Rand denominated bank account referred to in Clause 27.40(b)(i) (Accounts):

(a)	held in South Africa by the Borrower with the Account Bank;

(b)	identified in a letter between the Borrower, the Senior Agent and the Account Bank as the Borrower Proceeds Account;

(c)	subject to Security in favour of the Plateau Security SPV which Security is in form and substance satisfactory to the Senior Agent; and

(d)	from which no withdrawals may be made by the Borrower except as contemplated by this Agreement and the Intercreditor Agreements,

(as the same may be redesignated, substituted or replaced from time to time).

“Borrowings” has the meaning given to that term in Clause 26.1 (Financial definitions).

“Brakfontein Merensky Project” means the 120Ktpm Brakfontein Merensky project at Lebowa, comprising a decline shaft system and its associated infrastructure, including an expansion of the existing Merensky concentrator plant.

“Break Costs” means the amount (if any) by which:

(a)

the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)

the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit in the relevant currency with a leading bank in the Johannesburg interbank market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Break Gains” means the amount (if any) by which the amount contemplated in paragraph (b) of the definition of “Break Costs” exceeds the amount contemplated in paragraph (a) of the definition of “Break Costs”.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in Johannesburg and London.

“Capital Expenditure” means any expenditure or obligation in respect of expenditure which, in accordance with the Accounting Principles, is treated as capital expenditure (and including the capital element of any expenditure or obligation incurred in connection with a Finance Lease) and, in the case of Opco, which is included in the Base Case Model or otherwise approved by the Senior Agent (acting on the instructions of the Majority Lenders).

“Cash” means, at any time, cash denominated in Rand or Dollars in hand or at bank and (in the latter case) credited to an account in the name of the Borrower with an Acceptable Bank and to which the Borrower is alone beneficially entitled and for so long as:

(a)	that cash is repayable on demand;

(b)	repayment of that cash is not contingent on the prior discharge of any other indebtedness of the Borrower or of any other person whatsoever or on the satisfaction of any other condition;

(c)	there is no Security over that cash except for Transaction Security; and

(d)	the cash is freely and immediately available to be applied in repayment or prepayment of the Facilities.

“Cash Equivalent Investments” means at any time:

(a)	certificates of deposit maturing not later than the next succeeding Repayment Date after the date on which the investment is made and issued by an Acceptable Bank;

(b)

any investment in marketable debt obligations issued or guaranteed by the government of the United States of America, the United Kingdom, South Africa, any member state of the European Economic Area or any Participating Member State or by an instrumentality or agency of any of them having an equivalent credit rating, maturing not later than the next succeeding

Repayment Date after the date on which the investment is made and not convertible or exchangeable to any other security;

(c)	commercial paper not convertible or exchangeable to any other security for which a recognised trading market exists;

(i) issued by an issuer incorporated in the United States of America, the United Kingdom, South Africa, any member state of the European Economic Area or any Participating Member State;

(ii) which matures not later than the next succeeding Repayment Date after the date on which the investment is made; and

(iii)

which has a long-term national scale credit rating of either A-1 or higher by Standard & Poor's Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody's Investor Services Limited, or, if no rating is available in respect of the commercial paper, the issuer of which has an equivalent long-term national scale rating;

(d)	sterling bills of exchange eligible for rediscount at the Bank of England and accepted by an Acceptable Bank (or their dematerialised equivalent);

(e)

any investment in money market funds which (i) have a long term national scale credit rating of either A-1 or higher by Standard & Poor's Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody's Investor Services Limited, (ii) invest substantially all their assets in securities of the types described in paragraphs (a) to (d) above and (iii) can be turned into Cash by not later than the next succeeding Repayment Date after the date on which the investment is made; or

(f)	any other debt security approved by the Majority Lenders,

in each case, denominated in Rand and to which any of the Borrower, Holdco or Opco is alone (or together with any of the other them) entitled at that time and which is not issued or guaranteed by any member of the Borrower Group or the Anooraq Group or subject to any Security (other than Security arising under the Transaction Security Documents) and the proceeds of which are capable of being remitted to the Borrower, Holdco or Opco.

“Change of Control” means:

(a)	HDPs cease to have direct or indirect legal and beneficial ownership of at least 51% of the issued equity share capital of Pelawan Investments;

(b)

Pelawan Investments ceases to be the beneficiary of Pelawan Trust and/or Pelawan Dividend Trust (other than in circumstances where Pelawan Trust and Pelawan Dividend Trust are terminated and the Pelawan Anooraq Common Shares are distributed in specie to Pelawan Investments);

(c)	the Pelawan Group ceases to have direct or indirect legal and beneficial ownership of at least 51% of the issued equity share capital of the Anooraq Group;

(d)

a “Change of Control” as defined in the Holdco Shareholders Agreement which is not remedied or cured in accordance with and within the applicable remedy or cure periods referred to in the Holdco Shareholders Agreement;

(e)	the Parent ceases to have legal and beneficial ownership of 100% of the issued equity share capital of N1C Resources;

(f)	N1C Resources ceases to have legal and beneficial ownership of 100% of the issued equity share capital of N2C Resources;

(g)

N2C Resources ceases to have legal and beneficial ownership of 100% of the issued ordinary equity share capital of the Borrower except on a temporary intra-day basis pursuant to the steps required to convert the convertible preference shares as contemplated by the B Preference Share Documents;

(h)	the Borrower ceases after the Closing Date to have legal and beneficial ownership of at least 51% of the issued equity share capital of Holdco;

(i)	RPM ceases to have legal and beneficial ownership of at least 25.1% of the issued equity share capital of Holdco;

(j)	Holdco ceases to have legal and beneficial ownership of 100% of the issued equity share capital of Opco;

(k)	any person or group of persons acting in concert gains direct or indirect control of the Parent;

(l)

any person or group of persons acting in concert gains direct or indirect control of Pelawan Investments (other than pursuant to an “Excluded Change” (as defined in the Holdco Shareholders Agreement as at the date of this Agreement)).

For the purposes of this definition:

(a)	“control” in relation to a person means:

	(i)	the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

		(A)	cast, or control the casting of, more than 35%, of the maximum number of votes that might be cast at a general meeting of that person; or

		(B)	appoint or remove all, or the majority, of the directors or other equivalent officers of that person; or

(C)	give directions with respect to the operating and financial policies of that person, with which the directors or other equivalent officers of that person are obliged to comply; and/or

(ii)	the holding beneficially of more than 35% of the issued equity share capital of that person;

(b)

“acting in concert” means, a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition directly or indirectly of shares in a person by any of them, either directly or indirectly, to obtain or consolidate control of that person;

(c)

“equity share capital” in relation to a person, means that person’s issued share capital (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital).

“Closing Date” means the “Closing Date” as defined in the Phase 3 Implementation Agreement.

“Commitment” means:

(a)

in relation to an Original Lender, the amount in Rands set opposite its name under the heading “Commitment” in Part II of Schedule 1 (The Original Parties) and the amount of any other Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount of any Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Community Trust Issue” means the subscription by the Anooraq Community Trust for 9,799,505 Anooraq Common Shares on or before the Closing Date for a purchase price of ZAR8,09 in accordance with the Community Trust Documents, and the net proceeds of which will be used to fund the Anooraq Shareholder Loan.

“Community Trust Documents” means the Community Trust Subscription Agreement and any other document which relates to or is ancillary to the Community Trust Issue.

“Community Trust Subscription Agreement” means the subscription agreement in the agreed form, dated on or about the date of this Agreement, between the Parent and the Anooraq Community Participation Trust relating to the Community Trust Issue.

“Companies Act” means the Companies Act, 1973 of South Africa.

“Completion” means the completion of the Restructuring and the Acquisition in accordance with the terms of each Acquisition Document and steps 1 (Asset and loan impairment) to 7 (Capital rebalance) of the Structure Memorandum.

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 9 (Form of Compliance Certificate) or otherwise in form and substance satisfactory to the Senior Agent.

“Confidentiality Undertaking” means a confidentiality undertaking substantially in a recommended form of the LMA as set out in Schedule 10 (LMA form of Confidentiality Undertaking) or in any other form agreed between the Borrower and the Arranger.

“Constitutional Documents” means in respect of any person at any time, the then current and up-to-date constitutional documents of such person at such time (including, without limitation, such person’s memorandum and articles of association, certificate of incorporation or commercial registration certificate).

“Contractor Agreement” means the contractor agreement, dated 21 December 2007, between LPM and Opco, pursuant to which LPM appointed Opco as an independent contractor in terms of section 101 of the MPRD Act to undertake Mining in the Lebowa Area.

“Conversion Implementation Agreement” means the Conversion Implementation Agreement as defined in the RPM Funding Common Terms Agreement.

“Counter Indemnity Agreements” means collectively, the Opco Counter Indemnity Agreements and the Plateau Counter Indemnity Agreement.

“CPI” means the consumer price index as published from time to time by Statistics South Africa, which is referred to as “Consumer Price Index (CPI) for all urban areas” in Statistical Release P0141, or such index for CPI as determined by Statistics South Africa and as may replace or supersede the same, provided that if, after the Signature Date:

(a)	such index shall cease to be published; or

(b)

either the Senior Agent acting on behalf of the Majority Lenders or the Borrower should notify the other on reasonable grounds that, due to a change in circumstances, the index is no longer representative, then, in any such circumstances, the Senior Agent and the Borrower will use such other official information or index calculating the rate of inflation as may be available and acceptable to them, or failing such acceptance, then, for the purposes of the Finance Documents, an alternative index (which reasonably approximates what CPI measured before the index ceased to be published or was no longer representative) shall be determined by the chief economist of Standard Chartered Bank (Africa) which determination shall be binding upon the Parties.

“Dangerous Substance” means any radioactive emissions and any natural or artificial substance (whether in solid or liquid form or in the form of a gas or vapour and whether alone or in combination with any other substance) capable of causing harm to man or any other living organism supported by the environment or damaging the environment or public health or welfare including but not limited to any controlled, special, hazardous, toxic, radioactive or dangerous waste.

“Debt Guarantees” means collectively, the Opco Debt Guarantees and the Plateau Debt Guarantees.

“Default” means an Event of Default or any event or circumstance specified in Clause 28 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Delegate” means any delegate, agent, attorney or trustee appointed by the Plateau Security SPV or the Security Agent.

“Disbursement Account” means the Rand denominated bank account referred to in Clause 27.40(a) (Accounts):

(a)	held in South Africa by the Borrower with the Account Bank;

(b)	identified in a letter between the Borrower and the Senior Agent as the Disbursement Account; and

(c)	subject to Security in favour of the Plateau Security SPV which Security is in form and substance satisfactory to the Senior Agent,

(as the same may be redesignated, substituted or replaced from time to time).

“Disclosure Letter” means the disclosure letter in the agreed form furnished by RPM to the Borrower in accordance with the terms of the Holdco Sale of Shares Agreement substantially in the form of the draft annexed to the Holdco Sale of Shares Agreement as Schedule 2.

“Disclosure Schedule” means the disclosure schedule delivered by the Borrower to the Senior Agent on the Signature Date;

“Disposal” means a sale, lease, license, transfer, loan or other disposal by a person of any asset, undertaking or business (whether by a voluntary or involuntary single transaction or series of transactions).

“Disruption Event” means either or both of:

(a)

a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out)

which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i) from performing its payment obligations under the Finance Documents; or

(ii) from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“DM” means the Department of Minerals and Energy of the Republic of South Africa and its successors.

“Dormant Subsidiary” means a member of the Anooraq Group, the Borrower Group or the Holdco Group which does not trade (for itself or as agent for any person) and does not own, legally or beneficially, assets (including, without limitation, indebtedness owed to it) which in aggregate have a value of ZAR1,000 or more or its equivalent in other currencies.

“Electricity Supply Agreement” means the electricity supply agreement concluded or to be concluded between Eskom Holdings Limited and Opco relating to the supply of electricity to Lebowa.

“Environmental Claim” means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law.

“Environmental Contamination” means each of the following and their consequences:

(a)	any release, emission, leakage or spillage of any Dangerous Substance into any part of the environment;

(b)	any accident, fire, explosion or sudden event in relation to the Project which is directly or indirectly caused by or attributable to any Dangerous Substance; or

(c)	any pollution of the environment.

“Environmental Law” means any applicable law or regulation which relates to:

(a)	the pollution or protection of the environment;

(b)	harm to or the protection of human health;

(c)	the conditions of the workplace; or

(d)	any emission or substance capable of causing harm to any living organism or the environment,

including, without limitation, National Environmental Management Act, 1998 of South Africa and the National Water Act, 1998 of South Africa.

“Environmental Permits” means any permit and other Authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the Borrower Group conducted on or from the properties owned or used by any member of the Borrower Group.

“Environmental Report” means the environmental compliance report prepared by Coffey Mining (South Africa) (Proprietary) Limited, trading as RSG Global and dated September 2008 relating to compliance by Lebowa with the Equator Principles and addressed to, and/or capable of being relied upon by, the Finance Parties.

“EPCM Agreements” means the engineering, procurement and construction management agreements and other construction agreements all as specified in Schedule 4 (EPCM Agreements).

“Equator Principles” means the framework for the management of environmental and social issues in project financing published at www.equator-principles.com.

“ESOP Issue” means the subscription by Bokoni Platinum Mine ESOP Trust for 4,497,062 Anooraq Common Shares on or before the Closing Date for a purchase price of ZAR8,09 in accordance with the ESOP Documents, and the net proceeds of which will be used to fund the Anooraq Shareholder Loan.

“ESOP Documents” means the ESOP Subscription Agreement and any other document which relates to or is ancillary to the ESOP Issue.

“ESOP Subscription Agreement” means the subscription agreement in the agreed form, dated on or about the date of this Agreement, between the Parent and Bokoni Platinum Mine ESOP Trust relating to the ESOP Issue.

“Event of Default” means any event or circumstance specified as such in Clause 28 (Events of Default).

“Excluded Subsidiaries” means Anooraq Minera Mexicana and its direct or indirect Subsidiaries.

“Existing Anooraq Shareholders Agreement” means the shareholders agreement, dated 19 September 2004, made between the Parent, Pelawan Investments and Pelawan Trust.

“Existing Operational Guarantee” means a guarantee existing as at the Signature Date and disclosed in Schedule 5 (Existing Operational Guarantees).

“Facility” means the term loan facility made available under this Agreement as described in Clause 2.1 (The Facilities).

“Facility Office” means:

(a)

in respect of a Lender, the office or offices notified by that Lender to the Senior Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than 5 (five) Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement; or

(b)	in respect of any other Finance Party, the office in the jurisdiction in which it is resident for tax purposes.

“Facility Period” means the period starting on the date of this Agreement and ending on the date on which all the obligations and liabilities (other than contingent liabilities) of the Obligors under the Finance Documents are discharged in full and no Finance Party has any Commitment under the Finance Documents.

“Fee Letter” means any letter or letters, dated on or before the Closing Date, between, as the case may be, (a) the Arranger and the Borrower, (b) the Senior Agent and the Borrower, (c) the Security Agent and the Borrower, (d) the Plateau Security SPV, GMG and the Borrower, and (e) the Opco Security SPV, GMG and the Borrower, in each case setting out any of the fees referred to in Clause 17 (Fees).

“Finance Document” means:

(a)	this Agreement;

(b)	the Plateau Funding Loan Agreement;

(c)	the Opco Funding Loan Agreement;

(d)	the Accounts Agreement;

(e)	the Mandate Letter;

(f)	any Compliance Certificate;

(g)	any Fee Letter;

(h)	any Plateau Hedging Document;

(i)	the Plateau Intercreditor Agreement;

(j)	the Global Intercreditor Agreement;

(k)	each Transaction Security Document;

(l)	any Utilisation Request;

(m)	any Reliance Letter;

(n)	the First Ranking Opco Debt Guarantee and the First Ranking Plateau Debt Guarantee;

(o)	each Counter Indemnity Agreement, other than the Second Ranking Opco Counter Indemnity Agreement; and

(p)	each Security SPV Document,

and any other document designated as a “Finance Document” by the Senior Agent and the Borrower.

“Finance Lease” has the meaning given to it in Clause 26.1 (Financial Definitions).

“Finance Party” means the Senior Agent, the Arranger, the Security Agent, a Lender, the Plateau Security SPV, the Opco Security SPV and each Plateau Hedge Counterparty.

“Financial Due Diligence Report” means the report by PricewaterhouseCoopers Inc. dated on or before the Closing Date relating to Opco and addressed to, and/or capable of being relied upon by, the Finance Parties.

“Financial Half-Year” means the period commencing on the day after one Semi-Annual Date and ending on the next Semi-Annual Date.

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)	moneys borrowed and debit balances at banks or other financial institutions;

(b)	any amount raised by acceptance under any acceptance credit or bill discounting facility (or dematerialised equivalent);

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of Finance Leases;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis and meet any requirement for de-recognition under the Accounting Principles);

(f)

any Treasury Transaction (and, when calculating the value of that Treasury Transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that Treasury Transaction, that amount) shall be taken into account);

(g)	any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;

(h)

any amount raised by the issue of redeemable shares which are redeemable (other than at the option of the issuer) before the Termination Date or are otherwise classified as borrowings under the Accounting Principles);

(i)

any amount of any liability under an advance or deferred purchase agreement if (i) one of the primary reasons behind entering into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question or (ii) the agreement is in respect of the supply of assets or services and payment is due more than 90 (ninety) days after the date of supply;

(j)

any amount raised under any other transaction (including any forward sale or purchase, sale and sale back or sale and leaseback agreement) which would be classified as borrowings under the Accounting Principles; and

(k)	the amount of any liability in respect of any guarantee for any of the items referred to in paragraphs (a) to (j) above.

“Financial Quarter” means the period commencing on the day after one Quarter Date and ending on the next Quarter Date.

“Financial Year” means the annual accounting period of the Anooraq Group, the Borrower Group and the Holdco Group ending on the Accounting Reference Date.

“First Ranking Opco Counter Indemnity Agreement” means the counter indemnity agreement, dated on or about the date of this Agreement, between Opco and the Opco Security SPV pursuant to which Opco indemnifies and holds the Opco Security SPV harmless in respect of claims made against the Opco Security SPV under the First Ranking Opco Debt Guarantee.

“First Ranking Opco Debt Guarantee” means the debt guarantee in the agreed form, dated on or about the date of this Agreement, issued by the Opco Security SPV in favour of Holdco for the obligations of Opco owed to Holdco under the Opco Funding Loan Agreement.

“First Ranking Plateau Debt Guarantee” means the debt guarantee in the agreed form, dated on or about the date of this Agreement, issued by the Plateau Security SPV in favour of the Finance Parties for the obligations of the Obligors owed to the Finance Parties under the Finance Documents.

“Force Majeure” means circumstances or an event beyond the reasonable control of the Borrower which, despite the exercise of diligent efforts, the Borrower was unable to prevent, limit or minimise, including (without limitation) any act of God, any act or omission of a competent authority, war, (whether declared or not), military operations, insurrection or civil disorder, riot, strikes (except strikes by or affecting employees of the Borrower as a result of any unlawful act or omission of the Borrower), civil commotion, invasion, armed conflict, hostile act of foreign enemy, act of terrorism, sabotage, radiation, plague or epidemic, a continuing emergency situation, fire, lightning, explosion or any other such cause.

“Fourth Ranking Plateau Debt Guarantee” means the debt guarantee in the agreed form, dated on or about the date of this Agreement, issued by the Plateau Security SPV in favour of RPM for the obligations of the Borrower owed to RPM under the RPM Plateau A Preference Share Subscription Agreement.

“Funding Loan Agreements” means collectively, the Opco Funding Loan Agreement and the Holdco Funding Loan Agreements.

“Funds Flow Statement” means a funds flow statement in the agreed form.

“Ga-Phasha” means Ga-Phasha Platinum Mine (Proprietary) Limited (formerly Micawber 277), a private limited liability company incorporated under the laws of South Africa with registration no. 2002/016481/07 which holds the mineral title in relation to the Ga-Phasha Project.

“Ga-Phasha Business” means the business (together with all of its components, parts, assets and/or liabilities), as a going concern, of Ga-Phasha as at the Closing Date.

“Ga-Phasha Project” means the Ga-Phasha PGM project, a BEE Joint Venture located on the Eastern Limb of the Bushveld Complex in South Africa, on the Paschaskraal, Klipfontein, Avoca and De Kamp farms.

“Global Intercreditor Agreement” means the global intercreditor agreement in the agreed form, dated on or about the date of this Agreement, between the Senior Agent, the Security Agent, the Borrower, RPM, Holdco, Opco, the Parent, N1C Resources, N2C Resources, the Opco Security SPV and the Plateau Security SPV.

“GMG” means GMG Trust Company (SA) (Proprietary) Limited, a private limited liability company incorporated under the laws of South Africa with registration no. 2006/013631/07 (previously Sentinel Corporate Fiduciary Services).

“GP Loan” means the loan in the principal amount of approximately ZAR93,260,853 owed by the Borrower to RPM as at the date of this Agreement relating to the financing of the development of the Ga-Phasha Project.

“Group Structure Charts” means the Anooraq Group and the Borrower Group structure charts in the agreed form.

“Guarantor” means the Original Guarantor and any other person that accedes to this Agreement as a Guarantor.

“HDP” means:

(a)

an Historically Disadvantaged Person as defined in the MPRD Act, provided that a trust that is an HDP by virtue of the provisions of paragraph (b) of this definition and a company that is an HDP by virtue of the provisions of paragraph (c) of this definition will (for purposes of both paragraphs (a) and (c) of the definition of Historically Disadvantaged Person in the MPRD Act) be

regarded to be a person contemplated in paragraph (a) of the definition of Historically Disadvantaged Person in the MPRD Act; or

(b)	a trust:

(i) the majority of the trustees of which are “Historically Disadvantaged Persons” as defined in the MPRD Act ; and

(ii)

in which, the trust deed provides that, upon distribution of the assets and/or the income of the trust to the beneficiaries of the trust, more than 50% of the value of such assets and more than 50% of the trust income will be distributed to persons who are “Historically Disadvantaged Persons” as defined in the MPRD Act; or

(c)	a company wholly owned by:

(i) natural person/s who are “Historically Disadvantaged Persons” as defined in the MPRD Act; and/or

(ii)

a trust contemplated in (b) above; provided that the trust deed in respect of such trust provides that upon distribution of the assets and/or the income of such trust to the beneficiaries of such trust, 100% of the value of such assets and 100% of the trust income will be distributed to persons who are “Historically Disadvantaged Persons” as defined in the MPRD Act.

“Holdco” means Richtrau No. 179 (Proprietary) Limited, a private limited liability company incorporated under the laws of South Africa with registration no. 2007/106711/07, which will, upon completion of the Acquisition, hold 100% of LPM, Opco, Ga-Phasha, Boikgantsho and Kwanda and is to be renamed Bokoni Platinum Holdings (Proprietary) Limited following completion of the Acquisition.

“Holdco Business Account” means the Rand denominated bank account referred to in Clause 27.40(b)(ii) (Accounts):

(a)	held in South Africa by Holdco with Standard Bank;

(b)	identified in a letter between the Borrower, the Senior Agent and the Account Bank as the Holdco Business Account;

(c)	subject to Security in favour of the Borrower and RPM which Security is in form and substance satisfactory to the Senior Agent; and

(d)	from which no withdrawals may be made by Holdco except as contemplated by this Agreement and the Intercreditor Agreements,

(as the same may be redesignated, substituted or replaced from time to time).

“Holdco Cash Waterfall” has the meaning given to it in the Global Intercreditor Agreement.

“Holdco Funding Loan Agreements” means collectively, the Plateau Funding Loan Agreement and the RPM Funding Loan Agreement.

“Holdco Group” means Holdco, Opco, Boikgantsho, Ga-Phasha and Kwanda and each of their respective direct or indirect Subsidiaries for the time being.

“Holdco Guarantee” means the written guarantee concluded or to be concluded between Holdco and RPM pursuant to which Holdco guarantees the obligations of the Borrower under the RPM Plateau A Preference Share Subscription Agreement.

“Holdco Opco A Preference Share Subscription Agreement” means the written preference share subscription agreement concluded or to be concluded between Holdco and Opco on or about the Signature Date and pursuant to which Holdco is to subscribe for certain preference shares in Opco and includes the terms of issue.

“Holdco Opco Ordinary Share Subscription Agreement” means the written ordinary share subscription agreement concluded or to be concluded between Holdco and Opco on or about the Signature Date and pursuant to which Holdco is to subscribe for certain ordinary shares in Opco.

“Holdco Sale of Shares Agreement” means the sale of shares agreement, dated 28 March 2008, between the Borrower, RPM and Anglo Platinum, pursuant to which (taking into account the Amendment to the Holdco Sale of Shares Agreement), the Borrower will purchase and RPM will sell 11,93% of the issued share capital of, and 51% of RPM’s claims on shareholders loan account against, Holdco for an aggregate cash consideration of ZAR2,600,000,000.

“Holdco Security Documents” means each of the documents listed as being a Holdco Security Document in Part 2 of Schedule 13 (Transaction Security Documents) together with any other document entered into by Holdco creating or expressed to create any Security over all or any of its assets in respect of any of the obligations of Holdco under the Holdco Funding Loan Agreements or under the Holdco Guarantee.

“Holdco Shareholder Loan Agreement” means the Holdco shareholder loan agreement, dated 19 March 2008, between RPM as lender and Holdco as borrower.

“Holdco Shareholders Agreement” means the shareholders’ agreement, dated 28 March 2008, between the Borrower, RPM and Holdco, to govern the relationship between the Borrower and RPM as shareholders of Holdco and the Holdco Group.

“Holding Company” means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

“Indexed” means, in relation to any sum, that sum adjusted annually to take account of year-on-year changes in the CPI since 30 June 2009.

“Information Memorandum” means the document in the form approved by the Borrower to be prepared in relation to this transaction, approved by the Borrower and distributed by the Arranger prior to the Syndication Date in connection with the syndication of the Facilities as amended or supplemented where such amendments or supplements are approved by the Borrower.

“Information Package” means the Reports and the Base Case Model.

“Insurance Report” means an insurance report prepared by Alexander Forbes and dated on or before the Closing Date and addressed to, and/or capable of being relied upon by, the Finance Parties.

“Insurances” means all contracts and policies of insurance and re-insurance of any kind which are taken out or effected by, or on behalf of, any member of the Borrower Group or (to the extent of its interest) in which any member of the Borrower Group has an interest.

“Intellectual Property” means:

(a)

any patents, trade marks, service marks, designs, business names, copyrights, design rights, moral rights, inventions, confidential information, knowhow and other intellectual property rights and interests, whether registered or unregistered; and

(b)	the benefit of all applications and rights to use such assets of each member of the Borrower Group.

“Intercreditor Agreements” means collectively, the Global Intercreditor Agreement and the Plateau Intercreditor Agreement.

“Interest Payment Date” means 31 July and 31 January in each calendar year and the Termination Date.

“Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 15 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 14.3 (Default interest).

“Interim Skills Transfer Agreement” means the interim skills transfer agreement, dated 28 March 2008, between the Borrower and RPM pursuant to which RPM shall, during the period commencing on 28 March 2008 and ending on the Closing Date, transfer certain skills to specified Borrower representatives and/or employees.

“JIBAR” means for any Interest Period in relation to the Rand Loan:

(a)	the applicable Screen Rate for JIBAR; or

(b)

(if no Screen Rate is available for such Interest Period) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Senior Agent at its request quoted by the Reference Banks to leading banks in the Johannesburg interbank market, as of 11:00 a.m., Johannesburg time, on the Quotation Day for the offering of deposits in Rand and for a period comparable to the Interest Period of the relevant Loan.

“Joint Venture” means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity.

“Key Management Positions” means collectively, the chief executive officer of the Parent, the chief financial officer of the Parent and the head of corporate and business development of the Parent and “Key Management Position” means, as the context requires, any one of them.

“Kwanda” means Kwanda Platinum Mine (Proprietary) Limited, a private limited liability company incorporated under the laws of South Africa with registration no. 2008/003368/07, which will, upon the closing of the Acquisition, be a wholly-owned subsidiary of Holdco.

“Kwanda Project” means the Kwanda PGM Project, a BEE Joint Venture located on the Northern Limb of the Bushveld Complex in South Africa, on 12 farms.

“Kwanda Sale of Rights Agreement” means the sale of rights agreement, dated 28 March 2008, between RPM, the Borrower and Kwanda, pursuant to which each of RPM and The Borrower will sell all of their respective interests in, and assets relating to, the Kwanda Project, to Kwanda.

“Land Rights” means all contractual rights and other rights of Opco in respect of the use of immovable property within the Lebowa Area acquired from LPM pursuant to the Sale of Lebowa Business Agreement as listed in Annexure 3 to the Sale of Lebowa Business Agreement.

“Lebowa” means the Lebowa Platinum Mine operations including, a PGM mine located on the Eastern Limb of the Bushveld Complex in South Africa, on the Diamand, Wintersveld, Jagdlust, Middelpunt, Umkoanesstad and Zeekoegat farms.

“Lebowa Area” means the Lebowa Area, as indicated on the map annexed as Schedule 3 to the Holdco Sale of Shares Agreement and comprising the following properties: the farm Diamand 422 KS, portion of the farm Zeekoegat 421 KS, the farm Middelpunt 420 KS, the farm Umkoanesstad 419 KS, the farm Wintersveld 417 KS, the farm Brakfontein 464 KS and the farm Jagdlust 418 KS (portion 1 and the remaining extent).

“Lebowa Step 1 Sale of Shares Agreement” means the Lebowa step 1 sale of shares agreement, dated 21 December 2007, between APL and RPM as amended by the first addendum to Lebowa step 1 sale of shares agreement, dated 6 March 2008, between

APL and RPM, pursuant to which APL sold and RPM purchased the entire ordinary issued share capital of LPM.

“Lebowa Step 2 Sale of Shares Agreement” means the Lebowa step 2 sale of shares agreement, dated 21 December 2007, between RPM and HoldCo as amended by the first addendum to Lebowa step 2 sale of shares agreement, dated 6 March 2008, between RPM and Holdco, pursuant to which RPM sold and HoldCo purchased the entire ordinary issued share capital of LPM.

“Legal Due Diligence Report” means the legal due diligence report entitled “Legal Due Diligence Report in respect of Anooraq Resources Corporation and Lebowa Platinum Mines” prepared by Cliffe Dekker relating to Lebowa, Ga-Phasha, the Kwanda Project and the Boikgantsho Project and addressed to, and/or capable of being relied upon by, the Finance Parties.

“Legal Opinion” means any legal opinion delivered to the Senior Agent under Clause 4.1 (Initial Conditions Precedent).

“Legal Reservations” means any matters which are set out as qualifications or reservations as to matters of law of general application in the Legal Opinions.

“Lender” means:

(a)	any Original Lender; and

(b)	any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 29 (Changes to the Lenders),

which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

“Lenders’ Model Auditor” means KPMG Services (Proprietary) Limited.

“Lenders’ Technical Advisor” means Coffey Mining (South Africa) (Proprietary) Limited, trading as RSG Global.

“LMA” means the Loan Market Association.

“Loan” means a loan (denominated in Rands) made or to be made under the Facility or the principal amount outstanding for the time being of that loan and, unless expressly otherwise stated, includes the Rollup Interest Loan.

“LPM” means Lebowa Platinum Mines Limited, a public limited liability company incorporated under the laws of South Africa with registration no. 1963/006144/06.

“LPM Business” means the business (together with all of its components, parts, assets and/or liabilities) as a going concern, of LPM and/or Opco, as the case may be, including (for the avoidance of doubt) the Rights to Mine held by LPM and/or Opco, as the case may be.

“Majority Lenders” at any time means:

(a)

if there are no Loans then outstanding, a Lender or Lenders whose Commitments aggregate at least 66 2/3% percent (sixty six and two thirds percent) of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregate at least 66 2/3% percent (sixty six and two thirds percent) of the Total Commitments immediately prior to the reduction); or

(b)	at any other time, a Lender or Lenders whose participations in the Loans then outstanding aggregate at least 66 2/3% percent (sixty six and two thirds percent) of the Loans then outstanding.

“Mandate Letter” means the letter dated 16 May 2008 between the Arranger, Anooraq and the Borrower as read with the extension letter thereto dated on or about 27 April 2009.

“Mandatory Cost” means the highest of the percentage rates per annum notified to the Senior Agent by each Lender on or before the Closing Date (and as close as possible to the first Quotation Date), or, if a person only becomes a Lender after the Closing Date, as soon as reasonably possible after the date on which such person becomes a Lender, as the actual cost to that Lender of funding its participation in the Loans calculated in accordance with its usual method for calculating such actual costs and including an amount to compensate that Lender for the holding costs of all liquid assets and other reserving costs incurred by that Lender under the Banks Act, 1990 of South Africa and regulations thereunder attributable to the Loan, which percentage rate shall, once notified by a Lender, remain fixed for the duration of the Facility and shall not, for the avoidance of doubt, change for each Interest Period, but without prejudice to any claims for “Increased Costs“ arising under clause 19.1 (Increased Costs).

“Margin” means:

(a)	in relation to any Loan, 4,50% per annum;

(b)	in relation to any Unpaid Sum relating or referable to the Facility, the rate per annum specified above or below, as the case may be, for the Facility plus 2% per annum; and

(c)	in relation to any other Unpaid Sum, the highest rate specified above.

“Material Adverse Effect” means a material adverse effect on:

(a)

the business, operations, property, condition (financial or otherwise) or prospects (taking into account the funding required to be provided by the Borrower and RPM under the Holdco Shareholders Agreement and under the RPM Operating Cash Flow Shortfall Facility Agreement (for so long as it is available)) of the Parent, the Anooraq Group taken as a whole, the Borrower or any other Obligor or the Borrower Group taken as a whole; or

(b)	the ability of an Obligor to perform its obligations under any of the Transaction Documents; or

(c)	the ability of RPM to perform its obligations under the RPM Standby Facility Agreement or the RPM Operating Cash Flow Shortfall Facility Agreement; or

(d)

the validity or enforceability of, or the effectiveness or ranking of any Security granted or purporting to be granted pursuant to any of, the Finance Documents or the rights or remedies of any Finance Party (directly or indirectly) under any of the Finance Documents.

“Mine” shall bear the meaning ascribed to that term in the MPRD Act and “Mining” and “Mined” shall bear a corresponding meaning.

“Mining Laws” means all laws relating to Mining in South Africa including, without limitation, the MPRD Act, the National Water Act, 1998 and the Mine Health and Safety Act, 1996.

“Mining Licences” means all licences, consents, permits, authorisations, rights and approvals under the Mining Laws for the Mining operations conducted, or to be conducted, by members of the Borrower Group.

“Mine Plan” means, in relation to the period beginning on 1 July 2009 and ending on 30 June 2043, the business development plan in relation to the Mining operations of Opco including the upgrade and expansion of Lebowa describing the nature and extent of, and prospects for, Lebowa and the construction timetable for the MPH UG2 Project in agreed form and reviewed by the Lenders’ Technical Advisor to be delivered by the Borrower to the Senior Agent pursuant to Clause 4.1 (Initial conditions precedent).

“Mining Rights” means mining rights (as defined under the MPRD Act).

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)

(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period. “Monthly” shall be construed accordingly.

“MPRD Act” means the Mineral and Petroleum Resources Development Act, 2002 of South Africa.

“N1C Resources Shareholder Loan” means a loan in the principal sum of ZAR70,000,000 or the principal amount outstanding for the time being of that loan.

“N1C Resources Shareholder Loan Agreement” means the shareholder loan agreement in the agreed form, dated on or about the date of this Agreement, between N1C Resources as lender and N2C Resources as borrower pursuant to which N1C Resources agrees to lend the N1C Resources Shareholder Loan to N2C Resources to enable N2C Resources to fund the N2C Resources Shareholder Loan.

“N2C Resources Counter Indemnity Agreement” means the counter indemnity agreement, dated on or about the date of this Agreement, between N2C Resources and the Plateau Security SPV, pursuant to which N2C Resources indemnifies and holds the Plateau Security SPV harmless in respect of claims made against the Plateau Security SPV under the Second Ranking Plateau Debt Guarantee, the Third Ranking Plateau Debt Guarantee and the Fourth Ranking Plateau Debt Guarantee.

“N2C Resources Security Documents” means each of the documents listed as being a N2C Rescources Security Document in Part 4 of Schedule 13 (Transaction Security Documents) together with any other document entered into by N2C Resources creating or expressed to create Security over all or any of its assets in respect of any of the obligations of any member of the Borrower Group under any of the Finance Documents.

“N2C Resources Shareholder Loan” means a loan in the principal sum of ZAR70,000,000 or the principal amount outstanding for the time being of that loan.

“N2C Resources Shareholder Loan Agreement” means the direct shareholder loan agreement in the agreed form, dated on or about the date of this Agreement, between N2C Resources as lender and the Borrower as borrower pursuant to which N2C Resources agrees to lend the N2C Resources Shareholder Loan to the Borrower to enable the Borrower to fund the payment to RPM of a portion of the purchase price for 11,93% of the issued share capital of Holdco under the Holdco Sale of Shares Agreement.

“Net Swap Payments” means on the last day of an Interest Period ending on or before the Rollup Period, the net amount, if any, payable by the Borrower to the Plateau Hedge Counterparties in respect of the Plateau Hedging Agreement.

“Net Swap Receipts” means on the last day of an Interest Period ending on or before the Rollup Period, the net amount, if any, payable to the Borrower by the Plateau Hedge Counterparties in respect of the Plateau Hedging Agreement.

“New Order Rights” means the Old Order Rights which are converted into Mining Rights pursuant to the Transitional Arrangements contemplated by Schedule II of the MPRD Act.

“Obligor” means the Parent, N1C Resources, each Guarantor and the Borrower.

“Obligors' Agent” means the Borrower, appointed to act on behalf of each Obligor and other member of the Borrower Group party to the Finance Documents in relation to the Finance Documents pursuant to Clause 2.3 (Obligors' Agent).

“Old Order Rights” means the old order rights (as defined in Schedule II of the MPRD Act) forming part of, respectively, the LPM Business and the Ga-Phasha Business, as set out in the list attached as Schedule 4 to the Holdco Sale of Shares Agreement.

“Opco” means Richtrau No. 177 (Proprietary) Limited, a private limited company incorporated under the laws of South Africa with registration no. 2007/016001/07, which is to be renamed Bokoni Platinum Mines (Proprietary) Limited following completion of the Acquisition.

“Opco Business Account” means the Rand denominated bank account referred to in Clause 27.40(b)(iv) (Accounts):

(a)	held in South Africa by Opco with Standard Bank;

(b)	identified in a letter between the Borrower and the Senior Agent and Standard Bank as the Opco Business Account;

(c)	subject to Security in favour of the Opco Security SPV which Security is in form and substance satisfactory to the Senior Agent; and

(d)	from which no withdrawals may be made by Opco except as contemplated by this Agreement and the Intercreditor Agreements,

(as the same may be redesignated, substituted or replaced from time to time).

“Opco Business Revenue” means all income or revenue received by or paid to Opco of whatsoever nature (including, without limitation, all sums paid to Opco by RPM under the Sale of Concentrate Agreement).

“Opco Cash Waterfall” has the meaning given to it in the Global Intercreditor Agreement.

“Opco Counter Indemnity Agreements” means collectively the First Ranking Opco Counter Indemnity Agreement and the Second Ranking Opco Counter Indemnity Agreement.

“Opco Debt Guarantees” means collectively, the First Ranking Opco Debt Guarantee, the Second Ranking Opco Debt Guarantee and the Third Ranking Opco Debt Guarantee.

“Opco Funding Loan” means the aggregate principal amount of the loan outstanding from time to time under the Opco Funding Loan Agreement.

“Opco Funding Loan Agreement” means the funding loan agreement in the agreed form, dated on or about the date of this Agreement, between Holdco as lender and Opco as borrower setting out the terms of the loan claim of Holdco against Opco outstanding following the implementation of the Acquisition and the steps contemplated in step 7 (Capital rebalance) of the Structure Memorandum in the amount of ZAR980,392,157 and which replaces the terms of the Opco Shareholder Loan Agreement.

“Opco New Order Rights” means the New Order Rights acquired by Opco pursuant to the Sale of Lebowa Business Agreement.

“Opco Security Documents” means each of the documents listed as being an Opco Security Document in Part 1 of Schedule 13 (Transaction Security Documents) together with any other document entered into by Opco creating or expressed to create any Security over all or any of its assets in respect of any of the obligations of any member of the Borrower Group under any of the Finance Documents.

“Opco Security SPV” means Micawber 603 (Proprietary) Limited, a private limited liability company incorporated under the laws of South Africa with registration no. 2007/019599/07.

“Opco Security SPV Documents” means collectively, the Opco Security SPV Management Documents and the Security SPV Owner Trust Deed.

“Opco Security SPV Management Documents” means collectively, the Constitutional Documents of the Opco Security SPV and the Security SPV Management Agreement.

“Opco Shareholder Loan Agreement” means the Opco shareholder loan agreement, dated 9 March 2008, between Holdco as lender and Opco as borrower.

“Operating Agreements” means collectively:

(a)	the Electricity Supply Agreement;

(b)	the EPCM Agreements;

(c)	the Sale of Concentrate Agreement and the Sale of Concentrate Lebowa Agreement;

(d)	the Service(s) Agreements;

(e)	the Umbrella Services Agreement; and

(f)	the agreements in respect of the Land Rights,

and any other document designated as an “Operating Agreement” by the Senior Agent and the Borrower.

“Operating Budget” means, in relation to Opco:

(a)

in relation to the period beginning on 1 July 2009 and ending on 30 June 2012, an operating budget in the agreed form showing the forecast of production and cash flow for the Mining operations of the Holdco Group for that period to be delivered by the Borrower to the Senior Agent pursuant to Clause 4.1 (Initial conditions precedent); and

(b)

in relation to any other period, any operating budget delivered by the Borrower to the Senior Agent pursuant to Clause 25.4 (Operating Budget) showing the forecast of production and cash flow for the Mining operations of the Holdco Group for that period.

in each case broken down on a Month by Month basis;

“Original Financial Statements” means:

(a)	in relation to LPM, the audited financial statements as at, and for the 12 (twelve) month period ended on, 31 December 2008;

(b)	in relation to the Parent, its consolidated audited financial statements for its Financial Year ended 31 December 2008;

(c)	in relation to N1C Resources, its consolidated audited financial statements for its Financial Year ended 31 December 2008;

(d)	in relation to N2C Resources, its consolidated audited financial statements for its Financial Year ended 31 December 2008;

(e)	in relation to the Borrower, its consolidated audited financial statements for its Financial Year ended 31 December 2008; and

“Original Lender” means an Original Lender listed in Part II of Schedule 1 (The Original Parties) as having a Commitment.

“Other Assets” means the Boikgantsho Project, the Ga-Phasha Project and the Kwanda Project.

“Participating Member State” means any member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

“Party” means a party to this Agreement.

“Pelawan Anooraq Common Shares” means the Anooraq Common Shares held by Pelawan Investments or Pelawan Trust (on behalf of a beneficiary in accordance with the Pelawan Trust Deed).

“Pelawan Dividend Trust” means the Pelawan Dividend Trust, an inter vivos trust established under the laws of South Africa with Master’s Reference No. IT8410/2004.

“Pelawan Dividend Trust Deed” means the trust deed, dated 2 September 2004, between Pelawan Investments (as founder), Deneys Reitz Trustees (Proprietary) Limited, Tumelo Moathlodi Motsisi and Asna Chris Harold Motaung (as trustees) and the Parent as amended by the Pelawan Dividend Trust Deed Amendment Deed.

“Pelawan Dividend Trust Deed Amendment Deed” means the amendment deed, dated on or about the date of this Agreement, and made between Pelawan Investments, the trustees for the time being of Pelawan Dividend Trust and the Parent pursuant to which the Pelawan Dividend Trust Deed is amended to inter alia permit Pelawan Dividend Trust to enter into certain of the Transaction Documents.

“Pelawan Group” means collectively, Pelawan Investments, Pelawan Dividend Trust, Pelawan Trust and the Pelawan SPV.

“Pelawan Investments” means Pelawan Investments (Proprietary) Limited, a private limited liability company incorporated under the laws of South Africa with registration no. 2002/017920/07.

“Pelawan SPV Share for Share Agreement” means the Pelawan SPV Share for Share Agreement as defined in the RPM Funding Common Terms Agreement.

“Pelawan SPV” means Central Plaza Investments 78 (Proprietary) Limited (to be renamed Pelawan Finance SPV (Proprietary) Limited), a private limited liability company incorporated under the laws of South Africa with registration no 2006/032879/07.

“Pelawan SPV Forward Sale Agreement” means Pelawan SPV Forward Sale Agreement as defined in the RPM Funding Common Terms Agreement.

“Pelawan SPV Plateau B2 Preference Share Subscription Agreement” means Pelawan SPV Plateau B2 Preference Share Subscription Agreement as defined in the RPM Funding Common Terms Agreement.

“Pelawan SPV Plateau B3 Preference Share Subscription Agreement” means Pelawan SPV Plateau B3 Preference Share Subscription Agreement as defined in the RPM Funding Common Terms Agreement.

“Pelawan Trust” means the Pelawan Trust, an inter vivos trust established under the laws of South Africa with Master’s Reference No. IT8411/2004.

“Pelawan Trust Deed” means the trust deed, dated 2 September 2004, between Pelawan Investments (as founder), Deneys Reitz Trustees (Proprietary) Limited, Tumelo Moathlodi Motsisi and Asna Chris Harold Motaung (as trustees) and the Parent as amended by the Pelawan Trust Deed Amendment Deed.

“Pelawan Trust Deed Amendment Deed” means the amendment deed, dated on or about the date of this Agreement, between Pelawan Investments, the trustees for the time being of Pelawan Trust and the Parent pursuant to which the Pelawan Trust Deed is amended to inter alia permit Pelawan Trust to enter into the transactions relating to the funding of the Pelawan SPV as contemplated by the RPM Finance Documents and the B Preference Share Documents.

“Permitted Acquisition” means:

(a)	the Acquisition;

(b)	an acquisition of shares or securities pursuant to a Permitted Share Issue;

(c)

an acquisition of securities which are Cash Equivalent Investments so long as those Cash Equivalent Investments become subject to the Transaction Security in form and substance satisfactory to the Senior Agent as soon as is reasonably practicable;

(d)	an acquisition by a Project Company of the undertaking or business of another Project Company; and

(e)	any other acquisition (which would otherwise be prohibited under clause 27.8 (Acquisitions)) in respect of which the Senior Agent has given its prior written consent.

“Permitted Disposal” means any sale, lease, licence, transfer or other disposal which is on arm’s length terms:

(a)	of trading stock or cash made by any member of the Holdco Group in the ordinary course of trading of the disposing entity;

(b)	of assets (other than shares, businesses, Real Property or Intellectual Property) by a member of the Holdco Group in exchange for other assets comparable or superior as to type, value or quality;

(c)	of obsolete or redundant vehicles, plant and equipment for cash;

(d)	of Cash Equivalent Investments for cash or in exchange for other Cash Equivalent Investments;

(e)

of the assets of a Project Company or the shares in a Project Company if the proceeds of such disposal are utilised by Holdco to make a loan to Opco which loan proceeds Opco shall use to prepay the Opco Funding Loan to Holdco, which prepayment proceeds Holdco shall use to proportionately prepay the loans to RPM and the Borrower under the Holdco Funding Loan Agreements and which prepayment proceeds the Borrower shall use to make a mandatory prepayment of the Loan hereunder in accordance with clause 12 (Mandatory Prepayments);

(f)	constituted by a licence of intellectual property rights permitted by Clause 27.29 (Intellectual Property);

(g)	arising as a result of any Permitted Security;

(h)	made pursuant to the Acquisition Agreements or the Acquisition Documents;

(i)	made between Project Companies;

(j)	approved in advance, in writing, by the Senior Agent.

Permitted Distribution” means:

(a)

the payment of the special dividend that Holdco is required to pay to RPM within 60 (sixty) days after the Closing Date in accordance with, and limited to the amount set out in, clause 7 of the Phase 3 Implementation Agreement;

(b)

the payment of the special dividend (if any) required to be paid by the Borrower to the Pelawan SPV in the circumstances contemplated by the Pelawan SPV Plateau B Preference Share Subscription Agreement, which payment is funded out of Permitted Financial Indebtedness qualifying as such under paragraph (l) of the definition of “Permitted Financial Indebtedness”;

(c)	the payment of a dividend to Holdco by Opco that is permitted under the Global Intercreditor Agreement;

(d)	the payment of a dividend to Holdco or to any direct or indirect Subsidiary of Holdco by any other member of the Holdco Group (other than Opco);

(e)	the payment of a dividend to Opco or any of its direct or indirect Subsidiaries;

(f)	the payment of a dividend to the Borrower and/or RPM by Holdco that is permitted under the Global Intercreditor Agreement;

(g)	the payment of a dividend by the Borrower to N2C Resources that is permitted under the Global Intercreditor Agreement;

(h)	the payment of a dividend by the Borrower to RPM in connection with the RPM Finance Documents that is permitted under the Global Intercreditor Agreement; and

(i)

the payment by the Borrower of the redemption amount to RPM in respect of the preference shares issued by the Borrower under the RPM Plateau A Preference Share Subscription Agreement in an amount limited to the lesser of ZAR10,000,000 (Ten Million Rand) and the amount representing the unutilised subscription proceeds under the RPM Plateau A Preference Share Subscription Agreement which were not disbursed or required to be disbursed from the Disbursement Account following implementing of the cash flows set out in the Funds Flow Statement.

“Permitted Financial Indebtedness” means Financial Indebtedness:

(a)

arising under the Transaction Documents, in each case, as in force on the Closing Date and subject always to the terms of this Agreement, the Plateau Intercreditor Agreement and the Global Intercreditor Agreement;

(b)	under the Holdco Shareholder Loan Agreement but only until the Closing Date;

(c)	under the Opco Shareholder Loan Agreement but only until the Closing Date;

(d)	under the GP Loan, provided that the GP Loan is unconditionally and irrevocable discharged and repaid by the Borrower by no later than the Closing Date;

(e)	arising under a Permitted Loan or as permitted by Clause 27.33 (Treasury Transactions);

(f)	incurred by a Project Company under any Project Finance Borrowings or pursuant to a Permitted Loan from Holdco;

(g)

under finance or capital leases of vehicles, plant, equipment or computers, provided that the aggregate capital value of all such items so leased under outstanding leases by members of the Borrower Group does not exceed ZAR10,000,000 (Indexed) at any time;

(h)

which was incurred by Opco or a Project Company prior to the Signature Date and which has been disclosed in the Original Financial Statements and provided the principal amount thereof is not increased and provided further that the maturity date of such Financial Indebtedness is not extended or brought forward;

(i)	arising under a Permitted Guarantee or a Permitted Loan or arising under an Existing Operational Guarantee;

(j)

for or in respect of any letters of credit, letters of guarantee, bonds or similar instruments issued by a bank or financial institution on behalf of Opco in connection with the requirements of Opco in the ordinary course of its business, provided that:

(i) the total aggregate amount of actual or contingent indebtedness thereunder does not, at any time exceed the Permitted Opco Guarantee Cap Amount; and

(ii)

if the bank or financial institution has recourse to the Borrower or any of its shareholders in relation to amounts paid by it under such instrument, either RPM has contractually assumed a counter indemnity obligation towards such bank or financial institution for at least 49% of the actual or contingent indebtedness thereunder or contractual arrangements are in place as between RPM and the relevant member of the Borrower Group which has the actual or contingent indebtedness thereunder for such member of the Borrower Group to have recourse to RPM for at least 49% of any amount payable under such instrument;

(k)

for or in respect of any letters of credit, letters of guarantee, bonds or similar instruments issued by a bank or financial institution on behalf of a Project Company in connection with the requirements of that Project Company in the ordinary course of its business, provided that:

	(i)	the bank or financial institution issuing such instrument has no recourse to Opco;

(ii)

to the extent the bank or financial institution issuing such instrument has any recourse to any member of the Borrower Group in relation to any payment under that instrument (other than the relevant Project Company) (the “Recourse Entity”), the recourse obligations of that Recourse Entity are fully cash collateralised on the basis that (x) an amount equivalent to the total amount of any recourse obligation is set aside by the Recourse Entity and (y) the amount referred to in (x) is funded out of the proceeds of an amount which would otherwise have been available to be made as a Permitted Distribution by Opco to Holdco, by Holdco to the Borrower and by the Borrower to N2C Resources or an amount which represents the proceeds of an equity subscription by N2C Resources in the Borrower or a shareholder loan by N2C Resources to the Borrower and in the case of a shareholder loan, on the basis that such shareholder loan is subordinated and subject to the same restrictions that apply to the N2C Resources Shareholder Loan under the Global Intercreditor Agreement; and

(iii)

if the Recourse Entity is the Borrower or any of its shareholders, either RPM has contractually assumed a counter indemnity obligation towards such bank or financial institution for at least 49% of the actual or contingent indebtedness thereunder or contractual arrangements are in place as between RPM and the relevant member of the Borrower Group which has the actual or contingent indebtedness thereunder for such member of the Borrower Group to have recourse to RPM for at least 49% of any amount payable under such instrument;

(l)

for an amount required to be paid by the Borrower as a special dividend to Pelawan SPV as determined in accordance with the provisions of the Pelawan SPV Plateau B Preference Share Subscription Agreement provided that the proceeds of such Financial Indebtedness are not deposited into any Transaction Account and provided further that such proceeds are used by Pelawan SPV to subscribe for ordinary shares in the Borrower and the Borrower will utilise such subscription proceeds to repay the Financial Indebtedness incurred by it in this regard;

(m)

not permitted by the preceding paragraphs or as a Permitted Transaction and the outstanding principal amount of which does not exceed ZAR50,000,000 (Indexed) in aggregate for the Borrower Group at any time;

(n)	any other Financial Indebtedness incurred with the prior written consent of the Senior Agent.

“Permitted Guarantee” means:

(a)	any guarantee arising under the Finance Documents;

(b)	any guarantee or bond given by Opco in replacement of an Existing Operational Guarantee, provided that:

	(i)	the Borrower shall use its reasonable commercial endeavours to procure insurance coverage as an alternative to providing a guarantee and/or collateral in connection with such guarantee;

(ii)

to the extent the Borrower is not able to procure insurance coverage, and Opco is required to provide collateral for such guarantee, the amounts available to the Borrower for this purpose under the RPM Operating Cash Flow Shortfall Facility Agreement (being a maximum amount of ZAR28,000,000) shall be utilised by the Borrower for this purpose and provided further that the Borrower is not obliged to collateralise more than its share (51% (fifty-one percent)) of the total exposure under such guarantee, with RPM collateralising the balance (49% (forty-nine percent)).

(c)

any other guarantee or bond given by a member of the Borrower Group in favour of a third party for the obligations of Opco in connection with the requirements of Opco in the ordinary course of its business, provided that:

	(i)	the total aggregate amount of actual or contingent indebtedness thereunder does not, at any time, exceed the Permitted Opco Guarantee Cap Amount; and

(ii)

if such instrument is issued by the Borrower or any of its shareholders, either RPM has contractually assumed a joint liability thereunder for at least 49% of the actual or contingent indebtedness thereunder or contractual arrangements are in place as between RPM and the relevant member of the Borrower Group which has the actual or contingent indebtedness thereunder for such member of the Borrower Group to have recourse to RPM for at least 49% of any amount payable by it under such instrument;

(d)

any guarantee or bond given by a member of the Borrower Group, other than Opco, in favour of a third party for the obligations of a Project Company in connection with the requirements of that Project Company in the ordinary course of its business, provided that:

	(i)	if such instrument is issued by a member of the Borrower Group, the relevant member of the Borrower Group giving that guarantee or bond

(the “Guarantee Entity”) has fully cash collateralised its exposure under the relevant instrument on the basis that (x) an amount equivalent to the total amount of its exposure under the relevant instrument is set aside by the Guarantee Entity and (y) the amount referred to in (x) is funded out of the proceeds of an amount which would otherwise have been available to be made as a Permitted Distribution by Opco to Holdco, by Holdco to the Borrower and by the Borrower to N2C Resources or an amount which represents the proceeds of an equity subscription by N2C Resources in the Borrower or a shareholder loan by N2C Resources to the Borrower and in the case of a shareholder loan, on the basis that such shareholder loan is subordinated and subject to the same restrictions that apply to the N2C Resources Shareholder Loan under the Global Intercreditor Agreement; and

(ii)

if such instrument is issued by the Borrower or any of its shareholders, either RPM has contractually assumed a joint liability thereunder for at least 49% of the actual or contingent indebtedness thereunder or contractual arrangements are in place as between RPM and the relevant member of the Borrower Group which has the actual or contingent indebtedness thereunder for such member of the Borrower Group to have recourse to RPM for at least 49% of any amount payable by it under such instrument;

(e)	a guarantee given by any member of the Borrower Group with the prior written consent of the Senior Agent.

“Permitted Loan” means:

(a)	any trade credit extended by any member of the Holdco Group to its customers on normal commercial terms and in the ordinary course of its trading activities;

(b)	Financial Indebtedness which is referred to in the definition of, or otherwise constitutes, Permitted Financial Indebtedness (except under paragraph (e) of that definition);

(c)	any loan made under the terms of the Funding Loan Agreements;

(d)	any loan made under the terms of the Opco Shareholder Loan Agreement but only until the Closing Date;

(e)

any loan made between Project Companies or a loan made by Holdco to a Project Company, but only to the extent that loan is made by Holdco out of the proceeds received by Holdco pursuant to a Permitted Disposal of the assets of a Project Company or the shares in a Project Company;

(f)	a loan made by a member of the Holdco Group to an employee or director of any member of the Holdco Group or finance provided by a member of the

Holdco Group in connection with a motor vehicle scheme if the amount of that loan and financing when aggregated with the amount of all loans to employees and directors by members of the Holdco Group and finance provided in connection with motor vehicle schemes does not exceed ZAR5,000,000 (Indexed) (or its equivalent) at any time;

(g)

a loan made by Holdco to Opco out of the proceeds received by Holdco pursuant to a Permitted Disposal of the assets of a Project Company or the shares in a Project Company which loan proceeds Opco shall use to prepay the Opco Funding Loan to Holdco, which prepayment proceeds Holdco shall use to proportionately prepare the loans to RPM and the Borrower under the Holdco Funding Loan Agreements and which prepayment proceeds the Borrower shall use to make a mandatory prepayment of the Loan hereunder in accordance with clause 12 (Mandatory Prepayments).

“Permitted Opco Guarantee Cap Amount” means ZAR20,000,000 (Indexed).

“Permitted Payment” means a payment which is permitted by the Global Intercreditor Agreement.

“Permitted Refinancing” means “Permitted Refinancing” as defined in the Global Intercreditor Agreement.

“Permitted Security” means:

(a)	any lien arising by operation of law and in the ordinary course of trading and not as a result of any default or omission by any member of the Borrower Group;

(b)

any Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a member of the Borrower Group in the ordinary course of trading and on the supplier's standard or usual terms and not arising as a result of any default or omission by any member of the Borrower Group;

(c)	any Security or Quasi-Security granted in respect of Project Finance Borrowings over either:

(i) the assets of a Project Company; or

(ii) the shares in a Project Company;

(d)	any Quasi-Security arising as a result of a disposal which is a Permitted Disposal;

(e)

any Security securing indebtedness the outstanding principal amount of which (when aggregated with the outstanding principal amount of any other indebtedness which has the benefit of Security given by any member of the Borrower Group other than any permitted under clauses (a) to (d) above) does not exceed ZAR50,000,000 (Indexed) and provided such Security is not given over any assets which are expressed to be subject to any Transaction Security Document (other than a general notarial bond);

(f)	any Security or Quasi-Security arising as a consequence of any finance or capital lease permitted pursuant to paragraph (g) of the definition of “Permitted Financial Indebtedness;

(g)

any Security over a bank account opened by the Borrower, Holdco and/or Opco for the sole purpose of depositing provisions for the redemption of the preference shares under the RPM Finance Documents, but subject to such provisions being permitted under the Global Intercreditor Agreement and in particular the Borrower Cash Waterfall, the Holdco Cash Waterfall and the Opco Cash Waterfall;

(h)	any Security created with the prior written approval of the Senior Agent.

“Permitted Share Issue” means an issue of:

(a)

ordinary shares by any Obligor paid for in full in cash upon issue and which by their terms are not redeemable and where (i) such shares are of the same class and on the same terms as those initially issued by that Obligor and (ii) such issue does not lead to a Change of Control;

(b)

shares by a member of the Anooraq Group which is a Subsidiary to its immediate Holding Company where (if the existing shares of the Subsidiary are the subject of the Transaction Security) the newly-issued shares also become subject to the Transaction Security on the same terms; or

(c)

preference shares and ordinary shares by Opco to Holdco, preference shares and ordinary shares by Holdco to RPM and the Borrower, preference shares by the Borrower to RPM and convertible preference shares by the Borrower to Pelawan SPV (including the conversion of such preference shares into ordinary shares pursuant to the B Preference Share Documents) in each case only to the extent the issue of such shares, preference shares or convertible preference shares is expressly provided for in the Transaction Documents.

(d)	shares by the Parent to the participants in any stock option plan of the Parent in terms of such stock option plan and provided it does not give rise to a Change of Control.

“Permitted Transaction” means:

(a)

any Disposal required, Financial Indebtedness incurred, guarantee, indemnity or Security or Quasi-Security given, or other transaction arising, under the Transaction Documents, in each case, as contemplated by the Transaction Documents in the form they are on the Closing Date and subject always to the terms of this Agreement, the Plateau Intercreditor Agreement and the Global Intercreditor Agreement; and

(b)	any payments or other transactions set out in the Structure Memorandum.

“Permitted Transferee” means:

(a)	" "

(b)	" "

“PGM” means platinum group metals, comprising platinum, palladium, rhodium, ruthenium, osmium and iridium.

“Phase 1 Acquisition Documents” means collectively, the Lebowa Step 1 Sale of Shares Agreement, the Lebowa Step 2 Sale of Shares Agreement, the Sale of Lebowa Business Agreement, the Contractor Agreement and the Sale of Concentrate Lebowa Agreement and the Sale of Concentrate Agreement.

“Phase 2 Acquisition Documents” means collectively, the Holdco Shareholder Loan Agreement, the Opco Shareholder Loan Agreement, the Umbrella Services Agreement and the Interim Skills Transfer Agreement.

“Phase 3 Acquisition Documents” means collectively, the Boikgantsho Sale of Rights Agreement, the Kwanda Sale of Rights Agreement, the Plateau Sale of Boikgantsho Shares and Claims Agreement, the RPM Sale of Boikgantsho Shares and Claims Agreement, the Plateau Sale of Kwanda Shares Agreement, the RPM Sale of Kwanda Shares Agreement, the Plateau Sale of Ga-Phasha Shares and Claims Agreement, the RPM Sale of Ga-Phasha Shares and Claims Agreement, the Holdco Sale of Shares Agreement, the Holdco Shareholders Agreement, each of the Acquisition Amendment Agreements and each of the RPM Acquisition Documents Amendment Agreements;

“Phase 3 Implementation Agreement” means the Phase 3 implementation agreement, dated 28 March 2008, between RPM, the Borrower and Holdco which governs the implementation of the agreements giving effect to the Acquisition, including the Acquisition Agreements.

“Plateau Counter Indemnity Agreement” means the counter indemnity agreement, dated on or about the date of this Agreement, between the Borrower and the Plateau Security SPV pursuant to which the Borrower indemnifies and holds the Plateau Security SPV harmless in respect of claims made against the Plateau Security SPV under the Plateau Debt Guarantees other than the Fourth Ranking Plateau Debt Guarantee.

“Plateau Debt Guarantees” means collectively, the First Ranking Plateau Debt Guarantee, the Second Ranking Plateau Debt Guarantee, the Third Ranking Plateau Debt Guarantee and the Fourth Ranking Plateau Debt Guarantee.

“Plateau Forward Sale Agreement” means Plateau Forward Sale Agreement as defined in the RPM Funding Common Terms Agreement.

“Plateau Funding Loan” means the aggregate principal amount of the loan outstanding from time to time under the Plateau Funding Loan Agreement.

“Plateau Funding Loan Agreement” means the funding loan agreement in the agreed form, dated on or about the date of this Agreement, between the Borrower as lender and Holdco as borrower setting out the terms of the loan claim of the Borrower against Holdco outstanding following the implementation of the Acquisition and implementation of the steps contemplated in step 7 (Capital rebalance) of the Structure Memorandum in the amount of ZAR500,000,000 and which replaces the terms of the Holdco Shareholder Loan Agreement.

“Plateau Hedge Counterparty” means Standard Chartered Bank and any other person which has become a party to the Plateau Intercreditor Agreement as a Plateau Hedge Counterparty in accordance with the provisions of the Plateau Intercreditor Agreement.

“Plateau Hedging Agreement” means any master agreement, confirmation, schedule or other agreement in the agreed form entered into or to be entered into by the Borrower and a Plateau Hedge Counterparty for the purpose of hedging interest rate liabilities in relation to the Facilities in accordance with the Plateau Hedging Policy.

“Plateau Hedging Documents” means collectively, the Plateau Hedging Agreements and the Plateau Hedging Letter.

“Plateau Hedging Letter” means the hedging letter addressed by Standard Chartered Bank to the Borrower in the agreed form under Clause 4.1 (Initial conditions precedent).

“Plateau Hedging Policy” means Borrower’s policy for hedging its interest rate liabilities in relation to the Facilities as set out in the Plateau Hedging Letter.

“Plateau Holdco A Preference Share Subscription Agreement” means the written Subscription Agreement concluded or to be concluded between the Borrower and

Holdco on or about the Signature Date and pursuant to which the Borrower is to subscribe for redeemable preferences shares issued by Holdco.

“Plateau Intercreditor Agreement” means the Intercreditor Agreement in the agreed form, dated on or about the date of this Agreement, between the Senior Agent, the Security Agent, the Plateau Hedge Counterparties, the Lenders and the Plateau Security SPV.

“Plateau Sale of Boikgantsho Shares and Claims Agreement” means the sale of shares and claims agreement, dated 28 March 2008, between the Borrower and Holdco, pursuant to which the Borrower will sell the 50% of the issued share capital of Boikgantsho owned by it to Holdco in exchange for 6 139 shares in the issued share capital of Holdco.

“Plateau Sale of Ga-Phasha Shares and Claims Agreement” means the sale of shares and claims agreement, dated 28 March 2008, between the Borrower and Holdco, pursuant to which Borrower will sell the 50% of the issued share capital of Ga-Phasha owned by it to Holdco in exchange for 25 278 shares in the issued share capital of Holdco.

“Plateau Sale of Kwanda Shares Agreement” means the sale of shares agreement, dated 28 March 2008, between the Borrower and Holdco, pursuant to which the Borrower will sell the 50% of the issued share capital of Kwanda owned by it to Holdco in exchange for 108 shares in the issued share capital of Holdco.

“Plateau Security Documents” means each of the documents listed as being a Plateau Security Document in Part 3 of Schedule 13 (Transaction Security Documents) together with any other document entered into by the Borrower creating or expressed to create any Security over all or any of its assets in respect of any of the obligations of any member of the Borrower Group under any of the Finance Documents.

“Plateau Security SPV Documents” means collectively, the Plateau Security SPV Management Documents and the Security SPV Owner Trust Deed.

“Plateau Security SPV Management Documents” means collectively, the Constitutional Documents of the Plateau Security SPV and the Security SPV Management Agreement.

“Project” means the Boikgantsho Project, the Ga-Phasha Project or the Kwanda Project.

“Project Company” means Boikgantsho, Ga-Phasha or Kwanda.

“Project Finance Borrowings” means:

(a)

any indebtedness to finance (or re-finance) a Project comprised of the ownership, development, construction and/or operation of assets of the Project Company which is incurred by a Project Company whose principal business is that Project and in respect of which the person or persons making that indebtedness available to that Project Company has no recourse whatsoever to any member of the Borrower Group (other than to that Project Company) in respect of that indebtedness whether directly or indirectly or by way of a guarantee (financial or completion guarantee or otherwise) from any member of the Borrower Group creating an obligation (whether actual or contingent) for Financial Indebtedness in respect of the Project Finance Borrowings other than to the extent arising under paragraph (d) of the definition of “Permitted Guarantee” or (c) of the definition of “Permitted Security”; or

(b)

any indebtedness the terms and conditions of which have been approved by the Senior Agent and which the Senior Agent has agreed in writing to treat as Project Finance Borrowings for the purposes of this Agreement.

“Quarter Date” means each of 31 March, 30 June, 30 September and 31 December.

“Quarterly Management Accounts” means the management accounts for a Financial Quarter delivered pursuant to paragraph (c) of Clause 25.1 (Financial statements).

“Quasi-Security” has the meaning given to that term in Clause 27.15 (Negative pledge).

“Quotation Day” means, in relation to any period for which an interest rate is to be determined 2 (two) Business Days before the first day of that period unless market practice differs in the Johannesburg interbank market, in which case the Quotation Day for that currency will be determined by the Senior Agent in accordance with market practice in the Johannesburg interbank market (and if quotations would normally be given by leading banks in the Johannesburg interbank market on more than one day, the Quotation Day will be the last of those days).

“R”, “Rand” or “ZAR” means South Africa Rand, the lawful currency of South Africa.

“Real Property” means:

(a)	any freehold, leasehold or immovable property; and

(b)	any buildings, fixtures, fittings, fixed plant or machinery from time to time situated on or forming part of that freehold, leasehold or immovable property.

“Reference Banks” means the principal office of Absa Bank Limited, FirstRand Bank Limited, Nedbank Limited and The Standard Bank of South Africa Limited or such other banks as may be appointed by the Senior Agent in consultation with the Borrower.

“Related Fund” in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or adviser as the first fund or, if it is managed by a different investment manager or adviser, a fund whose investment manager or adviser is an Affiliate of the investment manager or adviser of the first fund.

“Relevant Jurisdiction” means, in relation to an Obligor or any other member of the Anooraq Group:

(a)	its jurisdiction of incorporation;

(b)	any jurisdiction where any asset subject to or intended to be subject to the Transaction Security to be created by it is situated;

(c)	any jurisdiction where it conducts its business; and

(d)	the jurisdiction whose laws govern the perfection of any of the Transaction Security Documents entered into by it.

“Relevant Period” has the meaning given to that term in Clause 26.1 (Financial definitions).

“Reliance Letters” means the reliance letters in the agreed form in relation to each Report required to be delivered to the Senior Agent under paragraph 5(k) of Schedule 2 (Conditions Precedent).

“Repayment Date” means each date set out in paragraph (a) of Clause 10.1 (Repayment of Loan).

“Repayment Instalment” means each of the instalments in which the Loan (other than the Rollup Interest Loans) will be repaid as set out in paragraph (a) of Clause 10.1 (Repayment of Loan).

“Repeating Representations” means each of the representations set out in Clause 24.2 (Status) to Clause 24.7 (Governing Law and Enforcement), Clause 24.11 (No default), paragraph (g) of Clause 24.12 (No misleading information), Clause 24.13 (Original Financial Statements), Clause 24.19 (Ranking) to Clause 24.21 (Legal and Beneficial Ownership), Clause 24.25 (Mining Licenses) (other than paragraph (c) thereof) and Clause 24.33 (Projects).

“Reports” means the Legal Due Diligence Report, the Environmental Report, the Insurance Report, the Financial Due Diligence Report, the Technical Report, the Structure Memorandum and the Tax Opinion.

“Reserve and Resource Statement” means a statement prepared by any member(s) of the Borrower Group and confirmed by the Lenders’ Technical Advisor relating to the Mining operations of the Holdco Group in form and substance satisfactory to the Senior Agent, showing a number of tonnes of PGMs as proven and probable reserves (as defined under the SAMREC Code) for all Mining operations conducted by the Holdco Group.

“Restructuring” means the restructuring of the Target Group prior to Completion as set out in steps 1 (Asset and loan impairment) to 7 (Capital rebalance) of the Structure Memorandum.

“Rights to Mine” means all rights of whatsoever nature in and to any and all minerals at any time including (without limitation) the Old Order Rights and the New Order Rights.

“Rollup Cap Amount” means ZAR250,000,000.

“Rollup Interest Loan” means a loan (denominated in Rands) comprising either:

(a)

accrued but unpaid interest which has been capitalised on the last day of an Interest Period in accordance with paragraph (c) of clause 14.2 (Payment of Interest), or the principal amount outstanding for the time being of that loan; or

(b)

the amount of a Net Swap Payment advanced by the Lenders to the Borrower under paragraph (c) of clause 14.2 (Payment of interest) in connection with the funding of Net Swap Payments, or the principal amount outstanding for the time being of that loan, and “Rollup Interest Loans” means the aggregate of all such loans;

“Rollup Period” means the period commencing on the Closing Date and ending on the earlier of:

(c)	36 months after the Closing Date; and

(d)	the date (if any) on which the Rollup Interest Loans reach an amount of ZAR250,000,000.

“RPM” means Rustenburg Platinum Mines Limited, a public limited liability company incorporated under the laws of South Africa with registration no. 1931/003380/06.

“RPM Acquisition Documents Amendment Agreements” means:

(a)	the Amendment to the RPM Sale of Boikgantsho Shares and Claims Agreement;

(b)	the Amendment to the RPM Sale of Kwando Shares Agreement; and

(c)	the Amendment to the RPM Sale of Ga-Phasha Shares and Claims Agreement;

“RPM Finance Documents” means:

(a)	the RPM Funding Common Terms Agreement;

(b)	the RPM Holdco Subscription Agreement;

(c)	the RPM Plateau A Preference Share Subscription Agreement;

(d)	the RPM Holdco A Preference Share Subscription Agreement;

(e)	the RPM Funding Loan Agreement;

(f)	the RPM Standby Facility Agreement;

(g)	the RPM Operating Cash Flow Shortfall Facility Agreement;

(h)	the Holdco Guarantee;

(i)	the Second Ranking Opco Counter Indemnity Agreement;

(j)	the Second Ranking Opco Debt Guarantee;

(k)	the Third Ranking Opco Debt Guarantee;

(l)	the Second Ranking Plateau Debt Guarantee;

(m)	the Third Ranking Plateau Debt Guarantee;

(n)	the Fourth Ranking Plateau Debt Guarantee;

(o)	the Plateau Counter Indemnity Agreement;

(p)	the N2C Resources Counter Indemnity Agreement;

(q)	each Transaction Security Document;

(r)	any utilisation request for a utilisation under any of the agreements specified above.

“RPM Funding Common Terms Agreement” means the written agreement entitled “RPM Funding Common Terms Agreement” or similar concluded or to be concluded on or about the Signature Date between RPM, the Borrower, Pelawan SPV, the Parent and certain others.

“RPM Funding Loan” means the aggregate principal amount of the loan outstanding from time to time under the RPM Funding Loan Agreement.

“RPM Funding Loan Agreement” means the funding loan agreement in the agreed form, dated on or about the date of this Agreement, between RPM as lender and Holdco as borrower setting out the terms of the loan claim of RPM against Holdco outstanding following the implementation of the Acquisition and the implementing of the steps contemplated in step 7 (Capital rebalance) of the Structure Memorandum in the amount of ZAR480,392,157 and which replaces the terms of the Holdco Shareholder Loan Agreement.

“RPM Holdco A Preference Share Subscription Agreement” means the “RPM Holdco A Preference Share Subscription Agreement” as defined in the RPM Funding Common Terms Agreement;

“RPM Holdco Subscription Agreement” means “RPM Holdco Subscription Agreement” as defined in the RPM Funding Common Terms Agreement.

“RPM Operating Cash Flow Shortfall Facility Agreement” means the operating cash flow shortfall facility agreement in the agreed form, dated on or about the date of this Agreement, between RPM as lender and the Borrower as borrower pursuant to which RPM has made or has agreed to make available to the Borrower a facility of up to ZAR778,000,000 to provide for the Borrower’s portion of cash flow shortfalls in Opco and the Borrower’s collateralisation obligations in relation to Permitted Guarantees required in connection with the ordinary business of Opco.

“RPM Pelawan SPV B1 Preference Share Subscription Agreement” means RPM Pelawan SPV B1 Preference Share Subscription Agreement as defined in the RPM Funding Common Terms Agreement.

“RPM Plateau A Preference Share Subscription Agreement” means “RPM Plateau A Preference Share Subscription Agreement” as defined in the RPM Funding Common Terms Agreement.

“RPM Plateau A Preference Share Terms” means RPM Plateau A Preference Share Terms as defined in the RPM Funding Common Terms Agreement.

“RPM Sale of Boikgantsho Shares and Claims Agreement” means the sale of shares and claims agreement, dated 28 March 2008, between RPM and Holdco, pursuant to which RPM will sell the 50% of the issued share capital of Boikgantsho owned by it to Holdco in exchange for 6 139 shares in the issued share capital of Holdco.

“RPM Sale of Ga-Phasha Shares and Claims Agreement” means the sale of shares and claims agreement, dated 28 March 2008, between RPM and Holdco, pursuant to which RPM will sell the 50% of the issued share capital of Ga-Phasha owned by it to Holdco in exchange for 25 278 shares in the issued share capital of Holdco.

“RPM Sale of Kwanda Shares Agreement” means the sale of shares agreement, dated 28 March 2008, between RPM and Holdco, pursuant to which RPM will sell the 50% of the issued share capital of Kwanda owned by it to Holdco in exchange for 108 shares in the issued share capital of Holdco.

“RPM Standby Facility Agreement” means the standby facility agreement in the agreed form, dated on or about the date of this Agreement, between RPM as lender and the Borrower as borrower pursuant to which RPM has made or has agreed to make available to the Borrower a standby facility in accordance with clause 16 of the Holdco Shareholders Agreement.

“Sale of Concentrate Lebowa Agreement” means the sale of concentrate agreement, dated 21 December 2007, between RPM and LPM, pursuant to which LPM sells and RPM purchases LPM’s entire production of concentrate from time to time, as amended by a first addendum to sale of concentrate agreement, dated 6 March 2008, between RPM and LPM,

“Sale of Concentrate Agreement” means the sale of concentrate agreement, concluded or to be concluded between RPM and Opco, pursuant to which Opco sells and RPM purchases Opco’s entire production of concentrate from time to time, substantially in the form of Annexure 4 of the Sale of Lebowa Business Agreement;

“Sale of Lebowa Business Agreement” means the sale of business agreement, dated 21 December 2007, between LPM and Opco as amended by the first addendum to sale of business agreement, dated 6 March 2008, between LPM and Opco, pursuant to which LPM sold and Opco purchased the LPM Business.

“SAMREC Code” means the South African Code for the Reporting of Exploration Results, Mineral Resources and Mineral Reserves.

“Screen Rate” means in relation to JIBAR, the percentage per annum mid market rate for deposits in Rand for the relevant Interest Period displayed on the Reuters Screen SAFEY Page alongside the caption “Yield”.

If the agreed page is replaced or service ceases to be available, the Senior Agent may specify another page or service displaying the appropriate rate after consultation with the Borrower and the Lenders.

“Second Ranking Opco Counter Indemnity Agreement” means the counter indemnity agreement, dated on or about the date of this Agreement, between Opco and the Opco Security SPV pursuant to which Opco indemnifies and holds the Opco Security SPV harmless in respect of claims made against the Opco Security SPV under the Second Ranking Opco Debt Guarantee and the Third Ranking Opco Debt Guarantee.

“Second Ranking Opco Debt Guarantee” means the debt guarantee in the agreed form, dated on or about the date of this Agreement, issued by the Opco Security SPV in favour of RPM for the obligations of Holdco owed to RPM under the RPM Holdco A Preference Share Subscription Agreement.

“Second Ranking Plateau Debt Guarantee” means the debt guarantee in the agreed form, dated on or about the date of this Agreement, issued by the Plateau Security SPV in favour of RPM for the obligations of the Borrower owed to RPM under the RPM Standby Facility Agreement.

“Secured Assets” means all of the assets of the Security Providers which from time to time are, or are expressed to be, the subject of the Transaction Security.

“Secured Parties” means each Finance Party from time to time party to this Agreement, any Delegate, each Plateau Hedge Counterparty from time to time party to the Plateau Intercreditor Agreement, the Borrower, Holdco and RPM.

“Security” means (a) a mortgage, assignation, charge, pledge, lien, security assignment, hypothecation, cession conferring security, or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect; or (b) any arrangement under which money or claims to, or for the benefit of, a bank or other account may be applied, set off or made subject to a combination of accounts so as to effect discharge of any sum owed or payable to any person; or (c) any other type of preferential agreement or arrangement (including any title transfer and retention arrangement), the effect of which is the creation of a security interest.

“Security Agent” means Standard Chartered Bank acting in its capacity as security agent for the Secured Parties or such other security agent for the Secured Parties as shall be appointed pursuant to the Global Intercreditor Agreement.

“Security Provider” means any provider of Transaction Security.

“Security SPV Documents” means collectively, the Plateau Security SPV Documents and the Opco Security SPV Documents.

“Security SPV Management Agreement” means the debt guarantor management agreement, dated on or about the date of this Agreement, between GMG, the Senior Agent, the Security Agent, the Plateau Security SPV and the Opco Security SPV pursuant to which GMG is appointed to administer the Plateau Security SPV and the Opco Security SPV.

“Security SPV Owner Trust” means the Lebowa Acquisition Security SPV Owner Trust, an inter vivos trust established under the laws of South Africa.

“Security SPV Owner Trust Deed” means the trust deed of the Security SPV Owner Trust in the agreed form, dated on or about 11 June 2009, between the Senior Agent as donor and GMG as first trustee.

“Semi-Annual Date” means each of 30 June and 31 December.

“Semi-Annual Financial Statements” means the financial statements for a Financial Half-Year delivered pursuant to paragraph (b) of Clause 25.1 (Financial statements).

“Senior Agent” means Standard Chartered Bank acting in its capacity as agent for the Finance Parties or such other agent for the Finance Parties as shall be appointed pursuant to Clause 31.12 (Resignation of the Senior Agent).

“Services Agreement(s)” means the services agreement(s) in the agreed form entered into or, to be entered into, pursuant to which members of the Anglo Group and/or the Anooraq Group shall provide services to members of the Holdco Group, from time to time.

“Share Adjustment Event” means, in relation to the Anooraq Common Shares, any:

(a)	subdivision, redivision or change of the outstanding Anooraq Common Shares into a greater number of Anooraq Common Shares;

(b)	consolidation, combination or reduction of the outstanding Anooraq Common Shares into a lesser number of Anooraq Common Shares;

(c)

any reclassification of or amendment to the outstanding Anooraq Common Shares, any change of the Anooraq Common Shares into other shares or any other reorganization of the Parent (other than as described in paragraphs (a) and (b) above); or

(d)

any consolidation, amalgamation, arrangement, merger or other form of business combination of the Parent with or into any other corporation resulting in any reclassification of the outstanding Anooraq Common Shares, any change of the Anooraq Common Shares into other shares or any other reorganization of the Parent.

“Share Exchange Agreement” means the share exchange agreement, dated 21 January 2004, between Pelawan Investments and the Parent and as amended from time to time.

“Shareholder Loan Documents” means collectively, the Anooraq Shareholder Loan Agreement, the N2C Resources Shareholder Loan Agreement and the N1C Resources Shareholder Loan Agreement.

“South Africa” means the Republic of South Africa as constituted from time to time.

“Specified Time” means a time determined in accordance with Schedule 11 (Timetables).

“Standard Bank” means The Standard Bank of South Africa Limited (Registration No. 1962/000738/06), a public company and registered bank incorporated according to the company and banking laws of South Africa;

“Standard Chartered Bank” means Standard Chartered Bank, Johannesburg Branch (Registration No: 2003/020177/10), a company incorporated in England with limited liability by Royal Charter 1853, under reference ZC18 and registered as an external company in South Africa.

“Structure Memorandum” means the structure paper entitled “APL Conversion Project Phase 3 Transaction Steps” and dated June 2009 describing the Group and the Acquisition and approved by the Parent, in the agreed form capable of being relied upon by the Finance Parties.

“Subsidiary” means, in relation to any company or corporation, any person:

(a)	which is controlled, directly or indirectly, by the first mentioned company or corporation; or

(b)	more than half the issued share capital of which is beneficially owned, directly or indirectly by the first mentioned company or corporation; or

(c)	which is a Subsidiary of another Subsidiary of the first mentioned company or corporation,

and for this purpose:

(i)

a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body;

(ii)	a company or corporation will be treated as a Subsidiary if it would be classified as a “subsidiary company” under section 1(3) of the Companies Act, 1973 of South Africa.

“Syndication Date” means the day which is 180 (one hundred and eighty) days after the Closing Date or such other date specified by the Arranger.

“Target Assets” means the assets acquired, or to be acquired, by each member of the Holdco Group pursuant to, and as more fully described in, the Acquisition Documents (including, without limitation, the LPM Business and the Ga-Phasha Business).

“Target Claim” means 51% of the claim of RPM against Holdco on loan account as at the Closing Date in an aggregate principal amount of at least ZAR500,000,000.

“Target Group” means LPM, Boikgantsho, Ga-Phasha and Kwanda and their respective direct or indirect subsidiaries.

“Target Shares” means, collectively 51% of the entire issued share capital of Holdco and the entire issued share capital of Opco, Boikgantsho, Ga-Phasha and Kwanda.

“Tax” means any tax (including, for the avoidance of doubt, VAT), levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Tax Opinion” means the opinion from Deneys Reitz Incorporated in relation to certain tax law aspects of the Restructuring and the Acquisition dated on or before the Closing Date.

“Technical Report” means the report by the Lenders’ Technical Advisor dated on or before the Closing Date relating to Lebowa (including the Brakfontein Merensky Project) and addressed to, and/or capable of being relied upon by, the Finance Parties.

“Termination Date” means the date falling 108 (one hundred and eight) Months after the Closing Date.

“Third Ranking Opco Debt Guarantee” means the debt guarantee in the agreed form, dated on or about the date of this Agreement, issued by the Opco Security SPV in favour of RPM for the obligations of the Borrower owed to RPM under the RPM Plateau A Preference Share Subscription Agreement.

“Third Ranking Plateau Debt Guarantee” means the debt guarantee in the agreed form, dated on or about the date of this Agreement, issued by the Plateau Security SPV in favour of RPM for the obligations of the Borrower owed to RPM under the RPM Operating Cash Flow Shortfall Facility Agreement.

“Total Commitments” means the aggregate of the Commitments, being as at the date of this Agreement, ZAR500,000,000.

“Trading Day” means, with respect to a stock exchange, a day on which such stock exchange is open for the transaction of business and with respect to the over-the-counter market means a day on which the TSX Venture Exchange is open, for the transaction of business.

“Transaction Accounts” means collectively, the Disbursement Account, the Borrower Proceeds Account, the Borrower Business Account(s), the Holdco Business Account and the Opco Business Account.

“Transaction Documents” means collectively:

(a)	the Finance Documents;

(b)	the RPM Finance Documents;

(c)	the Plateau Holdco A Preference Share Subscription Agreement;

(d)	the B Preference Share Documents;

(e)	the Acquisition Documents;

(f)	the Holdco Opco A Preference Share Subscription Agreement;

(g)	the Holdco Opco Ordinary Share Subscription Agreement;

(h)	the Community Trust Documents;

(i)	the ESOP Documents;

(j)	the Shareholder Loan Documents;

(k)	the Holdco Shareholder Loan Agreement;

(l)	the Amendment to the Holdco Shareholders Agreement;

(m)	the Opco Shareholder Loan Agreement;

(n)	the Operating Agreements,

any other document designated in writing as a “Transaction Document” by the Senior Agent and the Borrower.

“Transaction Framework Agreement” means the transaction framework agreement, dated 3 September 2007, between, among others, Anglo Platinum, RPM and the Borrower.

“Transaction Security” means the Security created or expressed to be created in favour of:

(a)

the Opco Security SPV or, where applicable in relation to the New Order Rights, the Security Agent (as principal creditor pursuant to the Global Intercreditor Agreement), pursuant to the Opco Security Documents;

(b)	the Borrower and RPM pursuant to the Holdco Security Documents; and

(c)	the Plateau Security SPV pursuant to the Plateau Security Documents.

“Transaction Security Documents” means:

(a)	the Opco Security Documents;

(b)	the Holdco Security Documents; and

(c)	the Plateau Security Documents,

together with any other document entered into by any Obligor creating or expressed to create any Security over all or any part of its assets in respect of the obligations of any of the Obligors under any of the Finance Documents.

“Transfer” has the meaning given to it in clause 29.1.

“Transfer Date” means, in relation to an assignment or transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement; and

(b)	the date on which the Senior Agent executes the relevant Assignment Agreement.

“Treasury Transactions” means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price.

“Umbrella Services Agreement” means the umbrella services agreement, dated 28 March 2008, between Anglo Platinum, the Parent and Holdco, which contains, amongst other things, the high level principles agreed upon amongst the Parent, Anglo Platinum and Holdco in respect of the content of the Services Agreement(s).

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents.

“USD” and “Dollars” means US Dollars, the lawful currency of the United States of America.

“Utilisation” means a Loan.

“Utilisation Date” means the date on which a Utilisation is made.

“Utilisation Request” means a notice substantially in the relevant form set out in Schedule 3 (Requests).

“VAT” means value-added tax levied in terms of the South Africa Value-Added Tax Act, 1991.

“Vendor” means each of RPM and the Borrower in their respective capacities as sellers of “Sale Shares” and “Sale Claims” under each Acquisition Agreement.

1.2	Construction

(a)	Unless a contrary indication appears, a reference in this Agreement to:

(i)

“Boikgantsho”, the “Borrower”, any “Finance Party”, “Ga- Phasha”, any “Hedging Counterparty”, “Kwanda”, any “Lender”, any “Obligor”, any “Party”, “Pelawan Investments”, “Pelawan Dividend Trust”, “Pelawan Trust”, any “Secured Party”, the “Senior Agent”, the “Security Agent”, the “Arranger”, “RPM” or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(ii)

a “Finance Document” or a “Transaction Document” or any other agreement or instrument is a reference to that Finance Document or Transaction Document or other agreement or instrument as amended, novated, supplemented, extended or restated (however fundamentally);

(iii)

a document in “agreed form” is a document which is previously agreed in writing by or on behalf of the Borrower and the Senior Agent or, if not so agreed, is in the form acceptable to the Senior Agent;

(iv)

“arm’s length” means terms that are fair and reasonable to the counterparty of a transaction and no more or less favourable to the other party to the relevant transaction as could reasonably be expected to be obtained in a comparable arm’s length transaction with a person that is not the ultimate holding company of such counterparty or an entity of which such counterparty or its ultimate holding company has direct or indirect control, or owns directly or indirectly more than 20% (twenty percent) of the share capital or similar rights of ownership.

(v)	“assets” includes present and future properties, revenues and rights of every description;

(vi)	“determines” or “determined” means, unless otherwise specified, a determination made in the absolute discretion of the person making the determination;

(vii)

“guarantee” means (other than in Clause 23 (Guarantee and Indemnity)) any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(viii)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(ix)

a “law” shall be construed as any law (including statutory, common or customary law), statute, constitution, decree, judgment, treaty, regulation, directive, by-law, order, other legislative measure, directive or requirement (having the force of law) of any government, supranational, local government, statutory or regulatory or similar governmental body or authority or court and the common law, as amended, replaced, re-enacted, restated or reinterpreted from time to time;

(x)

a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

(xi)

a “regulation” includes any regulation, rule, official directive, request or guideline (having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(xii)	a provision of law is a reference to that provision as amended or re- enacted; and

(xiii)	a time of day is a reference to London time.

(b)	Section, Clause and Schedule headings are for ease of reference only.

(c)

Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)	A Default is “continuing” if it has not been remedied in accordance with the provisions of this Agreement or waived.

(e)	Unless inconsistent with the context or save where the contrary is expressly indicated in any Finance Document:

(i)

if any provision in a definition is a substantive provision conferring rights or imposing obligations on any Party, notwithstanding that it appears only in an interpretation clause, effect shall be given to it as if it were a substantive provision of the relevant Finance Document;

(ii)

when any number of days is prescribed in any Finance Document, same shall be reckoned exclusively of the first and inclusively of the last day unless the last day falls on a day which is not a Business Day, in which case the last day shall be the next succeeding Business Day;

	(iii)	any reference in any Finance Document to an enactment is to that enactment as at the Signature Date and as amended or re-enacted from time to time;

(iv)

any reference in any Finance Document to this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as same may have been, or may from time to time be, amended, varied, novated or supplemented;

	(v)	except as expressly provided for in any Finance Document, no provision of any Finance Document constitutes a stipulation for the benefit of any person who is not a Party to this Agreement;

	(vi)	reference to day/s, calendar month/s or year/s shall be construed as Gregorian calendar day/s, calendar month/s or year/s;

	(vii)	a reference to a Party includes that Party’s lawful successors-in-title and permitted assigns;

(f)

The headings to the clauses and schedules of any Finance Document are for reference purposes only and shall in no way govern or affect the interpretation of nor modify nor amplify the terms of any Finance Document nor any clause or schedule thereof.

(g)	Unless consistent with the context, an expression in any Finance Document which denotes:

(i)	any one gender includes the other genders;

(ii)	a natural person includes an artificial person and vice versa; and

(iii)	the singular includes the plural and vice versa.

(h)

The Schedules to any Finance Document form an integral part thereof and words and expressions defined in any Finance Document shall bear, unless the context otherwise requires, the same meaning in such Schedules. To the extent that there is any conflict between the Schedules to any Finance Document and the provisions of the relevant Finance Document, the provisions of the relevant Finance Document shall prevail.

(i)

Where any term is defined within the context of any particular clause in any Finance Document, the terms so defined, unless it is clear from the clause in question that term so defined has limited application to the relevant clause, shall bear the same meaning as ascribed to it for all purposes in terms of the relevant Finance Document, notwithstanding that that term has not been defined in any interpretation clause.

(j)

The rule of construction that, in the event of ambiguity, the contract shall be interpreted against the Party responsible for the drafting thereof, shall not apply in the interpretation of the Finance Document.

(k)

The expiration or termination of any Finance Documents shall not affect such of the provisions of the Finance Documents as expressly provided that they will operate after any such expiration or termination or which of necessity must continue to have effect after such expiration or termination, notwithstanding that the clauses themselves do not expressly provide for this.

(l)

The Finance Documents shall to the extent permitted by applicable law be binding on and enforceable by the administrators, trustees, permitted assigns or liquidators of the Parties as fully and effectually as if they have signed the Finance Documents in the first instance and reference to any Party shall be deemed to include such Party’s administrators, trustees, permitted assigns or liquidators, as the case may be.

(m)

The use of any expression in any Finance Document covering a process available under South African law such as winding-up (without limitation eiusdem generis) shall, if any of the Parties to the Finance Documents is subject to the law of any other jurisdiction, be construed as including any equivalent or analogous proceedings under the law of such other jurisdiction.

(n)	Where figures are referred to in numerals and in words in any Finance Document, if there is any conflict between the two, the words shall prevail.

SECTION 2

THE FACILITY

2.	THE FACILITIES

2.1	The Facilities

Subject to the terms of this Agreement, the Lenders agree to make available a Rand denominated term loan facility available to the Borrower by way of a single Utilisation on the Closing Date in an aggregate amount equal to or up to the Total Commitments.

2.2	Finance Parties' rights and obligations

(a)

The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)

The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt.

(c) A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

2.3	Obligors' Agent

(a) Each Obligor (other than the Borrower) that is a party to this Agreement appoints the Borrower to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i)

the Borrower on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions (including Utilisation Requests), to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and

(ii) each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Borrower,

and in each case the Obligor shall be bound as though the Obligor itself had given the notices and instructions or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(b) Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the

Obligors' Agent or given to the Obligors' Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Obligors' Agent and any other Obligor, those of the Obligors' Agent shall prevail.

3.	PURPOSE

3.1	Purpose

The Borrower shall apply all amounts borrowed by it under the Facility towards payment to RPM of the purchase price for the Target Claim under the Holdco Sale of Shares Agreement as described in the Funds Flow Statement and Structure Memorandum.

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.	CONDITIONS OF UTILISATION

4.1	Initial conditions precedent

The Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation) in relation to any Utilisation if on or before the Utilisation Date for that Utilisation, the Senior Agent has received all of the documents and other evidence listed in Part IA of Schedule 2 (Conditions precedent) in form and substance satisfactory to the Senior Agent. The Senior Agent shall notify the Parent and the Lenders promptly upon being so satisfied.

4.2	Further conditions precedent

Subject to Clause 4.1 (Initial Conditions Precedent), the Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation), if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a) no Default is continuing or would result from the proposed Utilisation; and

(b) all the representations and warranties in Clause 24 (Representations) are true and correct in all material respects.

4.3	The Number of Utilisations

The Borrower may not deliver more than one Utilisation Request for the Facility under this Agreement.

SECTION 3

UTILISATION

5.	UTILISATION

5.1	Delivery of the Utilisation Request

The Borrower may utilise the Facilities by delivery to the Senior Agent of a single duly completed Utilisation Request not later than the Specified Time.

5.2	Completion of a Utilisation Request for Loans

The Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(a) the proposed Utilisation Date is a Business Day within the Availability Period; and

(b) the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount).

5.3	Currency and amount

(a) The currency specified in the Utilisation Request must be Rands.

(b) The amount of the proposed Utilisation must be an amount equal to the Total Commitments or, if less, the Available Facility.

5.4	Lenders' participation

(a) If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available in Rands by the Utilisation Date through its Facility Office.

(b)

The amount of each Lender's participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Utilisation available.

5.5	Limitations on Utilisation

The Facilities may only be utilised on the Closing Date and only if the Facilities are utilised simultaneously by way of a single Utilisation Request as set out in Clause 2.1 (The Facilities).

5.6	Cancellation

Any amount of the Facilities which is not Utilised by way of a single Utilisation Request on the Closing Date in accordance with Clause 5.1 (Delivery of the Utilisation Request) shall be cancelled.

6.	[INTENTIONALLY LEFT BLANK]

7.	[INTENTIONALLY LEFT BLANK]

8.	[INTENTIONALLY LEFT BLANK]

9.	[INTENTIONALLY LEFT BLANK]

SECTION 4

REPAYMENT, PREPAYMENT AND CANCELLATION

10.	REPAYMENT

10.1	Repayment of Loan and Rollup Interest Loan

(a)

The Borrower shall repay the Loan (other than the Rollup Interest Loans which shall be repayable in accordance with (b) below) in instalments by repaying on each Repayment Date set out below an amount which reduces the outstanding aggregate Loan (other than the Rollup Interest Loans) by an amount equal to the relevant proportion of the Loan (other than the Rollup Interest Loans) borrowed or deemed to be borrowed by the Borrower on the Utilisation Date as set out in the table below:

Repayment Date	Repayment Instalment

31 January 2013	1/12

31 July 2013	1/12

31 January 2014	1/12

31 July 2014	1/12

31 January 2015	1/12

31 July 2015	1/12

31 January 2016	1/12

31 July 2016	1/12

31 January 2017	1/12

31 July 2017	1/12

31 January 2018	1/12

Termination Date	1/12

(b)

During the period commencing on the Closing Date and ending on the earlier of 31 July 2012 and the day falling 36 Months after the Closing Date the Borrower shall repay the Rollup Interest Loans (if there are any Rollup Interest Loans) in instalments by way of a cash sweep, by repaying:

(i)

on each Interest Payment Date, the amount (if any) (as certified by the Borrower not less than 10 (ten) Business Days prior to the relevant Interest Payment Date in a Borrower Certification) standing to the credit of the Borrower Proceeds Account, subject to the relevant waterfall provisions of the Global Intercreditor Agreement, (inclusive of the amount of any Net Swap Receipts received by the Borrower on that Interest Payment Date and after the utilisation of the drawdowns available under the RPM Standby Facility Agreement) after the payment of all accrued interest in respect of the Interest Period ending on that Interest Payment Date;

(ii)

on the last day of each Interest Period which is not itself an Interest Payment Date, the amount (if any) (as certified by the Borrower not less than 10 (ten) Business Days prior to the last day of that Interest Period in a Borrower Certification) of any Net Swap Receipts received by the Borrower on the last day of that Interest Period.

(c)

With effect from 31 January 2013, the Borrower shall repay the Rollup Interest Loans (if there are any Rollup Interest Loans) in instalments by repaying on each Repayment Date set out below an amount equal to the greater of:

(i)

the amount (as certified by the Borrower not less than 10 (ten) Business Days prior to the relevant Interest Payment Date in a Borrower Certification) available in the Borrower Proceeds Account, subject to the relevant waterfall provisions of the Global Intercreditor Agreement by way of a cash sweep, on that Repayment Date (after the utilisation of the drawdowns available under the RPM Standby Facility Agreement) after payment of all accrued interest as of that Repayment Date, or which reduces the Rollup Interest Loans to zero before the Termination Date; and

(ii)

an instalment which reduces the outstanding aggregate Rollup Interest Loans (determined as of the last day of the Rollup Period) by an amount equal to the relevant proportion of the Rollup Interest Loans as set out in the table below (or where a portion of the Rollup Interest Loans has previously been repaid by the Borrower, the amount representing the balance of such instalment as certified by the Borrower not less than 10 (ten) Business Days prior to the relevant Interest Payment Date in a Borrower Certification) or which reduces the Rollup Interest Loans to zero before the Termination Date:

Repayment Date	Repayment Instalment

31 January 2013	1/12

31 July 2013	1/12

31 January 2014	1/12

30 July 2014	1/12

31 January 2015	1/12

30 July 2015	1/12

31 January 2016	1/12

30 July 2016	1/12

31 January 2017	1/12

30 July 2017	1/12

31 January 2018	1/12

Termination Date	1/12

(d)

Where the Rollup Interest Loans are repaid under paragraph (c)(i) above pursuant to the cash sweep referred to therein, then the amount of each instalment for the Rollup Interest Loans on each Repayment Date as set out in paragraph (c)(ii) above falling after that repayment will reduce in inverse chronological order by the amount of the Rollup Interest Loans repaid.

(e)	The Borrower may not reborrow any part of a Loan which is repaid.

10.2	Effect of cancellation and prepayment on scheduled repayments and reductions

(a)

If the Borrower cancels the whole or any part of the Commitments in accordance with Clause 11.5 (Right of cancellation and repayment in relation to a single Lender) or if the Commitment of any Lender is reduced under Clause 11.1 (Illegality) then the amount of the Repayment Instalment for each Repayment Date falling after that reduction will reduce pro rata by the amount cancelled or reduced (as applicable).

(b)

If the Borrower cancels the whole or any part of the Commitments in accordance with Clause 11.3 (Voluntary cancellation) then the amount of the Repayment Instalment for each Repayment Date falling after that cancellation will reduce pro rata by the amount cancelled.

(c)

If any Loan is prepaid in accordance with Clause 11.5 (Right of cancellation and repayment in relation to a single Lender) or Clause 11.1 (Illegality) then the amount of the Repayment Instalment for the relevant Loan for each Repayment Date falling after that prepayment will reduce pro rata by the amount of the Loan prepaid.

(d)

If any Loan is prepaid in accordance with Clause 11.4 (Voluntary prepayment of Loans) or clause 12.2 (Opco Funding Loan) then the amount of the Repayment Instalment for each Repayment Date falling after that prepayment will reduce in inverse chronological order by the amount of the Loan prepaid.

11.	ILLEGALITY, VOLUNTARY PREPAYMENT AND CANCELLATION

11.1	Illegality

If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in any Loan:

(a) that Lender, shall promptly notify the Senior Agent upon becoming aware of that event;

(b) upon the Senior Agent notifying the Borrower, the Commitment of that Lender will be immediately cancelled; and

(c)

the Borrower shall repay that Lender's participation in the relevant Loan on the last day of the Interest Period for the Loan occurring after the Senior Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Senior Agent (being no earlier than the last day of any applicable grace period permitted by law).

11.2	[INTENTIONALLY LEFT BLANK]

11.3	Voluntary cancellation

(a)

Subject to paragraph (b) below, the Borrower may, if it gives the Senior Agent not less than 10 (ten) Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole (and not any part) of the Available Facility.

(b)

The Borrower shall not cancel any part of the Available Commitment with respect to the Facility if the Borrower would following such cancellation have insufficient funds to pay the consideration payable by the Borrower under the Acquisition Documents in respect of the Acquisition.

11.4	Voluntary prepayment of Loans

(a)

Subject to paragraph (b) below, the Borrower may, if it gives the Senior Agent not less than 20 (twenty) Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of the Loan (but, if in part, being an amount that reduces the Loan by a minimum amount of ZAR25,000,000).

(b) A Loan may only be prepaid after the last day of the Availability Period (or, if earlier, the day on which the Available Facility is zero).

11.5	Right of cancellation and repayment in relation to a single Lender

(a) If:

(i) any sum payable to any Lender by the Borrower is required to be increased under paragraph (c) of Clause 18.2 (Tax gross-up); or

(ii) any Lender claims indemnification from the Borrower under Clause 18.3 (Tax indemnity) or Clause 19.1 (Increased costs),

the Borrower may, whilst the circumstance giving rise to the requirement for indemnification continues, give the Senior Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender's participation in the Loans.

(b) On receipt of a notice referred to in paragraph (a) above in relation to a Lender, the Commitment of that Lender shall immediately be reduced to zero.

(c)

On the last day of each Interest Period which ends after the Borrower has given notice under paragraph (a) above in relation to a Lender (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall repay that Lender's participation in the Loans together with all interest and other amounts accrued under the Finance Documents.

12.	MANDATORY PREPAYMENTS:

12.1	Change of Control

Upon the occurrence of:

(a)	a Change of Control; or

(b)	the sale of all or substantially all of the assets of Opco whether in a single transaction or a series of related transactions,

then:

(i)	the Borrower shall promptly notify the Senior Agent upon becoming aware of that event; and

(ii)

the Senior Agent shall, if the Majority Lenders so require (whether or not the Borrower complied with paragraph (i) above), promptly cancel the Facilities and declare the Loans, together with accrued interest and all other amounts accrued under the Finance Documents, immediately due and payable, whereupon the Facilities will be cancelled and all such outstanding amounts will become immediately due and payable.

12.2	Opco Funding Loan

Upon the occurrence of any prepayment or repayment of the Opco Funding Loan pursuant to a Permitted Disposal of the assets of a Project Company and the shares in a Project Company contemplated by paragraph (e) of the definition of Permitted Disposal, the Borrower shall:

(a) promptly notify the Senior Agent upon becoming aware of that event;

(b)

procure that the proceeds of prepayment or repayment of the Opco Funding Loan are utilised towards proportionately prepaying the loans to RPM and the Borrower under the Holdco Funding Loan Agreements; and

(c) utilise the proceeds received by it under the Plateau Funding Loan Agreement to make a prepayment of the Loans hereunder.

13.	RESTRICTIONS

13.1	Notices of Cancellation or Prepayment

Any notice of cancellation, prepayment, authorisation or other election given by any Party under Clause 11 (Illegality, voluntary prepayment and cancellation) shall (subject to the terms of that Clause) be irrevocable and, unless a contrary indication appears in this Agreement, any such notice shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

13.2	Interest and other amounts

Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and Break Costs (if applicable), and otherwise (except as may arise under the Plateau Hedging Documents) without premium or penalty, provided that if a Lender obtains any Break Gains as a result of such prepayment, such Break Gains shall be payable by the Lender to the Borrower.

13.3	No reborrowing of the Facilities

The Borrower may not reborrow any part of the Facility which is prepaid including, for the avoidance of doubt, any portion of the Rollup Interest Loan.

13.4	Prepayment in accordance with Agreement

The Borrower shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

13.5	No reinstatement of Commitments

No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

13.6	Senior Agent's receipt of Notices

If the Senior Agent receives a notice under Clause 11 (Illegality, voluntary prepayment and cancellation) it shall promptly forward a copy of that notice or election to either the Borrower or the affected Lender, as appropriate.

13.7	Prepayment elections

The Senior Agent shall notify the Lenders as soon as possible of any proposed prepayment of any Loan under Clause 11.4 (Voluntary prepayment of Loans).

SECTION 5

COSTS OF UTILISATION

14.	INTEREST

14.1	Calculation of interest

The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a) Margin;

(b) JIBAR; and

(c) Mandatory Costs,

which shall accrue, in each case, on a day to day basis and shall be calculated, in arrears, and compounded at the end of each Interest Period.

14.2	Payment of interest

(a) The Borrower shall, subject to paragraph (c) below, pay accrued interest on each Loan on each Interest Payment Date.

(b)

Interest accruing on a Loan during an Interest Period which does not end on an Interest Payment Date, shall be capitalised to form part of the Loan on the last day of that Interest Period and shall, subject to paragraph (c) below, be payable on the next Interest Payment Date.

(c)

During the Rollup Period and only to the extent there are insufficient proceeds standing to the credit of the Borrower Proceeds Account on an Interest Payment Date or the last day of an Interest Period which is not an Interest Payment Date, as applicable (after the utilisation of the drawdowns available under the RPM Standby Facility Agreement) (as certified by the Borrower not less than 10 (ten) Business Days prior to the relevant Interest Payment Date or the last day of an Interest Period, as applicable, in a Borrower Certification):

(i) accrued interest which cannot be paid on that Interest Payment Date shall be capitalised and shall comprise a Rollup Interest Loan; and

(ii)

the Borrower may request that Net Swap Payments which cannot be paid on the last day of an Interest Period are funded by the Lenders under this Agreement and upon the Lenders funding such Net Swap Payments (by making payment of the amount of the relevant Net Swap Payment to the Senior Agent for distribution to the Borrower to allow the Borrower to make payment of such Net Swap Payments to the relevant Plateau Hedge Counterparties or into the Borrower Proceeds Account), the amount of the Net Swap Payment so funded will comprise a Rollup Interest Loan, provided that the aggregate amounts of interest so capitalised and Net Swap Payments so advanced during the Rollup Period may not exceed the Rollup Cap Amount. For the avoidance of doubt, if the Rollup Period ends during an Interest Period before an Interest Payment Date, all interest accruing during the remainder of the Interest Period (after the last day of the Rollup Period) shall be required to be paid in full on the next Interest Payment Date.

(d)

The amount of each Lender's participation in each funded Net Swap Payment will be equal to the proportion borne by its participation in the Loans to the total Loans immediately prior to making the advance of the Net Swap Payment.

14.3	Default interest

(a)

If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is 2% per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan for successive Interest Periods, each of a duration selected by the Senior Agent (acting reasonably). Any interest accruing under this Clause 14.3 shall be immediately payable by the Obligor on demand by the Senior Agent.

(b) If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i) the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii) the rate of interest applying to the overdue amount during that first Interest Period shall be 2% per annum higher than the rate which would have applied if the overdue amount had not become due.

(c)

Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

14.4	Notification of rates of interest

The Senior Agent shall promptly notify the Lenders and the Borrower of the determination of a rate of interest under this Agreement.

15.	INTEREST PERIODS

15.1	Interest Periods

(a) The Interest Period for each Loan will, subject to Clause 15.2 (Changes to Interest Periods), be 3 (three) Months or any other period agreed between the

Borrower and the Senior Agent (acting on the instructions of all the Lenders), provided that the first Interest Period will commence on the Utilisation Date and end on the day before the first Interest Payment Date and the last Interest Period shall commence on the last Interest Payment Date prior to the Termination Date and end on the Termination Date.

(b)	An Interest Period for a Loan shall not extend beyond the Termination Date.

(c)	Each Interest Period for each Loan shall start on the Utilisation Date or (if already made) on the day immediately following the last day of its preceding Interest Period.

(d)

If two or more Interest Periods relating to Rollup Interest Loans end on the same date, those Rollup Interest Loans will be consolidated into, and treated as, a single Rollup Interest Loan, on the last day of the Interest Period.

(e)

Prior to the Syndication Date, Interest Periods may be shortened to one Month or such other period as the Senior Agent and the Borrower may agree in writing and any Interest Period which would otherwise end during the Month preceding or extend beyond the Syndication Date shall end on the Syndication Date.

15.2	Changes to Interest Periods

(a)

Prior to the commencement of an Interest Period for the Loans, the Senior Agent may shorten that Interest Period for any Loan to ensure there are sufficient Loans which have an Interest Period ending on a Repayment Date for the Borrower to make the relevant Repayment Instalment due on that date.

(b)

If the Senior Agent makes any changes to an Interest Period referred to in this Clause 15.2, it shall promptly notify the Borrower and the Lenders in writing and in any event no later than 5 (five) days prior to the due date of the relevant Interest Payment Date.

15.3	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

16.	CHANGES TO THE CALCULATION OF INTEREST

16.1	Absence of quotations

Subject to Clause 16.2 (Market disruption), if JIBAR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable JIBAR shall be determined on the basis of the quotations of the remaining Reference Banks.

16.2	Market disruption

(a)

If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender's share of that Loan for the Interest Period shall be the percentage rate per annum which is the sum of:

		(i)	the Margin;

(ii)

the rate notified to the Senior Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select; and

		(iii)	the Mandatory Cost.

(b)

In this Agreement “Market Disruption Event” means at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Senior Agent to determine JIBAR for the relevant Interest Period.

16.3	Alternative basis of interest or funding

(a)

If a Market Disruption Event occurs and the Senior Agent or the Borrower so requires, the Senior Agent and the Borrower shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

	(b)	Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.

16.4	Break Costs and Break Gains

(a)

The Borrower shall, within 3 (three) Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)

Each Lender shall, as soon as reasonably practicable after a demand by the Senior Agent, provide a certificate confirming the amount and calculation of its Break Costs for any Interest Period in which they accrue.

(c)

If a Lender obtains Break Gains attributable to all or any part of a Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum (other than where an Event of Default is continuing), that Lender shall make payment of such Break Gains to the Borrower within 3 (three) Business Days of demand by the Borrower.

17.	FEES

17.1	Commitment fee

(a)

The Borrower shall pay to the Senior Agent (for the account of each Lender) a fee in Rands computed at the rate of 1% per annum on that Lender’s Available Commitment for the period from the date of this Agreement to and including the Utilisation Date.

(b) The accrued commitment fee is payable on the last day of the Availability Period and on the cancelled amount of the relevant Lender's Commitment at the time any cancellation is effective.

17.2	Arrangement fee

The Borrower shall pay to the Arranger a structuring, arrangement and underwriting fee in the amount and at the times agreed in a Fee Letter.

17.3	Agency fee

The Borrower shall pay to the Senior Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

17.4	Security Agent fee

The Borrower shall pay to the Security Agent (for its own account) the Security Agent fee in the amount and at the times agreed in a Fee Letter.

SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

18.	TAX GROSS UP AND INDEMNITIES

18.1	Definitions

	(a)	In this Agreement:

“Protected Party” means a Finance Party which is or will be subject to any liability or required to make any payment for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

“Tax Credit” means a credit against, relief or remission for, or repayment of, any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

“Tax Payment” means either the increase in a payment made by an Obligor to a Finance Party under Clause 18.2 (Tax gross-up) or a payment under Clause 18.3 (Tax indemnity).

	(b)	Unless a contrary indication appears, in this Clause 18 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

18.2	Tax gross-up

	(a)	Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)

The Borrower shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Senior Agent accordingly. Similarly, a Lender shall notify the Senior Agent on becoming so aware in respect of a payment payable to that Lender. If the Senior Agent receives such notification from a Lender it shall notify the Borrower and that Obligor.

(c)

If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)

If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(e)

Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Senior Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(f)

A Lender and each Obligor which makes a payment to which that Lender is entitled shall co-operate in completing any procedural formalities (including, without limitation, the delivery of any necessary forms and certificates required by applicable law) necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction or to make that payment with a lesser Tax Deduction.

18.3	Tax indemnity

(a)

The Borrower shall (within three Business Days of demand by the Senior Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

	(b)	Paragraph (a) above shall not apply with respect to any Tax assessed on a Finance Party:

(i)

under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

		(ii)	under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party;

		(iii)	to the extent a loss, liability or cost is compensated for by an increased payment under clause 18.2 (Tax gross-up); or

		(iv)	to the extent a loss, liability or cost arises as a result of a failure by a Protected Party to comply with its filing obligations in relation to a Tax.

(c)

A Protected Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Senior Agent of the event which will give, or has given, rise to the claim, following which the Senior Agent shall notify the Borrower.

(d)	A Protected Party shall, on receiving a payment from an Obligor under this Clause 18.3, notify the Senior Agent.

18.4	Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a) a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part or to that Tax Payment; and

(b) that Finance Party has obtained, utilised and retained that Tax Credit,

the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor. The Finance Party shall, on making such payment to the Obligor, notify the Senior Agent that it has made such payment and of the amount of such payment.

18.5	Stamp taxes

The Borrower shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability (properly evidenced) that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

18.6	Value added tax

(a)

All consideration expressed to be payable under a Finance Document by any Party to a Finance Party shall be deemed to be exclusive of any VAT. Subject to paragraph (b) below, if VAT is chargeable on any supply made by any Finance Party to any Party in connection with a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT and such Finance Party shall promptly provide an appropriate VAT invoice to such Party.

(b)

If VAT is chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) in connection with a Finance Document, and any Party is required by the terms of any Finance Document to pay an amount equal to the consideration for such supply to the Supplier, such Party shall also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT.

(c)

Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify the Finance Party against all VAT incurred by the Finance Party in respect of the costs or expenses to the extent that the Finance Party reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of the VAT.

19.	INCREASED COSTS

19.1	Increased costs

(a)

Subject to Clause 19.3 (Exceptions) the Borrower shall, within three Business Days of a demand by the Senior Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement.

	(b)	In this Agreement “Increased Costs” means:

		(i)	a reduction in the rate of return from the Facility or on a Finance Party's (or its Affiliate's) overall capital;

		(ii)	an additional or increased cost; or

		(iii)	a reduction of any amount due and payable under any Finance Document;

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

19.2	Increased cost claims

(a)

A Finance Party intending to make a claim pursuant to Clause 19.1 (Increased costs) shall notify the Senior Agent of the event giving rise to the claim, following which the Senior Agent shall promptly notify the Borrower.

	(b)	Each Finance Party shall, as soon as practicable after a demand by the Senior Agent, provide a certificate confirming the amount of its Increased Costs and the basis for its claim of Increased Costs.

19.3	Exceptions

	(a)	Clause 19.1 (Increased costs) does not apply to the extent any Increased Cost is:

		(i)	attributable to a Tax Deduction required by law to be made by the Borrower;

(ii)

compensated for by Clause 18.3 (Tax indemnity) (or would have been compensated for under Clause 18.3 (Tax indemnity) but was not so compensated solely because one of the exclusions in paragraph (b) of Clause 18.3 (Tax indemnity) applied);

(iii)	compensated for by the payment of the Mandatory Cost; or

(iv)	attributable to the wilful breach of or non compliance with, any law or regulation by the relevant Finance Party or its Affiliates.

(b)	In this Clause 19.3 reference to a “Tax Deduction” has the same meaning given to the term in Clause 18.1 (Definitions).

20.	OTHER INDEMNITIES

20.1	Currency indemnity

(a)

If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

		(i)	making or filing a claim or proof against that Obligor; or

		(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost reasonably incurred, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

	(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

20.2	Other indemnities

	(a)	The Borrower shall (or shall procure that an Obligor will), within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by it as a result of:

		(i)	the occurrence of any Event of Default;

(ii)

a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 33 (Sharing among the Finance Parties);

(iii)

funding, or making arrangements to fund, its participation in a Loan requested by the Borrower in the Utilisation Request but not made by reason of the operation of any one or more of the provisions of this

Agreement (other than by reason of default or negligence by that Finance Party alone); or

(iv)	the Utilisation (or part of the Utilisation) not being prepaid in accordance with a notice of prepayment given by the Borrower.

(b)

The Borrower shall promptly indemnify each Finance Party, each Affiliate of a Finance Party and each officer or employee of a Finance Party or its Affiliate, against any cost, loss or liability incurred (provided in relation to a cost, it was reasonably incurred) by that Finance Party or its Affiliate (or officer or employee of that Finance Party or Affiliate) in connection with or arising out of the Acquisition or the funding of the Acquisition (including but not limited to those incurred in connection with any litigation, arbitration or administrative proceedings or regulatory enquiry concerning the Acquisition), unless such loss or liability is caused by the gross negligence or wilful misconduct of that Finance Party or its Affiliate (or employee or officer of that Finance Party or Affiliate). Any Affiliate or any officer or employee of a Finance Party or its Affiliate may rely on this Clause 20.2, as a stipulatio alteri.

20.3	Indemnity to the Senior Agent

The Borrower shall promptly indemnify the Senior Agent against any cost, loss or liability incurred by the Senior Agent (acting reasonably) as a result of:

	(a)	investigating any event which it reasonably believes is a Default;

	(b)	entering into or performing any foreign exchange contract for the purposes of paragraph (b) of clause 34.9 (Change of Currency); or

	(c)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

20.4	Indemnity to the Security Agent and the Plateau Security SPV

(a)

Each Obligor shall promptly indemnify the Security Agent, the Plateau Security SPV and every Delegate against any cost, loss or liability incurred by any of them (save if due to the gross negligence or wilful acts or omissions of the Security Agent, the Plateau Security SPV or a Delegate) as a result of:

		(i)	the taking, holding, protection or enforcement of the Transaction Security,

		(ii)	the exercise of any of the rights, powers, discretions and remedies vested in the Security Agent, the Plateau Security SPV and each Delegate by the Finance Documents or by law; and

		(iii)	any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents.

(b)

The Security Agent and/or the Plateau Security SPV may, in priority to any payment to the Secured Parties, indemnify itself out of the Secured Assets in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 20.4 and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all monies payable to it.

21.	MITIGATION BY THE LENDERS

21.1	Mitigation

(a)

Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 11.1 (Illegality), Clause 18 (Tax gross-up and indemnities) or Clause 19 (Increased Costs) or by way of Mandatory Costs including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b) Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

21.2	Limitation of liability

(a)

The Borrower shall indemnify each Finance Party within 3 (three) Business Days of demand for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 21.1 (Mitigation).

(b) A Finance Party is not obliged to take any steps under Clause 21.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

22.	COSTS AND EXPENSES

22.1	Transaction expenses

The Borrower shall within 3 (three) Business Days of demand pay each Finance Party the amount of all costs and expenses (including legal fees) reasonably incurred by any of them (and, in the case of the Security Agent and/or the Plateau Security SPV, by any Delegate) in connection with the negotiation, preparation, printing, execution, syndication (other than syndication related costs incurred in connection with the execution of Assignment Agreements and accession of Lenders made after close of primary syndication) and perfection of:

(a) this Agreement and any other documents referred to in this Agreement and the Transaction Security;

(b) any other Finance Documents executed after the date of this Agreement.

22.2	Amendment costs

If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 34.9 (Change of currency), the Borrower shall, within 3 (three) Business Days of demand, reimburse each Finance Party for the amount of all costs and expenses (including legal fees) reasonably incurred by each Finance Party (and, in the case of the Security Agent and/or the Plateau Security SPV, by any Delegate) in responding to, evaluating, negotiating or complying with that request or requirement.

22.3	Security Agent’s and the Plateau Security SPV’s ongoing costs

(a)

In the event of (i) a Default or (ii) the Security Agent or the Plateau Security SPV considering it necessary or expedient or (iii) the Security Agent or the Plateau Security SPV being requested by an Obligor or the Majority Lenders to undertake duties which the Security Agent or the Plateau Security SPV and the Borrower agree to be of an exceptional nature and/or outside the scope of the normal duties of the Security Agent or the Plateau Security SPV under the Finance Documents, the Borrower shall pay to the Security Agent and/or the Plateau Security SPV any additional remuneration that may be agreed between them.

(b)

If the Security Agent or the Plateau Security SPV, as the case may be, and the Borrower fail to agree upon the nature of the duties or upon any additional remuneration, that dispute shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Security Agent or the Plateau Security SPV, as the case may be, and approved by the Borrower or, failing approval, nominated (on the application of the Security Agent or the Plateau Security SPV, as the case may be) by the President for the time being of the Law Society of England and Wales (the costs of the nomination and of the investment bank being payable by the Borrower) and the determination of any investment bank shall be final and binding upon the parties to this Agreement.

22.4	Enforcement and preservation costs

Subject to any binding court order to the contrary, the Borrower shall, within 3 (three) Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of or the preservation of any rights under any Finance Document and the Transaction Security and any proceedings instituted by or against the Plateau Security SPV as a consequence of taking or holding the Transaction Security or enforcing these rights.

SECTION 7

GUARANTEE

23.	GUARANTEE AND INDEMNITY

23.1	Guarantee and indemnity

Each Guarantor irrevocably and unconditionally jointly and severally:

(a) guarantees to each Finance Party punctual payment when due by each other Obligor of all that Obligor's payment obligations under the Finance Documents;

(b)

undertakes with each Finance Party that whenever another Obligor does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)

indemnifies each Finance Party immediately on demand against any cost, loss or liability suffered by that Finance Party if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover.

23.2	Continuing Guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

23.3	Reinstatement

If any payment by an Obligor or any discharge given by a Finance Party (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

(a) the liability of each Obligor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

(b) each Finance Party shall be entitled to recover the value or amount of that security or payment from each Obligor, as if the payment, discharge, avoidance or reduction had not occurred.

23.4	Waiver of defences

The obligations of each Guarantor under this Clause 23 will not be affected by an act, omission, matter or thing which, but for this Clause 23, would reduce, release or prejudice any of its obligations under this Clause 23 (without limitation and whether or not known to it or any Finance Party) including:

(a) any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non- observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)

any amendment, novation, supplement, extension (whether of maturity or otherwise) or restatement (in each case, however fundamental and of whatsoever nature) or replacement of a Finance Document or any other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)	any insolvency or similar proceedings.

23.5	Guarantor Intent

Without prejudice to the generality of Clause 23.4 (Waiver of Defences), each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

23.6	Immediate recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 23. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

23.7	Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may without affecting the liability of any of the Guarantors under this Clause 23:

(a)

refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor's liability under this Clause 23.

23.8	Deferral of Guarantors' rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Senior Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of payment by it of any amounts owing under the Finance Documents:

	(a)	to be indemnified by an Obligor;

	(b)	to claim any contribution from any other guarantor of any Obligor's obligations under the Finance Documents; and/or

(c)

to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party.

If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Senior Agent or as the Senior Agent may direct for application in accordance with Clause 34 (Payment mechanics) of this Agreement.

23.9	Release of Guarantors' right of contribution

If any Guarantor (a “Retiring Guarantor”) ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be a Guarantor:

(a)

that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

(b)

each other Guarantor waives any rights it may have by reason of the payment by it of any amount owing under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.

23.10	Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

23.11	Guarantee Limitations

(a)

This guarantee does not apply to any liability to the extent that it would result in this guarantee constituting unlawful financial assistance within the meaning of Section 38 of the Companies Act, 1973 of South Africa or any equivalent and applicable provisions under the laws of the jurisdiction of incorporation of the relevant Guarantor.

(b)

The maximum amount recoverable by the Finance Parties from the Original Guarantor under this guarantee shall be limited to the amount of proceeds arising on the enforcement of the Transaction Security given by the Original Guarantor.

SECTION 8

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

24.	REPRESENTATIONS

24.1	General

(a)

Save as otherwise expressly provided in this Agreement in relation to any particular representation and warranty, each Obligor makes the representations and warranties set out in this Clause 24 to each Finance Party and where applicable in relation to any representation and warranty, subject to the disclosures contained in the Disclosure Schedule.

(b)

In relation to the representations and warranties made on the date of this Agreement and any other date on or before the Closing Date, it is assumed that Completion has occurred and each applicable Obligor giving the representations and warranties has, in relation to the Holdco Group, the knowledge of the executive directors of Holdco and Opco insofar as the representations and warranties relate to Holdco or Opco.

24.2	Status

(a) It and each of its Subsidiaries is a limited liability corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(b)

It and each of its Subsidiaries has the power and all Authorisations under the laws of all applicable jurisdictions to own its assets and carry on its business as it is being conducted save to the extent a failure to have any such Authorisation is not reasonably likely to have a Material Adverse Effect.

24.3	Binding obligations

Subject to the Legal Reservations:

(a)

the obligations expressed to be assumed by it and each member of the Borrower Group in each Transaction Document to which it and each member of the Borrower Group is a party are legal, valid, binding and enforceable obligations; and

(b)

(without limiting the generality of paragraph (a) above), each Transaction Security Document to which it and each member of the Borrower Group has entered into creates (subject to the requirement for registration of the Transaction Security Documents referred to in paragraphs 2 to 5 of Part 1 (Opco Security Documents) of Schedule 13 (Transaction Security Documents) the security interests which that Transaction Security Document purports to create and those security interests are valid and effective.

24.4	Non-conflict with other obligations

The entry into and performance by it and each member of the Borrower Group of, and the transactions contemplated by, the Transaction Documents and the granting of the Transaction Security do not and will not conflict with:

	(a)	any law or regulation applicable to it or each member of the Borrower Group;

	(b)	the constitutional documents of any member of the Borrower Group; or

(c)

any agreement or instrument binding upon it or any member of the Borrower Group or any of its or any member of the Borrower Group's material assets (“material assets” in this clause being assets which individually or collectively constitute material assets) or constitute a default or termination event (however described) under any such agreement or instrument binding on it.

24.5	Power and authority

(a)

It and each member of the Borrower Group has the power to enter into, perform and deliver, and has taken all necessary action to authorise its and each member of the Borrower Group’s entry into, performance and delivery of, the Transaction Documents to which it and each member of the Borrower Group is or will be a party and the transactions contemplated by those Transaction Documents.

(b)

No limit on its powers will be exceeded as a result of the borrowing, grant of security or giving of guarantees or indemnities contemplated by the Transaction Documents to which it and each member of the Borrower Group is a party.

24.6	Validity and admissibility in evidence

	(a)	All Authorisations required:

(i) to enable it and each member of the Borrower Group lawfully to enter into, exercise its rights and comply with its obligations in the Transaction Documents to which it is a party; and

(ii) to make the Transaction Documents to which it and each member of the Borrower Group is a party admissible in evidence in its Relevant Jurisdictions,

have been obtained or effected and are in full force and effect.

(b)

All Authorisations necessary for the conduct of the business, trade and ordinary activities of members of the Borrower Group and for the implementation of the Applicable Mine Plan have been obtained or effected and are in full force and effect, save to the extent a failure to obtain or maintain any such Authorisation is not reasonably likely to have a Material Adverse Effect.

24.7	Governing law and enforcement

(a)

Subject to the Legal Reservations, the choice of governing law of the Finance Documents will be recognised and enforced in relation to each Obligor and each member of the Borrower Group in its Relevant Jurisdictions.

(b)

Any judgment obtained in relation to a Finance Document in the jurisdiction of the governing law of that Finance Document will, subject to compliance with any procedural requirements or Legal Reservations, be recognised and enforced in relation to each Obligor and each member of the Borrower Group in its Relevant Jurisdictions.

24.8	Insolvency

No:

(a) corporate action, legal proceeding or other procedure or step described in paragraph (a) of Clause 28.7 (Insolvency proceedings); or

(b) creditors' process described in Clause 28.8 (Creditors' process),

has been taken or, to the knowledge of any Obligor, threatened in relation to any Obligor or a member of the Borrower Group; and none of the circumstances described in Clause 28.6 (Insolvency) applies to any Obligor or a member of the Borrower Group.

24.9	No filing or stamp taxes

Under the laws of its and each member of the Borrower Group’s Relevant Jurisdiction it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents except:

(a)

registration of the Opco Security Documents referred to in paragraphs 2 to 5 of Part 1 of Schedule 13 (Transaction Security Document) at the applicable Deeds Registries in South Africa under the Deeds Registries Act, 1946 of South Africa or at the Mineral and Petroleum Titles Registration Office (as applicable) and payment of associated fees;

(b)

filing of certain redacted Finance Documents (the redacted form to be approved by the Senior Agent) in accordance with the requirements of the TSX Venture Exchange, which filing the Parent and the Borrower undertake to make within the relevant prescribed time period and in accordance with the prescribed requirements for such filing; and

(c) as expressly provided for in the Legal Reservations expressed in the Cayman Islands or Canadian Legal Opinion.

which registrations, filings, taxes and fees will be made and paid promptly after the date of the relevant Finance Document.

24.10	Deduction of Tax

Neither it nor any member of the Borrower Group is required to make any deduction for or on account of Tax from any payment it may make under any Finance Document except in relation to the Original Guarantor, N1C Resources or the Parent only, as expressly provided for in any Legal Reservations expressed in any Cayman Islands or Canadian Legal Opinion.

24.11	No default

(a)

No Event of Default and, on the date of this Agreement and the Closing Date, no Default is continuing or is reasonably likely to result from the making of any Loan or the entry into, the performance of, or any transaction contemplated by, any Transaction Document.

(b)

No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (however described) under any other agreement or instrument which is binding on it or any member of the Borrower Group or to which its (or any member of the Borrower Group’s) assets are subject which has or is reasonably likely to have a Material Adverse Effect.

24.12	No misleading information

Save as disclosed to the Senior Agent and the Arranger prior to the date of this Agreement (or, in relation to the Information Memorandum, prior to the date of the Information Memorandum):

(a)

any factual information contained in the Information Memorandum or the Information Package was true and accurate in all material respects as at the date of the relevant report or document containing the information or (as the case may be) as at the date the information is expressed to be given;

(b)

the financial projections contained in the Base Case Model have been prepared with due care, are fair and based on reasonable assumptions and have been approved by the board of directors of the Borrower;

(c)

any financial projection or forecast contained in the Information Memorandum or the Information Package has been prepared with due care and on the basis of reasonable assumptions and was fair (as at the date of the relevant report or document containing the projection or forecast);

(d)

the expressions of opinion or intention provided by or on behalf of the Parent, an Obligor or any member of the Borrower Group for the purposes of the Information Memorandum or the Information Package were made after careful consideration and (as at the date of the relevant report or document containing the expression of opinion or intention) were fair and based on reasonable grounds;

(e)

no event or circumstance has occurred or arisen and no information has been omitted from the Information Memorandum or the Information Package and no information has been given or withheld that results in the information, opinions, intentions, forecasts or projections contained in the Information Memorandum or the Information Package being untrue or misleading in any material respect;

(f)

all material information provided to a Finance Party by or on behalf of the Parent or the Borrower in connection with the Acquisition and/or the Borrower Group on or before the date of this Agreement and not superseded before that date (whether or not contained in the Information Package) is accurate and not misleading in any material respect and all projections provided to any Finance Party on or before the date of this Agreement have been prepared in good faith on the basis of assumptions which were reasonable at the time at which they were prepared and supplied; and

(g)

all other information provided by any member of the Borrower Group (including its advisers) to a Finance Party or the provider of any Report was true, complete and accurate in all material respects as at the date it was provided and is not misleading in any respect.

24.13	Original Financial Statements

	(a)	The Original Financial Statements were prepared in accordance with the Accounting Principles consistently applied.

(b)

The audited Original Financial Statements give a true and fair view of the financial condition and results of operations of the Anooraq Group, the Borrower Group or the Holdco Group, as the case may be, during the relevant Financial Year.

(c)

There has been no material adverse change in the assets, business or financial condition of any member of the Anooraq Group, the Borrower Group or the Holdco Group) since the date of the Original Financial Statements.

(d)

The Original Financial Statements of the Borrower or Holdco do not consolidate the results, assets or liabilities of any person or business which does not form part of the Borrower Group or the Holdco Group, as the case may be.

(e)

Its and each member of the Borrower Group’s most recent Annual Financial Statements, Semi-Annual Financial Statements and Quarterly Management Accounts delivered pursuant to Clause 25.1 (Financial Statements):

		(i)	have been prepared in accordance with the Accounting Principles as applied to the Original Financial Statements; and

(ii)

give a true and fair view of (if audited) or fairly present (if unaudited) it’s consolidated financial condition as at the end of, and consolidated results of operations for, the period to which they relate.

(f)

The budgets and forecasts supplied under this Agreement were arrived at after careful consideration and have been prepared in good faith on the basis of recent historical information and on the basis of assumptions which were reasonable as at the date they were prepared and supplied.

(g)

Since the date of the most recent financial statements delivered pursuant to Clause 25.1 (Financial Statements) there has been no material adverse change in the business, assets or financial condition of any Obligor or any member of the Borrower Group.

24.14	No proceedings pending or threatened

No litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency which, if adversely determined, are reasonably likely to have a Material Adverse Effect have (to the best of its knowledge and belief (having made due and careful enquiry)) been started or threatened against it or any member of the Borrower Group.

24.15	No breach of laws

(a) It has not (and no member of the Borrower Group has) breached any law (including any Mining Law) or regulation which breach has or is reasonably likely to have a Material Adverse Effect.

(b)

No labour disputes are current or, to the best of its knowledge and belief (having made due and careful enquiry), threatened against it or any member of the Borrower Group which have or are reasonably likely to have a Material Adverse Effect.

24.16	Environmental laws

(a)

It and each member of the Borrower Group is in compliance with Clause 27.3 (Environmental compliance) and to the best of its knowledge and belief (having made due and careful enquiry) no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or is reasonably likely to have a Material Adverse Effect.

(b)

No Environmental Claim has been commenced or (to the best of its knowledge and belief (having made due and careful enquiry)) is threatened against it or any member of the Borrower Group where that claim has or is reasonably likely, if determined against it or that member of the Borrower Group, to have a Material Adverse Effect.

(c)

The cost to the Borrower Group of compliance with Environmental Laws (including Environmental Permits) is (to the best of its knowledge and belief, having made due and careful enquiry) adequately provided for in the Base Case Model and the cost of compliance with the recommendations contained in the Environmental Report is adequately provided for in the Base Case Model.

24.17	Taxation

(a)

It is not (and no member of the Borrower Group is) materially overdue in the filing of any Tax returns and it is not (and no member of the Borrower Group is) overdue in the payment of any amount in respect of Tax of ZAR5,000,000 (Indexed) (or its equivalent in any other currency) or more.

(b)

No claims or investigations are being, or are reasonably likely to be, made or conducted against it (or any member of the Borrower Group) with respect to Taxes such that a liability of, or claim against, it or any member of the Borrower Group of ZAR5,000,000 (Indexed) (or its equivalent in any other currency) or more is reasonably likely to arise.

(c) It (and each member of the Borrower Group) is resident for Tax purposes only in the jurisdiction of its incorporation.

24.18	Security and Financial Indebtedness

(a)

No Security or Quasi-Security exists over all or any of its present or future assets or all or any of the present or future assets of any member of the Borrower Group other than as permitted by this Agreement.

(b) No member of the Borrower Group has any Financial Indebtedness outstanding other than as permitted by this Agreement.

24.19	Ranking

The Transaction Security has or will have the ranking in priority which it is expressed to have in the Transaction Security Documents and it is not subject to any prior ranking or pari passu ranking Security.

24.20	Good title to assets

It and each member of the Borrower Group has a good and valid title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted.

24.21	Legal and beneficial ownership

(a) It and each member of the Borrower Group is the sole legal and beneficial owner of the respective assets over which it purports to grant Security.

(b)

The Target Claim and all the Target Shares and Target Assets are or will be on the Closing Date legally and beneficially owned by the members of the Borrower Group as specified in the Structure Memorandum as owner of those shares and assets free from any claims, third party rights or competing interests other than Permitted Security permitted under Clause 27.15 (Negative Pledge).

24.22	Shares

The shares of any member of the Borrower Group which are subject to the Transaction Security are fully paid and save as expressly provided for in the Transaction Documents, not subject to any option to purchase or similar rights. The Constitutional Documents of companies whose shares are subject to the Transaction Security do not and could not restrict or inhibit any transfer of those shares on creation or enforcement of the Transaction Security. Save as provided for in the Transaction Documents, there are no agreements in force which provide for the issue or allotment of, or grant any person the right to call for the issue or allotment of, any share or loan capital of any member of the Borrower Group (including any option or right of pre-emption or conversion).

24.23	Intellectual Property

It and each member of the Borrower Group:

(a)

is the sole legal and beneficial owner of or has licensed to it on normal commercial terms all the Intellectual Property which is material in the context of its business and which is reasonably required by it in order to carry on its business as it is being conducted;

(b)

to the best of its knowledge and belief, after due and careful enquiry, does not, in carrying on its respective businesses, infringe any Intellectual Property of any third party in any respect which has or is reasonably likely to have a Material Adverse Effect; and

(c) has taken all formal or procedural actions (including payment of fees) required to maintain any material Intellectual Property owned by it.

24.24	Group Structure Chart

(a)

Assuming Completion has occurred and Steps 1 (Asset and Loan Impairment) to 7 (Capital Rebalance) of the Structure Memorandum have been completed, the Group Structure Charts delivered to the Senior Agent pursuant to 18(m) of Schedule 2 (Conditions Precedent) are true, complete and accurate in all material respects and shows the following information:

(i)

each member of the Anooraq Group and each member of the Borrower Group, including current name and company registration number, its jurisdiction of incorporation and/or establishment, a list of shareholders and indicating whether a company is a Dormant Subsidiary or is not a company with limited liability, provided that in relation to the Parent the list of shareholders shall only be required to include the relevant members of the Pelawan Group;

(ii)

all minority interests in each member of the Borrower Group and any person in which any member of the Anooraq Group and each member of the Borrower Group holds shares in its issued share capital or equivalent ownership interest of such person.

(b)

All necessary intra-Group loans, transfers, share exchanges and other steps resulting in the final Borrower Group structure are set out in the Borrower Group Structure Chart and have been or will be taken in compliance with all relevant laws and regulations and all requirements of relevant regulatory authorities.

24.25	Mining Licenses

(a)

Each member of the Borrower Group, other than the Project Companies, has been granted all Mining Licences required by it for the lawful conduct of its business and which are material for the conduct of its business

(b)

The Mining Licences which are material to the conduct of any member of the Borrower Group’s business, other than that of the Project Companies, are in full force and effect and each member of the Borrower Group, to the extent applicable to it, is in compliance in all material respects with all provisions thereof.

(c)

No Mining Licence which is material to the conduct of any member of the Borrower Group’s business, other than that of the Project Companies, is, to the best of its knowledge and belief after due and careful enquiry, the subject of any pending or threatened proceedings which would be reasonably likely to lead to the termination, revocation or withdrawal of that Mining Licence.

24.26	Accounting reference date

The Accounting Reference Date of each member of the Anooraq Group, the Borrower Group and the Holdco Group is 31 December in each year.

24.27	Acquisition Documents, disclosures and other Documents

(a)

The Acquisition Documents contain all the terms of the Acquisition and each Obligor and each member of the Anooraq Group is aware of the terms, consequences (Tax or otherwise) and structure of the Acquisition.

(b)

There is no disclosure made in the Disclosure Letter or any other disclosure to the Acquisition Documents which has or may have a material adverse effect on any of the information, opinions, intentions, forecasts and projections contained or referred to in the Information Package.

(c) To the best of its knowledge no representation or warranty (as qualified by the Disclosure Letter) given by any party to the Acquisition Documents is untrue or misleading in any material respect.

(d) The Transaction Documents contain all the material terms of all the agreements and arrangements between the Parent and its Affiliates and RPM and its Affiliates and each member of the Borrower Group.

(e)

The Borrower is in compliance in all material respects with all of its obligations under the Acquisition Documents including, but not limited to the following provisions of the Boikgantsho Sale of Rights Agreement:

(i)	clause 4.1 (dealing with application for Ministerial consents);

(ii)	clause 9.2 (dealing with detailed reconciliation in respect of exploration costs); and

(iii)	clause 11.1 (dealing with carrying on of the business in the usual and ordinary course).

24.28	[INTENTIONALLY LEFT BLANK]

24.29	[INTENTIONALLY LEFT BLANK]

24.30	No adverse consequences

(a) It is not necessary under the laws of its or any member of the Borrower Group’s Relevant Jurisdictions:

(i) in order to enable any Finance Party to enforce its rights under any Finance Document; or

(ii) by reason of the execution of any Finance Document or the performance by it of its obligations under any Finance Document,

that any Finance Party should be licensed, qualified or otherwise entitled to carry on business in any of such Relevant Jurisdictions.

(b)

No Finance Party is or will be deemed to be resident, domiciled or carrying on business in any Relevant Jurisdiction by reason only of the execution, performance and/or enforcement of any Finance Document.

24.31	[INTENTIONALLY LEFT BLANK]

24.32	Immunity

(a)

The entry into by it and each member of the Borrower Group of each Finance Document to which it is a party constitutes, and the exercise by it and each member of the Borrower Group of its respective rights and performance of its respective obligations under each Finance Document will constitute, private and commercial acts performed for private and commercial purposes.

(b)

It and each member of the Borrower Group will not be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in any Relevant Jurisdiction in relation to any Finance Document.

24.33	Projects

The Capital Expenditure and operating expenditure required to be incurred in connection with the Brakfontein Merensky Project is fully funded by internally generated cash flows (or funding required to be provided by RPM and the Borrower under the Holdco Shareholders Agreement and by RPM under the RPM Operating Cash Flow Shortfall Facility Agreement).

24.34	Times when representations made

(a)

All the representations and warranties in this Clause 24 are made by each applicable Obligor on the date of this Agreement except for the representations and warranties set out in Clause 24.12 (No misleading information) which are deemed to be made by each applicable Obligor (i) with respect to the Information Memorandum, on the date the Information Memorandum is approved by the Borrower, (ii) with respect to the Information Package, on the date of this Agreement and on the Closing Date and (iii) with respect to the Information Package (other than the Base Case Model), on the date of this Agreement and on any later date on which the Information Package (or part of it) is released to the Arranger for distribution in connection with syndication.

(b)	All the representations and warranties in this Clause 24 are deemed to be made by each applicable Obligor on the Closing Date.

(c)	The representations and warranties in Clause 24.12 (No misleading information) are deemed to be made by each applicable Obligor on the Syndication Date.

(d)

The Repeating Representations are deemed to be made by each applicable Obligor on the date of the Utilisation Request, on the Utilisation Date and on the first day of each Interest Period (except that those contained in paragraphs (a) – (d) of Clause 24.13 (Original Financial Statements) will cease to be so made once subsequent financial statements have been delivered under this Agreement).

(e)

Each representation or warranty deemed to be made after the date of this Agreement shall be deemed to be made by reference to the facts and circumstances existing at the date the representation or warranty is deemed to be made.

25.	INFORMATION UNDERTAKINGS

The undertakings in this Clause 25 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

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(c)

If the Senior Agent wishes to discuss the financial position of any member of the Anooraq Group, the Borrower Group or the Holdco Group with the Auditors, the Senior Agent may notify the Parent and the Borrower, stating the questions or issues which the Senior Agent wishes to discuss with the Auditors. In this event, Parent and/or the Borrower must ensure that the Auditors are authorised (at the expense of the Borrower):

	(i)	to discuss the financial position of each member of the Anooraq Group, the Borrower Group and/or the Holdco Group with the Senior Agent on request from the Senior Agent; and

	(ii)	to disclose to the Senior Agent for the Finance Parties any information which the Senior Agent may reasonably request.

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25.5	" "

(b)	" "

(c)	" "

(d)	" "

25.6	" "

25.7	" "

25.8	" "

25.9	" "

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(f)	" "

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(h)	" "

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(j)	" "

(k)	" "

25.10	Notification of default

(a)

Each Obligor shall notify the Senior Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

	(b)	Promptly upon a request by the Senior Agent, the Borrower shall supply to the Senior Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

25.11	“Know your customer” checks

(a) If:

(i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii) any change in the status of an Obligor or the composition of the shareholders of an Obligor after the date of this Agreement; or

(iii) a proposed assignment or transfer by a Lender of any of its rights and/or obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Senior Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Senior Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Senior Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Senior Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied with the results of all necessary “know your customer” or other checks in relation to any relevant person pursuant to the transactions contemplated in the Finance Documents.

(b)

Each Lender shall promptly upon the request of the Senior Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Senior Agent (for itself) in order for the Senior Agent to carry out and be satisfied with the results of all necessary “know your customer” or other checks on Lenders or prospective new Lenders pursuant to the transactions contemplated in the Finance Documents.

26.	FINANCIAL COVENANTS

26.1	Financial definitions

In this Agreement:

“Borrowings” means, at any time, the aggregate outstanding principal, capital or nominal amount (and any fixed or minimum premium payable on prepayment or redemption) of any Financial Indebtedness (other than Financial Indebtedness which qualifies as Equity under paragraph (c) of the definition of “Equity”) of Opco or the Borrower, as the case may be.

“Calculation Date” means each Semi-Annual Date provided that where a Forecast Period is a 12 (twelve) month period (as contemplated in the definition of “Forecast Period”) then the Calculation Date preceding that Forecast Period shall be 31 December only.

“Calculation Period” means each period of 6 (six) months ending on a Calculation Date.

“Cash flow” means, in respect of any Calculation Period and in relation to Opco, EBITDA for that Calculation Period after:

(a)	adding the amount of any decrease (and deducting the amount of any increase) in Working Capital for that Calculation Period;

(b)

adding the amount of any cash receipts (and deducting the amount of any cash payments) during that Calculation Period in respect of any Exceptional Items not already taken account of in calculating EBITDA for that Calculation Period;

(c)

adding the amount of any cash receipts during that Calculation Period in respect of any Tax rebates or credits and deducting the amount actually paid or due and payable in respect of Taxes during that Calculation Period by Opco;

(d)

adding the amount of any increase in provisions, other non-cash debits and other non-cash charges (which are not Current Assets or Current Liabilities) and deducting the amount of any non-cash credits (which are not Current Assets or Current Liabilities) in each case to the extent taken into account in establishing EBITDA;

(e)	deducting the amount of any Capital Expenditure actually made during that Calculation Period by Opco except (in each case) to the extent funded from:

(i) the proceeds of Disposals or insurance claims permitted to be retained for this purpose; or

(ii) New Shareholder Injections; and

(f)	deducting Finance Charges and scheduled repayments in respect of all Borrowings (other than the Opco Funding Loan),

and so that no amount shall be added (or deducted) more than once and on the basis that where Cash flow is required to be determined for a Forecast Period, the references above to “Calculation Period” shall be construed as reference to “Forecast Period” and EBITDA and each of the amounts to be added or deducted above shall be the projected EBITDA and projected amounts in each case, for that Forecast Period as referred to in the Operating Budget and Base Case Model.

“Current Assets” means the aggregate (on a consolidated basis) of all inventory, work in progress, trade and other receivables of Opco including prepayments in relation to operating items and sundry debtors (but excluding Cash and Cash Equivalent Investments) maturing within twelve months from the date of computation but excluding amounts in respect of:

(a)	receivables in relation to Tax;

(b)	Exceptional Items and other non-operating items;

(c)	Insurance claims.

“Current Liabilities” means the aggregate (on a consolidated basis) of all liabilities (including trade creditors, accruals and provisions) of Opco falling due within twelve months from the date of computation but excluding amounts in respect of:

(a)	liabilities for Borrowings and Finance Charges;

(b)	liabilities for Tax;

(c)	Exceptional Items and other non-operating items; and

(d)	Insurance claims.

“Debt Equity Ratio” means, in relation to the Borrower, the ratio of consolidated Borrowings of the Borrower (other than any Borrowings subordinated to the claims of the Finance Parties pursuant to the Plateau Intercreditor Agreement and/or the Global Intercreditor Agreement) to Equity.

“Debt Service” means, in relation to the Borrower and in respect of any Calculation Period, the aggregate of:

(a)	Finance Charges in respect of the Facilities for that Calculation Period;

(b)	the aggregate of all scheduled repayments of Borrowings falling due by the Borrower in respect of the Facilities during that Calculation Period,

and so that no amount shall be included more than once.

“Debt Service Cover Ratio” means the ratio of:

(a)	Ratio Cash flow for such Calculation Period; to

(b)	the Debt Service for such Calculation Period;

in respect of any Calculation Period.

“EBIT” means, in respect of any Calculation Period, the consolidated operating profit of Opco before taxation (including the results from discontinued operations):

(a)	before deducting any Finance Charges;

(b)	not including any accrued interest owing to any member of the Borrower Group;

(c)	before taking into account any Exceptional Items;

(d)	before taking into account any unrealised gains or losses on any derivative instrument (other than any derivative instrument which is accounted for on a hedge accounting basis);

(e)	before taking into account any gain or loss arising from an upward or downward revaluation of any other asset;

(f)	before taking into account any Pension Items; and

(g)	excluding the charge to profit represented by the expensing of stock options,

in each case, to the extent added, deducted or taken into account, as the case may be, for the purposes of determining operating profits of Opco before taxation.

“EBITDA” means, in respect of any Calculation Period, EBIT for that Calculation Period after adding back any amount attributable to the amortisation, or depreciation of assets of members of Opco (and taking no account of the reversal of any previous impairment charge made in that Calculation Period).

“Equity” means, as at the date for calculation of and for purposes of the Debt Equity Ratio, the aggregate (without double counting) of:

(a)	the issued equity share capital (including any share premium) of the Borrower;

(b)	the distributable reserves of the Borrower;

(c)	any Financial Indebtedness of the Borrower subordinated to the claims of the Finance Parties under the Plateau Intercreditor Agreement and/or the Global Intercreditor Agreement.

“Exceptional Items” means any exceptional, one off, non-recurring or extraordinary items which represent gains or losses.

“Finance Charges” means, for any Calculation Period, the aggregate amount of the accrued interest, commission, fees, discounts, prepayment fees, premiums or charges and other finance payments in respect of Borrowings whether paid or payable by the Borrower or Opco, as the case may be, (calculated on a consolidated basis) in respect of that Calculation Period:

(a)	including any upfront fees or costs which are included as part of the effective interest rate adjustments;

(b)	including the interest (but not the capital) element of payments in respect of Finance Leases;

(c)

including any commission, fees, discounts and other finance payments payable by (and deducting any such amounts payable to) the Borrower or Opco, as the case may be, under any interest rate hedging arrangement;

(d)	excluding any interest cost or expected return on plan assets in relation to any post-employment benefit schemes; and

(e)	taking no account of any unrealised gains or losses on any derivative instruments other than any derivative instruments which are accounted for on a hedge accounting basis,

and so that no amount shall be added (or deducted) more than once.

“Finance Lease” means any lease or instalment sale contract which would, in accordance with the Accounting Principles, be treated as a finance or capital lease.

“Fixed Rand Base Rate” means, in relation to any portion of the interest rate risk of a Loan that is hedged pursuant to the Plateau Hedging Documents, the fixed rate specified in such Plateau Hedging Documents less the Margin.

“Floating Rand Base Rate” means, in relation to any portion of the interest rate risk of a Loan that is not hedged pursuant to the Plateau Hedging Documents, JIBAR for the three Month period commencing on a Calculation Date.

“Forecast Period” means each successive period of 6 months’ duration beginning on the day after a Calculation Date and ending on the Termination Date provided that in relation to any Forecast Period which commences at any time which is beyond the period covered by the latest Operating Budget, the Forecast Period shall be each successive period of 12 months’ duration ending on the Termination Date.

“Loan Life Cover Ratio” means, in respect of a Calculation Date, the lowest ratio for any Forecast Period occurring during the period starting on that Calculation Date and ending on the Termination Date of:

(a)	the aggregate of the Net Present Value of the projected Ratio Cash flow for each such Forecast Period until the Termination Date; to

(b)

the aggregate of the principal amount projected to be outstanding under the Facilities as at the commencement of such Forecast Period assuming no mandatory prepayments shall have occurred prior to or occurs during such Forecast Period, in each case as at that Calculation Date.

“N2C Resources New Shareholder Injection” means the aggregate amount subscribed for by N2C Resources for ordinary shares in the Borrower or for subordinated loan notes or other subordinated debt instruments in the Borrower on terms acceptable to the Majority Lenders.

“Net Present Value” means at any time, in relation to any projected amount in any Forecast Period, an amount equal to such projected amount discounted back to the Calculation Date using as the discount rate, the aggregate of the applicable Margin and the weighted average of the Fixed Rand Base Rate and the Floating Rand Base Rate adjusted to a notional rate compounded monthly.

“New Shareholder Injection” means the aggregate amount subscribed for by Holdco for ordinary shares in Opco or for subordinated loan notes or other subordinated debt instruments in Opco on terms acceptable to the Majority Lenders.

“Pension Items” means any income or charge attributable to a post-employment benefit scheme other than the current service costs and any past service costs and curtailments and settlements attributable to the scheme.

“Projected Debt Service Cover Ratio” means, in respect of a Calculation Date, the lowest ratio for any Forecast Period occurring during the period starting on that Calculation Date and ending on the Termination Date of:

(a)	the projected Ratio Cash flow for such Forecast Period; to

(b)	the projected Debt Service for such Forecast Period,

each as calculated by reference to the Operating Budget as at that Calculation Date.

“Ratio Cash flow” means 80% of Cash flow.

“Working Capital” means, on any date, Current Assets less Current Liabilities.

26.2	Financial condition

The Borrower shall ensure that:

(a) The Loan Life Cover Ratio is not less than 1.4 times.

(b) The Debt Service Cover Ratio for any Calculation Period commencing on or after 31 January 2013 is not less than 1.2 times.

(c) The Projected Debt Service Cover Ratio for any Calculation Period commencing on or after 31 January 2013 is not less than 1.2 times.

(d) The Debt Equity Ratio shall not exceed 35:65.

26.3	Financial testing

The financial covenants set out in Clause 26.2 (Financial condition) shall be calculated in accordance with the Accounting Principles and tested by reference to each of the financial statements, the Base Case Model, the Operating Budget and/or each Compliance Certificate delivered pursuant to Clause 25 (Information undertakings).

26.4	Remedy of Debt Equity Ratio

If the Debt Equity Ratio is not met at any time the Borrower shall be entitled to remedy such breach by utilising the cash proceeds of any N2C Resources New Shareholder

Injection which does not give rise to a breach of any Finance Document or a Change in Control in order to make a prepayment of the Loans mutatis mutandis in accordance with the provisions of clause 11.4 (Voluntary prepayment of Loans) within 10 (ten) Business Days of the earlier of delivery of the Compliance Certificate evidencing such breach or the Senior Agent notifying the Borrower of such breach. The breach of the Debt Equity Ratio shall only be regarded as having been remedied upon delivery, within the 10 (ten) Business Day period referred to above, of a pro forma Compliance Certificate setting out the re-calculation of the Debt Equity Ratio and demonstrating compliance with the required Debt Equity Ratio as referred to in clause 26.2 (Financial condition).

27.	GENERAL UNDERTAKINGS

The undertakings in this Clause 27 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

27.1	Authorisations

Each Obligor shall (and each Obligor shall ensure that each member of the Borrower Group will) promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	supply certified copies to the Senior Agent of,

any Authorisation required under any law or regulation of a Relevant Jurisdiction to:

(i)	enable it and each member of the Borrower Group to perform its respective obligations under the Transaction Documents;

(ii)	ensure the legality, validity, enforceability or admissibility in evidence of each Transaction Document; and

(iii)	enable it and each member of the Borrower Group to carry on its respective business where failure to do so has or is reasonably likely to have a Material Adverse Effect.

27.2	Compliance with laws

Each Obligor shall (and the Parent and the Borrower shall ensure that each member of the Borrower Group will) comply in all respects with all laws to which it may be subject, if failure so to comply has or is reasonably likely to have a Material Adverse Effect.

27.3	Environmental compliance

(a) Each Obligor (other than the Parent) shall (and the Parent and the Borrower shall ensure that Opco and each Project Company will):

(i) comply with all Environmental Law;

(ii)	obtain, maintain and ensure compliance with all requisite Environmental Permits;

(iii)	implement procedures to monitor compliance with and to prevent liability under any Environmental Law,

where failure to do so has or is reasonably likely to have a Material Adverse Effect.

(b)

Each Obligor (other than the Parent) shall (and the Parent and the Borrower shall ensure that Opco and each Project Company will) conduct its business in a manner which substantially complies, and enables each Finance Party and its Affiliates to comply, with the Equator Principles, to the extent applicable. Each Obligor (other than the Parent) shall provide the Senior Agent with all documentation reasonably requested by the Senior Agent to confirm such compliance.

(c)

Opco and each Project Company shall (and the Parent and the Borrower shall ensure that Opco and each Project Company will) comply in all material respects with all recommended actions set out in the Environmental Report relating to compliance with the Equator Principles, including, but not limited to the various “LPM Management Commitments” set out in the Environmental Report and summarised in the table with headings “Principle 1: Review and Categorisation” to “Principal 9: Independent Monitoring and Reporting” of the Environmental Report.

(d)	The Borrower shall:

(i)

appoint an independent expert (the identity of which is approved by the Senior Agent) to conduct an annual review of the compliance and implementation by Opco and each Project Company of the various recommendations set out in the Environmental Report, the first such annual review to be completed by no later than 30 June 2010 and thereafter each succeeding annual review to be completed by the anniversary of the preceding annual review completion; and

(ii)	provide a copy of each annual review to the Senior Agent.

27.4	Environmental claims

Each Obligor shall (through the Borrower), promptly upon becoming aware of the same, inform the Senior Agent in writing of:

	(a)	any Environmental Claim against any member of the Borrower Group which is current, pending or threatened; and

	(b)	any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against any member of the Borrower Group,

where the claim, if determined against that member of the Borrower Group, has or is reasonably likely to have a Material Adverse Effect.

27.5	Taxation

(a)

Each Obligor shall (and the Parent and the Borrower shall ensure that each member of the Borrower Group will) pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(i) such payment is being contested in good faith;

(ii)

adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Senior Agent under Clause 25.1 (Financial statements); and

(iii) such payment can be lawfully withheld and failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect.

(b)

No member of the Anooraq Group or the Borrower Group may change its residence for Tax purposes, provided that the Parent may change its residence for Tax purposes if the Senior Agent has confirmed that it is satisfied that the change to the Parent’s residence for Tax purposes will not result in any negative tax consequences (including the imposing of any withholding tax on any member of the Borrower Group).

27.6	Merger

(a)

No Obligor shall (and the Parent and the Borrower shall ensure that no other member of the Borrower Group will) enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction other than a Permitted Transaction.

(b)

Paragraph (a) shall not apply to any amalgamation, demerger, merger, consolidation or corporate reconstruction, which involves only the Parent, but provided it does not give rise to a Change of Control.

27.7	Change of business

The Parent and the Borrower shall procure that no substantial change is made to the general nature of the business of the Parent, the Obligors or the Borrower Group taken as a whole from that carried on by the Borrower Group at the Closing Date.

27.8	Acquisitions

(a) Except as permitted under paragraph (b) below, no Obligor (other than the Parent) shall (and the Parent and the Borrower shall ensure that no other member of the Borrower Group will):

(i)	acquire a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them); or

(ii)	incorporate a company.

(b)

Paragraph (a) above does not apply to an acquisition of a company, of shares, securities or a business or undertaking (or, in each case, any interest in any of them) or the incorporation of a company which is:

	(i)	a Permitted Acquisition; or

	(ii)	a Permitted Transaction.

27.9	Joint ventures

No Obligor (other than the Parent) shall (and the Parent and the Borrower shall ensure that no member of the Borrower Group will), except with the prior written consent of the Senior Agent:

(a) enter into, invest in or acquire (or agree to acquire) any shares, stocks, securities or other interest in any Joint Venture; or

(b)

transfer any assets or lend to or guarantee or give an indemnity for or give Security for the obligations of a Joint Venture or maintain the solvency of or provide working capital to any Joint Venture (or agree to do any of the foregoing).

27.10	Holding Companies

N1C Resources, N2C Resources and the Borrower shall not trade, carry on any business, own any assets or incur any liabilities except for:

(a) the provision of administrative services (excluding treasury services) to other members of the Anooraq Group of a type customarily provided by a Holding Company to its Subsidiaries;

(b)

ownership of shares in its Subsidiaries, intra-Group debit balances, intra- Group credit balances and other credit balances in bank accounts, Cash and Cash Equivalent Investments but only if those shares (other than share in Excluded Subsidiaries), credit balances, Cash and Cash Equivalent Investments are subject to the Transaction Security (in form and substance satisfactory to the Senior Agent);

(c) any liabilities under the Transaction Documents to which it is a party and professional fees and administration costs in the ordinary course of business as a holding company.

27.11	Mining Licenses and New Order Rights

Each Obligor shall ensure that, subject to clause 27.38 (Conditions subsequent):

(a)

each member of the Borrower Group, other than the Project Companies, has been granted all Mining Licences and New Order Rights required by it for the lawful conduct of its business and which are material for the conduct of its business;

(b)

the Mining Licences and New Order Rights which are material to the conduct of any member of the Borrower Group’s business, other than that of the Project Companies, are in full force and effect and that each member of the Borrower Group, to the extent applicable to it, is in compliance in all material respects with all provisions thereof; and

(c)

all relevant steps are taken to ensure that each Project Company applies for and obtains all Mining Licenses and New Order Rights required by it for the lawful conduct of its business and which are material for the conduct of its business and that once such Mining Licenses and New Order Rights are obtained, to the extent applicable to it, it is in compliance in all material respects with all provisions thereof.

27.12	Preservation of assets

Each Obligor (other than the Parent) shall (and the Parent and the Borrower shall ensure that each member of the Borrower Group will) maintain in good working order and condition (ordinary wear and tear excepted) all of its assets necessary in the conduct of its business.

27.13	Pari passu ranking

Each Obligor shall ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it or any member of the Borrower Group under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

27.14	Acquisition Documents

(a)

The Parent and the Borrower shall (and the Parent and the Borrower will procure that the Borrower and each relevant member of the Anooraq Group will) promptly pay all amounts payable by it under the Acquisition Documents as and when they become due (except to the extent that any such amounts are being contested in good faith by a member of the Anooraq Group and where adequate reserves are set aside for any such payment).

(b)

The Parent and the Borrower shall, (and the Parent and the Borrower will procure that the Borrower and each relevant member of the Anooraq Group will), take all reasonable and practical steps to preserve and if, after consultation with the Senior Agent, it is instructed to do so by the Senior Agent, enforce its rights (or the rights of any other member of the Anooraq Group) and pursue any claims and remedies arising under any Acquisition Documents.

(c)

The Parent and the Borrower shall, (and the Parent and the Borrower will procure that the Borrower and each relevant member of the Anooraq Group will) comply in all material respects with each of their obligations under the Acquisition Documents, including, but not limited to the following provisions of the Boikgantsho Sale of Rights Agreement:

	(i)	clause 4.1 (dealing with application for Ministerial consents);

	(ii)	clause 9.2 (dealing with detailed reconciliation in respect of exploration costs); and

	(iii)	clause 11.1 (dealing with carrying on of the business in the usual and ordinary course).

(d)

The provisions of clause 27.14(b) above are in addition to and without prejudice to any rights which the Plateau Security SPV or the Opco Security SPV may have under the Transaction Security Documents to the extent they include a cession in security of any of the rights of an Obligor under the Acquisition Documents or certain of them.

27.15	Negative pledge

In this Clause 27.15, “Quasi-Security” means a transaction described in paragraph (b) below.

Except as permitted under paragraph (c) below:

	(a)	No Obligor shall (and the Parent and the Borrower shall ensure that no other member of the Borrower Group will) create or permit to subsist any Security over any of its assets.

	(b)	No Obligor shall (and the Parent and the Borrower shall ensure that no other member of the Borrower Group will):

		(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Borrower Group;

		(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

		(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

		(iv)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	Paragraphs (a) and (b) above do not apply to any Security or (as the case may be) Quasi-Security, which is:

	(i)	Permitted Security;

	(ii)	a Permitted Transaction; or

	(iii)	granted by the Parent to any person, provided such Security or Quasi Security is not given over the shares held by the Parent in N1C Resources or the loan claims of the Parent against N1C Resources.

27.16	Disposals

(a)

Except as permitted under paragraph (b) below, no Obligor shall (and the Parent and the Borrower shall ensure that no member of the Borrower Group will) enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

	(b)	Paragraph (a) above does not apply to any sale, lease, transfer or other disposal which is:

		(i)	a Permitted Disposal;

		(ii)	a Permitted Transaction; or

		(iii)	made by the Parent, provided it is not a disposal of the shares held by the Parent in N1C Resources or the loan claims of the Parent against N1C Resources.

27.17	Arm’s length basis

(a)

Except as permitted by paragraph (b) below, no Obligor (other than the Parent) shall (and the Parent and the Borrower shall ensure no member of the Borrower Group will) enter into any transaction with any person except on arm’s length terms and for fair market value.

	(b)	The following transactions shall not be a breach of this Clause 27.17:

		(i)	intra-Group loans permitted under Clause 27.18 (Loans or credit);

(ii)

fees, costs and expenses payable under the Transaction Documents in the amounts set out in the Transaction Documents delivered to the Senior Agent under Clause 4.1 (Initial conditions precedent) or agreed by the Senior Agent; and

		(iii)	any Permitted Transactions.

27.18	Loans or credit

	(a)	Except as permitted under paragraph (b) below, no Obligor (other than the Parent) shall (and the Parent and the Borrower shall ensure that no member of the Borrower Group will) be a creditor in respect of any Financial Indebtedness.

(b)	Paragraph (a) above does not apply to:

	(i)	a Permitted Loan; or

	(ii)	a Permitted Transaction.

27.19	No Guarantees or indemnities

(a)

Except as permitted under paragraph (b) below, no Obligor (other than the Parent) shall (and the Parent and the Borrower shall ensure that no member of the Borrower Group will) incur or allow to remain outstanding any guarantee in respect of any obligation of any person.

	(b)	Paragraph (a) does not apply to:

		(i)	a guarantee which is a Permitted Transaction; or

		(ii)	a guarantee which is a Permitted Guarantee.

27.20	Dividends and share redemption

(a)

Except as permitted under paragraph (b) below, the Borrower shall not (and the Parent and the Borrower will ensure that no other member of the Borrower Group (other than N1C Resources or N2C Resources) will):

(i)

declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital);

		(ii)	repay or distribute any dividend or share premium reserve;

(iii)

pay or allow any member of the Borrower Group to pay any management, advisory or other fee to or to the order of any of the direct or indirect shareholders of any member of the Borrower Group or any of their respective Affiliates; or

		(iv)	redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so.

	(b)	Paragraph (a) above does not apply to:

		(i)	a Permitted Distribution;

		(ii)	a Permitted Payment; or

		(iii)	a Permitted Transaction.

27.21	Mining Operations and Projects

(a)

Each Obligor shall ensure that Opco develops and operates its Mining operations in all material respects in accordance with the Applicable Mine Plan and procure that the same and other assets of Opco are maintained and diligently operated for the extraction, production, transportation, storage, processing and delivery of PGMs in a good and workmanlike manner and in accordance with (a) best industry practices, (b) the Transaction Documents and (c) all applicable laws, rules and regulations in all material respects, and procure that appropriate action is taken according to approved practices of prudent operators in the industry to maintain and manage such Mining operations and all operations on such sites and procure that all machinery, equipment and facilities of any kind now or hereafter forming part of the same or on such sites as necessary for the extraction, production, transportation, storage, processing, delivery or marketing of PGMs are provided and are kept in all material respects in good and efficient operating condition, and all repairs, renewals, replacements, additions and improvements thereto necessary to the same are promptly made.

(b)

Each Obligor shall ensure that the Capital Expenditure and operating expenditure required to complete the Brakfontein Merensky Project and any other developments or projects contemplated by the Base Case Model is fully funded from internally generated cash flows (or funding required to be provided by RPM and the Borrower under the Holdco Shareholders Agreement and by RPM under the RPM Operating Cash Flow Shortfall Facility Agreement).

(c)

The Borrower shall ensure that Opco complies with the provisions of the Sale of Concentrate Agreement and that the Sale of Concentrate Agreement remains of full force and effect and that prior to the termination or lapsing (for whatever reason) of the Sale of Concentrate Agreement, the duration of the Sale of Concentrate Agreement is either extended for a period which expires after the Termination Date or the Sale of Concentrate Agreement is replaced by another sale of concentrate agreement on the same material terms and conditions as the Sale of Concentrate Agreement and which is to the reasonable satisfaction of the Senior Agent.

27.22	RPM Funding Documents and Funding Loan Agreements

	(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Parent and the Borrower shall ensure that no member of the Borrower Group will):

		(i)	repay or prepay any principal amount (or capitalised interest) outstanding under the RPM Finance Documents or the Funding Loan Agreements;

		(ii)	pay any interest or any other amounts payable in connection with the RPM Finance Documents or the Funding Loan Agreements; or

(iii)	purchase, redeem, defease or discharge any amount outstanding with respect to the RPM Finance Documents or the Funding Loan Agreements.

(b)

Paragraph (a) does not apply to a payment, repayment, prepayment, purchase, redemption, defeasance or discharge which is either a Permitted Payment or a Permitted Distribution under paragraph (i) of the definition of “Permitted Distribution”.

27.23	Financial Indebtedness

(a)

Except as permitted under paragraph (b) below, no Obligor (other than the Parent) shall (and the Parent and the Borrower shall ensure that no member of the Borrower Group will) incur or allow to remain outstanding any Financial Indebtedness.

(b) Paragraph (a) above does not apply to Financial Indebtedness which is:

(i) Permitted Financial Indebtedness; or

(ii) a Permitted Transaction.

27.24	Share capital

No Obligor shall (and the Parent and the Borrower shall ensure no member of the Borrower Group will) issue any shares except pursuant to:

(a) a Permitted Share Issue; or

(b) a Permitted Transaction.

27.25	Insurance

(a)

Each Obligor (other than the Parent) shall (and the Parent and the Borrower shall ensure that each member of the Borrower Group will) maintain insurances on and in relation to its business and assets against those risks and to the extent as is usual for companies carrying on the same or substantially similar business.

(b)

All Insurances must be with reputable independent insurance companies or underwriters. If the insurances referred to in the Insurances Report are to be replaced at any time, the Borrower shall (and each other Obligor shall ensure that) a replacement Insurance Report is prepared by the same person which prepared the original Insurance Report or by such other qualified person acceptable to the Senior Agent and that such replacement Insurance Report is delivered to the Senior Agent on or before the date of replacement.

(c)

Where insurances and risks have been identified in the Insurance Report, the Borrower shall (and the Parent and the Borrower shall ensure that each member of the Borrower Group will) ensure the insurances maintained are at least in respect of the business and assets and against the risks and to the extent recommended in the Insurance Report.

27.26	Pensions

(a)

The Parent and the Borrower shall ensure that all pension schemes operated by or maintained for the benefit of members of the Borrower Group and/or any of their employees are fully funded based on the minimum funding requirement under all applicable laws and regulations and that no action or omission is taken by any member of the Borrower Group in relation to any pension scheme which has or is reasonably likely to have a Material Adverse Effect (including, without limitation, the termination or commencement of winding-up proceedings of any such pension scheme or any member of the Borrower Group ceasing to employ any member of such a pension scheme).

(b)

The Parent and the Borrower shall deliver to the Senior Agent at such times as those reports are prepared in order to comply with the then current statutory or auditing requirements (as applicable either to the trustees of any relevant schemes or to the Parent or to the Borrower), actuarial reports in relation to all pension schemes mentioned in (a) above.

(c)

The Parent and the Borrower shall promptly notify the Senior Agent of any material change in the rate of contributions to any pension schemes mentioned in (a) above paid or recommended to be paid (whether by the scheme actuary or otherwise) or required (by law or otherwise).

(d)

Each Obligor shall immediately notify the Senior Agent of any investigation or proposed investigation by any pension regulator or other authority in relation to the pension arrangements of the Borrower Group.

27.27	Access

If a Default is continuing or the Senior Agent reasonably suspects a Default is continuing or may occur, each Obligor shall, and the Parent and the Borrower shall ensure that each member of the Borrower Group will, (not more than once in every Financial Year unless the Senior Agent reasonably suspects a Default is continuing or may occur) permit the Senior Agent, the Security Agent and/or the Plateau Security SPV and/or accountants or other professional advisers and contractors of the Senior Agent, the Security agent and/or the Plateau Security SPV free access at all reasonable times and on reasonable notice to (a) the premises, assets, books, accounts and records of each member of the Borrower Group and (b) meet and discuss matters with senior management of the Borrower Group.

27.28	Service Agreements

(a)

The Parent and the Borrower must ensure that there is in place in respect of each member of the Borrower Group qualified management with appropriate skills in accordance with the terms of the Umbrella Services Agreement and the Services Agreement(s).

(b) If any of the Key Management Positions are not occupied at any time, the Borrower must as soon as reasonably practicable thereafter:

(i)	notify the Senior Agent; and

(ii)

after consultation with the Senior Agent as to the identity of such replacement person, find and appoint an adequately qualified person to occupy the relevant Key Management Position as promptly as practicable and notify the Senior Agent when such person has been appointed.

(c)

The Parent and the Borrower shall ensure that no member of the Borrower Group amends, varies, waives, novates, supplements or replaces any material term of a Service Agreement in a way which is or is reasonably likely to be materially prejudicial to the interests of the Finance Parties.

27.29	Intellectual Property

	(a)	Each Obligor shall and the Parent and the Borrower shall procure that each Borrower Group member will:

		(i)	preserve and maintain the subsistence and validity of the Intellectual Property necessary for the business of the relevant Borrower Group member;

		(ii)	use reasonable endeavours to prevent any infringement in any material respect of the Intellectual Property;

		(iii)	make registrations and pay all registration fees and taxes necessary to maintain the Intellectual Property in full force and effect and record its interest in that Intellectual Property;

(iv)

not use or permit the Intellectual Property to be used in a way or take any step or omit to take any step in respect of that Intellectual Property which may materially and adversely affect the existence or value of the Intellectual Property or imperil the right of any member of the Borrower Group to use such property; and

		(v)	not discontinue the use of the Intellectual Property.

(b)

Failure to comply with any part of paragraph (a) above shall not be a breach of this Clause 27.29 to the extent that (x) any dealing with Intellectual Property which would otherwise be a breach of paragraph (a) is contemplated by the definition of Permitted Transaction or Permitted Disposal, or (y) such failure is not reasonably likely to have a Material Adverse Effect.

27.30	Amendments

(a)

No Obligor shall (and the Parent and the Borrower shall ensure that no member of the Borrower Group will) amend, vary, novate, supplement, supersede, waive or terminate any term of a Transaction Document or any other document delivered to the Senior Agent pursuant to Clauses 4.1 (Initial conditions precedent) or, except in the form of the Transaction Documents as at the Signature Date, enter into any agreement with any direct or indirect shareholders of the Parent holding more than 10 per cent. of the issued share capital of the Parent, or any of their Affiliates which is not a member of the Borrower Group except in writing in accordance with the provisions of Clause 40 (Amendments and Waivers), the Plateau Intercreditor Agreement, the Global Intercreditor Agreement or with the prior written consent of all the Lenders.

(b)	The Borrower shall promptly supply to the Senior Agent a copy of any document relating to any of the matters referred to in paragraph (a) above.

27.31	Financial assistance

Each Obligor shall (and the Parent and the Borrower shall procure each member of the Borrower Group will) comply in all respects with Section 38 of the South African Companies Act, 1973 and any equivalent legislation in other jurisdictions including in relation to the execution of the Transaction Security Documents and payment of amounts due under this Agreement.

27.32	[INTENTIONALLY LEFT BLANK]

27.33	Treasury Transactions

(a) No Obligor (other than the Parent) shall (and the Parent and the Borrower will procure that no members of the Borrower Group will) enter into any Treasury Transaction, other than:

(i) the hedging transactions contemplated by the Plateau Hedging Letter and the Structure Memorandum and documented by the Plateau Hedging Documents;

(ii) spot delivery foreign exchange contracts entered into in the ordinary course of business and not for speculative purposes; and

(iii)

any other Treasury Transaction which does not fall under (i) or (ii) above, which is entered into to hedge actual or projected exposures arising in the ordinary course of trading of Opco or a Project Company,

(b)

The Parent and the Borrower shall ensure that all currency and interest rate hedging arrangements contemplated by the Plateau Hedging Letter and the Structure Memorandum are implemented in accordance with the terms of the Plateau Hedging Letter and the Structure Memorandum and that such arrangements are not terminated, varied or cancelled without the consent of the Senior Agent (acting on the instructions of the Majority Lenders), save (in the case of arrangements documented by the Plateau Hedging Documents) as permitted by the Plateau Intercreditor Agreement.

27.34	Security Documents

	(a)	The Obligors shall ensure that:

		(i)	the Opco Security Documents, the Holdco Security Documents and the Plateau Security Documents (as well as any rights, benefits or exemptions available thereunder) shall:

(A)

subject only to execution thereof and, where applicable, registration, be enforceable, in full force and effect and all suspensive conditions and conditions precedent thereto shall have been satisfied;

			(B)	not be terminated, cancelled or revoked by any party thereto or the rights thereto assigned or transferred (in whole or in part) to any person other than pursuant to the Finance Documents;

(ii)

no rights or claims for damages or penalties shall arise under any Opco Security Document, Holdco Security Document or Plateau Security Document in favour of any member of the Borrower Group other than pursuant to the Finance Documents; and

		(iii)	any member of the Borrower Group who is a party to any Opco Security Document and/or any Holdco Security Document and/or Plateau Security Document complies with its obligations thereunder.

(b)

The Security Agent or the Plateau Security SPV shall at all times be entitled and be capable (directly or indirectly) of exercising and enforcing the rights given or purported to be given under or in connection with the Opco Security Documents, the Holdco Security Documents and the Plateau Security Documents.

(c)

No member of the Borrower Group shall exercise any of its rights under any Opco Security Document, Holdco Security Document if such exercise would be contrary to the provisions of the Global Intercreditor Agreement.

27.35	Winding up of Lebowa

(a)

Pending the winding up of Lebowa, the Borrower shall ensure that Lebowa does not conduct any further business except for the performance of any obligation and the exercise of rights as required under any agreements existing as at the Signature Date and which it is not able to transfer to Opco and provided further that the Borrower shall provide the Senior Agent with any and all information required by it in connection with the business of Lebowa.

	(b)	Once the circumstances referred to in (a) above no longer apply, then the Borrower shall take all relevant steps to wind up Lebowa as soon as reasonably possible.

(c)	The Borrower shall procure that any bank accounts held in the name of Lebowa are closed on the Closing Date.

27.36	Further assurance

(a)

Each Obligor (other than the Parent) shall (and the Parent and the Borrower shall procure that each member of the Borrower Group will) promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices, powers of attorney and instructions) as the Security Agent and/or the Plateau Security SPV may reasonably specify (and in such form as the Security Agent and/or the Plateau Security SPV may reasonably require in favour of the Security Agent and/or the Plateau Security SPV and/or the Opco Security SPV or its nominee(s)):

(i)

to perfect the Security created or intended to be created under or evidenced by the Transaction Security Documents (which may include the execution of a mortgage, charge, assignment, cession or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of the Security Agent and/or the Plateau Security SPV and/or the Opco Security SPV or the Finance Parties provided by or pursuant to the Finance Documents or by law;

(ii)

to confer on the Security Agent and/or the Plateau Security SPV and/or the Opco Security SPV or confer on the Finance Parties, Security over any property and assets of each member of the Borrower Group, (other than the Project Companies) located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Transaction Security Documents; and/or

		(iii)	to facilitate the realisation of the assets which are, or are intended to be, the subject of the Transaction Security.

(b)

Each Obligor (other than Parent) shall (and the Parent and the Borrower shall procure that each member of the Borrower Group will) promptly do all such acts or execute all such documents (including the execution of any and all powers of attorney, notices and instructions) as the Senior Agent and/or Security Agent may specify (and in such form as the Senior Agent and/or the Security Agent may require) in favour of the Opco Security SPV or its nominees to confer on the Opco Security SPV, Security over any mills or plants constructed (including in the form of a special notarial bond over such identifiable assets comprising the whole or any portion of the mills or plants or any component thereof).

(c)

Each Obligor (other than the Parent) shall (and the Parent and the Borrower shall procure that each member of the Borrower Group shall) take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Plateau Security SPV, the Opco Security SPV or any other Finance Party by or pursuant to the Finance Documents.

27.37	Syndication

The Parent and the Borrower shall provide reasonable assistance to the Arranger in the preparation of the Information Memorandum and the primary syndication of the Facilities (including, without limitation, by making senior management available for the purpose of making presentations to, or meeting, potential lending institutions) and will comply with all reasonable requests for information from potential syndicate members prior to completion of syndication.

27.38	Conditions subsequent

	(a)	The Parent and the Borrower shall procure that:

(i)

in compliance with the MPRD Act and schedules thereto, the Old Order Rights converted into New Order Rights in terms of the Transitional Arrangements contemplated by Schedule II of the MPRD Act are lodged at the Mining Titles Office for registration and simultaneously at the Deeds Office or the Mining Titles Office for deregistration of the Old Order Rights, within 90 (ninety) days from the date on which the relevant member of the Borrower Group or its Affiliate (as applicable) received notice of conversion of the Old Order Rights provided that if such lodgement does not take place within 60 (sixty) days the Senior Agent (or other person(s) empowered by the special power of attorney delivered pursuant to paragraph 18(t) of Schedule 2 (Conditions Precedent)) may, unless otherwise requested by the Borrower on reasonable grounds relating to any terms and conditions contained in the conversion notice which are objectionable to the Borrower, act under the special power of attorney delivered to the Senior Agent pursuant to 18(t) of Schedule 2 (Conditions Precedent) in order to procure such lodgement; and

(ii) any and all information reasonably requested by the Senior Agent in connection with compliance with the provisions of (i) above, is provided promptly to the Senior Agent.

	(b)	The Parent and the Borrower shall procure that:

(i)

within 30 (thirty) days of the date of execution of the New Order Rights, all of the documents required by the Senior Agent (including powers of attorney attaching the relevant Opco Security Documents) relating to the Opco Security Documents referred to in paragraph 5 of Part 1 of Schedule 13 (Transaction Security Document) are signed and delivered to the Senior Agent and all other steps taken to allow for the Senior Agent to lodge such Opco Security Documents for registration at the Mineral and Petroleum Titles Registration Office and that all associated fees are paid; and

(ii)

all reasonable commercial endeavours are used by them and each other member of the Borrower Group to achieve registration of such Opco Security Documents as soon as reasonably possible after lodgement for registration.

(c)

The steps taken in (b) above shall, to the extent applicable, include the application for any Ministerial or other consents that may be required for the lodgement and/or registration of the relevant Opco Security Documents.

(d)

The Borrower shall procure that any documents required by the Senior Agent (including powers of attorney) relating to the Opco Security Documents referred to in paragraphs 2 to 4 of Part 1 of Schedule 13 (Transaction Security Document) which were not delivered on or before the Closing Date, are signed and delivered to the Senior Agent and all other steps are taken and, to the extent necessary, consents obtained, to allow for the Senior Agent to lodge such Opco Security Documents for registration at the applicable Deeds Registries under the Deeds Registries Act, 1946 of South Africa and that all associated fees are paid.

27.39	Account Bank

The Parent and the Borrower shall ensure that all bank accounts of the Borrower shall be opened and maintained with the Account Bank in accordance with the provisions of the Finance Documents and are subject to valid Security under the Transaction Security Documents.

27.40	Accounts

(a)

By no later than 10 (ten) Business Days prior to the Closing Date, the Borrower shall open a disbursement account (the “Disbursement Account”) in South Africa with the Account Bank denominated in Rand and shall maintain the Disbursement Account for a period of not less than 30 (thirty) days following the Closing Date.

	(b)	With effect from the Closing Date and thereafter during the remainder of the Facility Period the Borrower shall:

		(i)	open and maintain a proceeds account (the “Borrower Proceeds Account”) in South Africa in its name with the Account Bank denominated in Rand;

		(ii)	open and maintain a business account (the “Borrower Business Account”) in South Africa in its name with Standard Bank denominated in Rand;

		(iii)	ensure that Holdco opens and maintains a business account (the “Holdco Business Account”) in South Africa in its name with Standard Bank denominated in Rand; and

(iv)	ensure that Opco opens and maintains a business account (the “Opco Business Account”) in South Africa in its name with Standard Bank.

(c)	The Borrower shall:

(i)

not open or maintain any bank, deposit, savings or other account except for the Disbursement Account, the Borrower Proceeds Account, the Borrower Business Account, the bank account into which the proceeds of Permitted Financial Indebtedness referred to in paragraph (l) of the definition of “Permitted Financial Indebtedness” shall be paid and provided that account is opened solely for that purpose and is closed immediately after that purpose is achieved and that Permitted Financial Indebtedness discharged, and a bank account into which provisions for the redemption of preference shares under the RPM Finance Documents may be paid, but only to the extent such provision is permitted under the Global Intercreditor Agreement;

(ii)

ensure that Holdco does not open or maintain any bank, deposit, savings or other account except for the Holdco Business Account, and a bank account into which provisions for the redemption of preference shares under the RPM Finance Documents may be paid, but only to the extent such provision is permitted under the Global Intercreditor Agreement; and

(iii)

ensure that Opco does not open or maintain any bank, deposit, savings or other account except for the Opco Business Account, any other account which holds Cash or Cash Equivalent Investments so long as those Cash or Cash Equivalent Investments become subject to the Transaction Security in form and substance satisfactory to the Senior Agent as soon as is reasonably practicable, and a bank account into which provisions for the redemption of preference shares under the RPM Finance Documents may be paid, but only to the extent such provision is permitted under the Global Intercreditor Agreement, in each case, without the prior written consent of the Senior Agent.

(d)	Each Transaction Account shall be a separate account at the Account Bank or Standard Bank, as the case may be.

(e)

If the Borrower or Holdco receives any moneys for crediting to a Transaction Account in a currency other than in the currency of that Transaction Account, the Borrower shall request the Account Bank, or Standard Bank as the case may be, to convert these moneys into the relevant currency of account at the Applicable Spot Rate of Exchange.

(f)

The Borrower shall at all times indemnify and keep indemnified the Senior Agent, the Security Agent and the Plateau Security SPV fully and effectually from and against all liabilities, costs and expenses which it may incur to the Account Bank or Standard Bank, as the case may be, (or their affiliates and/or nominees) in connection with the opening, operation or closure of any Transaction Account, including transaction charges, save to the extent that such liabilities, costs and expenses result from the negligence or wilful default of the Senior Agent, the Security Agent or the Plateau Security SPV (as the case may be).

27.41	Withdrawals

	(a)	No payments to, or withdrawals from, any Transaction Account shall be made except as expressly permitted by this Clause 27.41, Clause 27.43 or Clause 27.44.

	(b)	None of the Borrower, Holdco or Opco may make any withdrawal from any Transaction Account:

(i)

if, prior to the date of the proposed withdrawal, the Senior Agent notifies the Account Bank or Standard Bank, as the case may be, that the withdrawal is not or would not be permitted under any Finance Document; or

(ii)	if that Transaction Account would thereby become overdrawn, except in relation to the Opco Business Account, but provided that the overdraft amount represents Permitted Financial Indebtedness.

(c)

If, at any time an Event of Default is continuing, the Senior Agent may, by written notice to the Account Bank or Standard Bank, as the case may be, specify that no withdrawals from the Borrower Proceeds Account, the Borrower’s Business Account or the Disbursement Account maintained with such bank may be made without the prior written consent of the Senior Agent.

(d)

If, at any time a Fundamental Event of Default has occurred the Senior Agent may, by written notice to the Account Bank or Standard Bank, as the case may be, specify that no withdrawals from all or any of the Transaction Accounts maintained with such bank may be made without the prior written consent of the Senior Agent.

(e)

All amounts withdrawn from any Transaction Account by the Borrower, Holdco or Opco, as the case may be, for application in or towards making a specific payment or meeting a specific liability specified in the Global Intercreditor Agreement shall be applied in or towards making that payment or meeting that liability as specified in the Global Intercreditor Agreement, and for no other purpose provided that if, at any time there are proceeds standing to the credit of the Opco Business Account which are not immediately required to meet any liabilities of Opco, Opco shall be entitled to withdraw such amounts from the Opco Business Account and invest such amounts in Cash or Cash Equivalent Investments only once a calendar month though.

(f)

Clauses 27.41(a) and (b) shall not prevent the Senior Agent (acting on the instructions of the Majority Lenders), by notice to the Account Bank or Standard Bank, as the case may be, the Borrower and (if applicable) Holdco or Opco, as the case may be, from permitting transfers between any Transaction Account after the occurrence of a Default or Event of Default and before it is waived or remedied.

(g)

None of the restrictions on the withdrawal of funds from a Transaction Account contained in this Clause 27.401 shall affect the obligations of the Borrower or any other Obligor to make all payments of any amount required to be made by each of them, on the due date for payment thereof in accordance with the Finance Documents.

27.42	Access to books and records

(a)

The Borrower irrevocably grants (and the Borrower shall ensure that Holdco and Opco irrevocably grants) the Senior Agent or any of its appointed representatives access to review the books and records of its Transaction Accounts, on reasonable prior notice. The Borrower authorises, and shall authorise, (and the Borrower shall ensure that Holdco and Opco authorises, and shall authorise) the Account Bank and Standard Bank to give the Senior Agent, unrestricted access on reasonable prior notice to review such books and records relating to the Transaction Accounts held by the Account Bank and Standard Bank for the purpose of monitoring compliance with the Finance Documents.

(b)

Nothing in this Clause 27.42 shall require the Account Bank to disclose to any person any books, records or other information which the Account Bank would not be required to disclose to the Borrower, Holdco or Opco, as the case may be.

27.43	Disbursement Account

(a)

All proceeds from an advance under the Facilities, the N2C Resources Shareholder Loan, the subscription for preference shares by RPM in the Borrower pursuant to the RPM Finance Documents and the subscription for preference shares by Pelawan SPV in the Borrower pursuant to the B Preference Share Documents, shall be paid in Rand into the Disbursement Account by no later than on the Closing Date.

(b)

The Borrower shall only be entitled to apply the funds standing to the credit of the Disbursement Account towards paying the purchase price due to RPM under the Holdco Sale of Shares Agreement on the Closing Date, repaying the GP Loan to RPM on the Closing Date and making payment of the other amounts reflected in the Funds Flow Statement as being paid on the Closing Date; provided that:

(i)

in accordance with Clause 3.1 (Purpose), the Borrower shall apply all amounts borrowed by it under the Facility towards payment to RPM of the purchase price for the Target Claim under the Holdco Sale of

Shares Agreement as described in the Funds Flow Statement and Structure Memorandum; and

(ii)	to the extent applicable, the Borrower may also make payment from the Disbursement Account on the Closing Date of an amount pursuant to paragraph (i) of the definition of “Permitted Distribution”.

27.44	Proceeds Accounts, Opco Business Account and Borrower Business Account

	(a)	The Borrower shall procure that all proceeds from:

		(i)	any payment made to the Borrower in accordance with the terms of any Transaction Document;

		(ii)	any repayment of principal or interest under the Plateau Funding Loan Agreement;

		(iii)	any utilisation of or advance under the RPM Standby Facility Agreement; and/or

		(iv)	any utilisation of or advance under the RPM Operating Cash Flow Shortfall Facility Agreement,

is paid directly into the Borrower Proceeds Account in cleared funds provided that the Borrower shall be entitled to credit the receipt contemplated in Step 26 of the Funds Flow Statement to the Borrower Business Account provided that on the Closing Date such amount so credited shall be applied in the manner contemplated in step 28 of the Funds Flow Statement.

	(b)	The Borrower shall procure that all proceeds from:

		(i)	any payment made to Holdco in accordance with the terms of any Transaction Document;

		(ii)	any repayment of principal or interest under the Opco Funding Loan Agreement; and/or

(iii)

amounts standing to the credit of the Borrower Proceeds Account which represent the proceeds of (x) any utilisation or advance under the RPM Operating Cash Flow Shortfall Facility Agreement or (y) the proceeds of any amount to be advanced by RPM to Holdco under the RPM Funding Loan Agreement (in relation to the operational requirements of Opco), is paid directly into the Holdco Business Account in cleared funds.

	(c)	The Borrower shall procure that:

		(i)	all Opco Business Revenue and all amounts standing to the credit of the Holdco Business Account which represent the proceeds of any amount to be advanced by Holdco to Opco under the Opco Funding Loan

Agreement which are derived from (x) any utilisation or advance under the RPM Funding Loan Agreement or (y) any utilisation or advance under the Plateau Funding Loan Agreement (in relation to the operational requirements of Opco) is paid directly into the Opco Business Account in cleared funds; and

(ii)	all Borrower Business Revenue is paid directly into the Borrower Proceeds Account in cleared funds.

(d)	The Borrower shall:

(i)

cause to be applied the balance standing to the credit of the Borrower Proceeds Account in cleared funds for the purposes, and in the order of priority, set out in the Borrower Cash Waterfall in the Global Intercreditor Agreement;

(ii)

except as otherwise provided for in steps 26 and 28 of the Funds Flow Statement on the Closing Date, cause to be applied the balance outstanding to the credit of the Borrower Business Account in cleared funds for the purposes of meeting its administrative, operating and Capital Expenditure;

(iii)

ensure that Holdco causes to be applied the balance standing to the credit of the Holdco Business Account in cleared funds for the purposes, and in the order of priority, set out in the Holdco Cash Waterfall in the Global Intercreditor Agreement; and

(iv)

ensure that Opco causes to be applied the balance standing to the credit of the Opco Business Account in cleared funds for the purposes, and in the order of priority, set out in the Opco Cash Waterfall in the Global Intercreditor Agreement.

27.45	Refinancing

Each Obligor shall and the Parent and the Borrower shall procure that each member of the Borrower Group will not refinance any of the preference shares, the operating cash flow shortfall facilities or the standby facilities provided under the RPM Finance Documents except pursuant to a Permitted Refinancing.

28.	EVENTS OF DEFAULT

Each of the events or circumstances set out in this Clause 28 is an Event of Default (save for Clause 28.20 (Acceleration)).

28.1	Non-payment

An Obligor or member of the Borrower Group does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(a) its failure to pay is caused by:

(i)	administrative or technical error; or

(ii)	a Disruption Event; and

(b)	payment is made within 2 (two) Business Days of its due date.

28.2	Financial covenants and other obligations

(a)

Any requirement of Clause 26 (Financial covenants) is not satisfied and, if allowed by the express provisions of clause 26.4 (Remedy of Debt Equity Ratio), is not remedied within the applicable remedy period, or an Obligor does not comply with the provisions of Clauses 25 (Information Undertakings), provided that where no time period is specified for the delivery of documents or information under clause 25 (Information Undertakings) and such documents or information are not required for the calculation of any financial covenant under clause 26 (Financial Covenants), non delivery of such documents or information shall only be an Event of Default if such documents or information are not delivered within 5 (five) Business Days of the occurrence of the relevant event giving rise to the notification or delivery obligation.

(b) An Obligor or member of the Borrower Group does not comply with any provision of any Transaction Security Document.

28.3	Other obligations

(a)

An Obligor or member of the Borrower Group does not comply with any provision of the Transaction Documents (other than those referred to in Clause 28.1 (Non-payment) and Clause 28.2 (Financial covenants and other obligations)).

(b) Any Obligor fails to comply with its obligations under Clause 27.21 (Mining Operations and Projects).

(c)

No Event of Default under paragraph (a) or (b) above will occur if the failure to comply is capable of remedy and is remedied within 7 (seven) Business Days of the Senior Agent giving notice to the Borrower or relevant Obligor or the Borrower or an Obligor becoming aware of the failure to comply.

28.4	Misrepresentation

Any representation or statement made or deemed to be made by an Obligor or member of the Borrower Group in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been materially incorrect or misleading when made or deemed to be made.

28.5	Cross default

(a) Any Financial Indebtedness of any Obligor or any member of the Borrower Group is not paid when due or within any originally applicable grace period.

(b)

Any Financial Indebtedness of any Obligor or any member of the Borrower Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)

Any commitment for any Financial Indebtedness of any Obligor or any member of the Borrower Group is cancelled or suspended by a creditor of any member of the Borrower Group as a result of an event of default (however described).

(d)

Any creditor of any Obligor or any member of the Borrower Group becomes entitled to declare any Financial Indebtedness of any Obligor or any member of the Borrower Group due and payable prior to its specified maturity as a result of an event of default (however described).

(e)	No Event of Default will occur under this Clause 28.5 if:

(i)

the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is, in relation to Opco, less than ZAR5,000,000 (Indexed) (or its equivalent in any other currency or currencies) or, in relation to Holdco or the Borrower, is less than ZAR1,000,000 (Indexed); or

(ii)

the Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is in relation to Project Finance Borrowings of a Project Company (provided, for the avoidance of doubt, that no creditor of a Project Company has any recourse to any member of the Borrower Group other than that Project Company in respect of such Project Finance Borrowings).

28.6	Insolvency

(a)

An Obligor or a member of the Borrower Group, other than a Project Company, is unable or admits inability to pay its debts as they fall due or is deemed to or declared to be unable to pay its debts under applicable law, suspends or threatens to suspend making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(b)

The value of the assets of any Obligor or any member of the Borrower Group, other than a Project Company, is less than its liabilities (taking into account contingent and prospective liabilities, but excluding Financial Indebtedness which qualifies as Equity under paragraph (c) of the definition of “Equity”).

(c)

A moratorium is declared in respect of any indebtedness of any Obligor or any member of the Borrower Group, other than a Project Company. If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.

(d)

For the avoidance of doubt, the utilisation by the Borrower of the facilities under the RPM Standby Facility Agreement or the RPM Operating Cash Flow Shortfall Facility Agreement shall not in itself constitute an Event of Default under paragraph (c) above.

28.7	Insolvency proceedings

	(a)	Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(i)

the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor or any member of the Borrower Group, other than a Project Company;

(ii) a composition, compromise, assignment or arrangement with any creditor of any Obligor or any member of the Borrower Group, other than a Project Company;

(iii)

the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of any Obligor or any member of the Borrower Group, other than a Project Company, or any of its assets; or

(iv)

enforcement of any Security over any assets of any Obligor or any member of the Borrower Group, other than a Project Company, where the claim giving rise to such enforcement is for an amount of more than ZAR5,000,000 (Indexed), or any analogous procedure or step is taken in any jurisdiction.

	(b)	Paragraph (a) shall not apply to:

(i)

any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed either (x) within 10 (ten) days of commencement or, if earlier, the date on which it is advertised or (y) within such other period as agreed to in writing by the Senior Agent acting on instructions of the Majority Lenders on or before the lapse of the 10 (ten) day period referred to in (x) provided, for the avoidance of doubt, the Senior Agent is not obliged to agree to any such extended period;

(ii) any step or procedure contemplated by paragraph (b) of the definition of Permitted Transaction; or

(iii)

any enforcement of any Security over any assets of any Obligor or any member of the Borrower Group as contemplated by paragraph (a)(iv) above, if the relevant Obligor or any member of the Borrower Group, as applicable, takes steps to oppose such legal proceedings within the time frames allowed by the Rules of Court and before any final order is granted and provides evidence to the reasonable satisfaction of the Senior Agent that its opposition of such enforcement proceedings has merit.

28.8	Creditors' process

(a)

Any expropriation, attachment, distress or execution or any analogous process in any jurisdiction affects any asset or assets of any Obligor or any member of the Borrower Group, other than a Project Company, and is not discharged either (x) within 10 (ten) days or (y) within such other period as agreed to in writing by the Senior Agent acting on the instructions of the Majority Lenders on or before the lapse of the 10 (ten) day period referred to in (x), provided, for the avoidance of doubt, the Senior Agent is not obliged to agree to any such extended period.

(b)

Paragraph (a) shall not apply if the fair value of the relevant asset or assts is, in relation to Opco, ZAR5,000,000 (Indexed) or less, or in relation to Holdco or the Borrower, ZAR1,000,000 (Indexed) or less.

28.9	Unlawfulness and invalidity

(a)

It is or becomes unlawful for an Obligor or any other member of the Borrower Group that is a party to any Transaction Document to perform any of its obligations under the Transaction Documents or any Transaction Security created or expressed to be created or evidenced by the Transaction Security Documents ceases to be effective or any subordination created under the Plateau Intercreditor Agreement or the Global Intercreditor Agreement, ceases to be effective or becomes unlawful.

(b)

Any obligation or obligations of any Obligor or any member of the Borrower Group under any Transaction Document are not (subject to the Legal Reservations) or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Lenders under the Finance Documents.

(c)

Any Transaction Document ceases to be in full force and effect or any Transaction Security or any subordination created under the Plateau Intercreditor Agreement or the Global Intercreditor Agreement, ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than a Finance Party) to be ineffective.

28.10	Intercreditor Agreements

(a)

Any party to the Plateau Intercreditor Agreement or the Global Intercreditor Agreement (other than a Finance Party) fails to comply in any material respects with the provisions of, or does not perform its obligations under, the Plateau Intercreditor Agreement or the Global Intercreditor Agreement; or

(b)	a representation or warranty given by that party in the Plateau Intercreditor Agreement or the Global Intercreditor Agreement is incorrect in any material respect.

28.11	Cessation of business

Any Obligor or any member of the Borrower Group suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business, unless it is a temporary suspension of the business of Opco:

(a) which is required by law and provided such business resumes within 30 (thirty) days of the temporary suspension; or

(b) which arises as a result of Force Majeure but the Senior Agent is satisfied (in its sole discretion) that there is adequate business interruption insurance in place for the whole period of suspension.

28.12	Mining Licenses and New Order Rights

Any Mining Licence or New Order Right which is material to the business of any member of the Borrower Group is materially and adversely amended or is terminated or not renewed (in each case, without a replacement being put in place with which the Senior Agent is satisfied) or is otherwise adversely appealed or challenged.

28.13	Audit qualification

The Auditors of any Obligor or any member of the Borrower Group qualify the audited annual consolidated financial statements of that Obligor or that member of the Borrower Group.

28.14	Expropriation

The authority or ability of any Obligor or any member of the Borrower Group to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any Obligor or any member of the Borrower Group or any of its assets.

28.15	Repudiation and rescission of agreements

(a)

Any Obligor or any member of the Borrower Group (or any other relevant party) rescinds or repudiates a Finance Document or any of the Transaction Security or evidences an intention to rescind or repudiate a Finance Document or any Transaction Security.

(b)

Any party to the Transaction Documents rescinds or repudiates any of those agreements or instruments in whole or in part where to do so has or is, in the reasonable opinion of the Majority Lenders, likely to have a material adverse effect on the interests of the Lenders under the Finance Documents.

28.16	Litigation

Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced or threatened in relation to the Transaction Documents or the transactions contemplated in the Transaction Documents or against any Obligor or any member of the Borrower Group or its assets which is reasonably likely to be adversely determined and would reasonably be expected to have a Material Adverse Effect.

28.17	Projected Cash Flow and Production and Development

(a)

For any 6 (six) month period (assessed bi annually) within the Rollup Period the projected Cash flow for any Forecast Period as set out in the Applicable Mine Plan and taking into account the availability of funds under the RPM Operating Cash Flow Shortfall Facility Agreement would be insufficient to meet all of the capital and operating expenditure and other expenses including management fees, royalties and Taxes as projected for the corresponding Forecast Period in the Applicable Mine Plan.

(b)	For the individual consecutive 6 month periods ending 31 December 2009 and 30 June 2010 (measuring date) there is a 15% (fifteen percent) or more negative variance in:

(i)	the total PGM ounces in concentrate produced during the period; or

(ii)	the Immediately Mineable Reserves at each measuring date,

compared to the thresholds projected for that period in the Operating Budget and Applicable Mine Plan, unless such negative variance arises as a consequence of Force Majeure and measures have been taken to mitigate or rectify the circumstance to the Senior Agent’s satisfaction (in its sole discretion).

(c)	For any consecutive 6 (six) month period (assessed on 31 December and 30 June) after the first 12 (twelve) consecutive month period there is a 10% (ten percent) or more negative variance in:

(i)	the total PGM ounces in concentrate produced during the period; or

(ii)	the Immediately Mineable Reserves at each measuring date,

compared to the thresholds projected for that period in the Operating Budget and Applicable Mine Plan, unless such negative variance arises as a consequence of Force Majeure and measures have been taken to mitigate or rectify the circumstance to the Senior Agent’s satisfaction (in its sole discretion).

(d)

For the purpose of this clause 28.17 (Projected Cash Flow and Production and Development) “Immediately Mineable Reserves” means an area of Reserves (as defined by SAMREC) (measured in square metres) which can be economically mined and is accessible through established mining infrastructure, but has not necessarily been equipped for immediate drilling and blasting purposes.

28.18	RPM Finance Documents

RPM becomes entitled to take any “Enforcement Action” (as defined in the Global Intercreditor Agreement) under the Global Intercreditor Agreement including, but not limited to where an event referred to in clause 6.2 (Mandatory Prepayments: Change of Control) of the RPM Funding Common Terms Agreement has occurred.

28.19	Material adverse change

Any event or circumstance occurs which the Majority Lenders reasonably believe has or is reasonably likely to have a Material Adverse Effect.

28.20	Acceleration

Upon the occurrence of an Event of Default which is continuing, the Senior Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrower:

(a) cancel the Total Commitments at which time they shall immediately be cancelled;

(b)

declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, at which time they shall become immediately due and payable;

(c)

claim and recover any and all Break Costs and the amount representing the cost to the Lenders of unwinding any funding arrangements which were taken into account in determining the Mandatory Cost of a Lender and which are to be unwound pursuant to the Loans becoming immediately due and payable;

(d) declare that all or part of the Loans be payable on demand, at which time they shall immediately become payable on demand by the Senior Agent on the instructions of the Majority Lenders; and/or

(e)

exercise or direct the Security Agent and/or the Plateau Security SPV to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents (including any rights, remedies, powers or discretions it may have under or in connection with the Funding Loan Agreements, the Opco Security Documents and the Holdco Security Documents).

SECTION 9

CHANGES TO PARTIES

29.	CHANGES TO THE LENDERS

29.1	Assignments and transfers by the Lenders

Subject to this Clause 29, a Lender (the “Existing Lender”) may:

(a) cede and/or assign any of its rights; or

(b) transfer any of its rights and obligations (including, for the avoidance of doubt, any Commitment),

(each a “Transfer” and “Transfers” shall be construed accordingly) under any Finance Document to another bank or financial institution or to a trust, fund, pension fund, life assurer or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the “New Lender”) at no cost to the Borrower.

29.2	Conditions of Transfer

(a)

The consent of the Borrower (which shall not be unreasonably withheld or delayed) is required for any Transfer by an Existing Lender of any of its rights and/or obligations under the Facilities unless the Transfer will be to a Permitted Transferee. Where a Transfer is to be made to a prospective New Lender which is not a Permitted Transferee, the Borrower will be deemed to have given its consent for such Transfer if, after 10 (ten) Business Days of the request for consent for such Transfer, the Borrower has not responded to such request.

(b) A Transfer will only be effective on:

(i)

receipt by the Senior Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Senior Agent) that the New Lender will assume the same obligations to the other Finance Parties and the other Secured Parties and to the Borrower as it would have been under if it was an Original Lender;

(ii) the New Lender entering into the documentation required for it to accede as a party to the Plateau Intercreditor Agreement; and

(iii)

the performance by the Senior Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Senior Agent shall promptly notify to the Lender and the New Lender.

29.3	Transfer fee

Unless the Senior Agent otherwise agrees and excluding a Transfer (i) to an Affiliate of a Lender, (ii) to a Related Fund or (iii) made in connection with primary syndication of the Facility, the New Lender shall, on the date upon which a Transfer takes effect, pay to the Senior Agent (for its own account) a fee of US$10,000.

29.4	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Transaction Documents, the Transaction Security or any other documents;

(ii)	the financial condition of any Obligor or other member of the Group;

(iii)	the performance and observance by any Obligor or any other member of the Borrower Group of their respective obligations under the Transaction Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Transaction Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender, the other Finance Parties and the Secured Parties that it:

(i)

has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Transaction Document or the Transaction Security; and

(ii)

will continue to make its own independent appraisal of the creditworthiness of each Obligor and each member of the Borrower Group and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

	(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 29; or

	(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor or other member of the Borrower Group of its obligations under the Transaction Documents or otherwise.

29.5	[INTENTIONALLY LEFT BLANK]

29.6	Procedure for Transfer

(a)

Subject to the conditions set out in Clause 29.2 (Conditions of Transfer) a Transfer may be effected in accordance with paragraph (c) below when the Senior Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Senior Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)

The Senior Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender upon its completion of all “know your customer” or other checks relating to any person that it is required to carry out in relation to the assignment to such New Lender.

(c) On the Transfer Date:

(i) the Existing Lender will cede and assign absolutely to the New Lender its rights under the Finance Documents expressed to be the subject of the cession and assignment in the Assignment Agreement;

(ii) the Existing Lender will be released from the obligations (the “Relevant Obligations”) expressed to be the subject of the delegation and release in the Assignment Agreement; and

(iii) the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.

(d)

Lenders may utilise procedures other than those set out in this Clause 29.6 to cede and assign their rights under the Finance Documents provided that they comply with the conditions set out in Clause 29.2 (Conditions of Transfer).

29.7	Copy of Assignment Agreement to Borrower

The Senior Agent shall, as soon as reasonably practicable after it has executed an Assignment Agreement, send to the Borrower a copy of that Assignment Agreement.

29.8	Disclosure of information

(a)

Any Finance Party may disclose to (x) any of its Affiliates or the representative and branch offices in any jurisdiction of that Finance Party or any of its Affiliates and (y) any other person (in relation to (y)):

(i) to (or through) whom that Finance Party Transfers (or may potentially Transfer) all or any of its rights and obligations under the Finance

Documents (including to any agent or professional advisor of any such person who/which is under a duty of confidentiality);

(ii)

with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, the Finance Documents or any Obligor or any member of the Borrower Group; or

(iii)	to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation;

(b)

any Finance Party may disclose to a rating agency, insurer or insurance broker of, or direct or indirect provider of any credit protection to a Finance Party or any of its Affiliates; or (with the consent of the Borrower) any other person,

(c)	any Finance Party may disclose to its professional advisors and service providers who are under a duty of confidentiality;

any information about any Obligor, the Anooraq Group, the Borrower Group, the Holdco Group, the Target Group and the Transaction Documents as that Finance Party shall consider appropriate and provided that in relation to paragraphs (a)(i) and (ii) above, the person to whom the information is to be given has entered into a Confidentiality Undertaking.

Any Confidentiality Undertaking signed by a Finance Party pursuant to this Clause 29.8 shall supersede any prior confidentiality undertaking signed by such Finance Party for the benefit of any member of the Anooraq Group, the Borrower Group, the Holdco Group or the Target Group.

29.9	Affiliates of Lenders as Plateau Hedge Counterparties

(a)

An Affiliate of a Lender which becomes a Plateau Hedge Counterparty shall accede to the Plateau Intercreditor Agreement by delivery to the Senior Agent of a duly completed accession undertaking in the form required under the Plateau Intercreditor Agreement.

(b)

Where this Agreement or any other Finance Document imposes an obligation on a Plateau Hedge Counterparty and the relevant Plateau Hedge Counterparty is an Affiliate of a Lender and is not a party to that document, the relevant Lender shall ensure that the obligation is performed by its Affiliate.

(c)

Where this Agreement or any other Finance Document provides for rights or benefits in favour of a Plateau Hedge Counterparty whether expressly by reference to the Plateau Hedge Counterparties or generally by reference to the Finance Parties, that provision constitutes a stipulation for the benefit of the Plateau Hedge Counterparties if they are not a party to the relevant Finance Document(s), which stipulation shall be deemed to have been accepted by a Plateau Hedge Counterparty upon it signing a duly completed accession undertaking in the form required under the Plateau Intercreditor Agreement.

30.	ASSIGNMENT AND TRANSFERS BY OBLIGORS

No Obligor or any other member of the Borrower Group may cede and/or assign any of its rights or transfer any of its rights or obligations under the Finance Documents, except as permitted by this Agreement and the Global Intercreditor Agreement without the prior written consent of the Senior Agent acting on the instructions of all Lenders and any other person’s consent as may be required under the Intercreditor Agreements.

SECTION 10

THE FINANCE PARTIES

31.	ROLE OF THE SENIOR AGENT, THE ARRANGER AND OTHERS

31.1	Appointment of the Senior Agent

(a) Each of the Arranger and the Lenders appoints the Senior Agent to act as its agent under and in connection with the Finance Documents.

(b)

Each of the Arranger and the Lenders authorises the Senior Agent to exercise the rights, powers, authorities and discretions specifically given to the Senior Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

31.2	Duties of the Senior Agent

(a) The Senior Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Senior Agent for that Party by any other Party.

(b) Except where a Finance Document specifically provides otherwise, the Senior Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(c)

If the Senior Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(d)

If the Senior Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Senior Agent, the Arranger or the Plateau Security SPV) under this Agreement it shall promptly notify the other Finance Parties.

(e) The Senior Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

31.3	Role of the Arranger

Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

31.4	Role of Plateau Security SPV and Opco Security SPV

Each Party acknowledges that the Plateau Security SPV and the Opco Security SPV have been established to hold the Transaction Security and that the taking of any enforcement action by the Plateau Security SPV or the Opco Security SPV in relation thereto shall be taken in accordance with the Plateau Intercreditor Agreement and the Global Intercreditor Agreement (as the case may be).

31.5	No fiduciary duties

	(a)	Nothing in this Agreement constitutes the Senior Agent, the Arranger and/or the Plateau Security SPV as a trustee or fiduciary of any other person.

	(b)	None of the Senior Agent, the Plateau Security SPV or the Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

31.6	Business with the Borrower Group and the Anooraq Group

The Senior Agent and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Borrower Group or the Anooraq Group.

31.7	Rights and discretions

	(a)	The Senior Agent may rely on:

(i) any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(ii) any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

	(b)	The Senior Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i) no Default has occurred (unless it has actual knowledge of a Default arising under Clause 28.1 (Non-payment));

(ii) any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

(iii) any notice or request made by the Borrower is made on behalf of and with the consent and knowledge of all the Obligors.

	(c)	The Senior Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

	(d)	The Senior Agent may act in relation to the Finance Documents through its personnel and agents.

	(e)	The Senior Agent may disclose to any other Party any information it reasonably believes it has received as agent under the Finance Documents.

(f)

Notwithstanding any other provision of any Finance Document to the contrary, none of the Senior Agent, the Arranger or the Plateau Security SPV is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

31.8	Majority Lenders' instructions

(a)

Unless a contrary indication appears in a Finance Document, the Senior Agent shall (i) exercise any right, power, authority or discretion vested in it as Senior Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Senior Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

(b) Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties.

(c)

The Senior Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

(d)

In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) the Senior Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(e)

The Senior Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (e) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Transaction Security Documents or enforcement of the Transaction Security or Transaction Security Documents.

31.9	Responsibility for documentation

None of the Senior Agent, the Arranger, the Security Agent or the Plateau Security SPV:

(a)

is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Senior Agent, the Arranger, the Security Agent, the Plateau Security SPV, an Obligor or any other person given in or in connection with any Finance Document or the Information Memorandum or the Reports or the transactions contemplated in the Finance Documents; or

(b)

is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document or the Transaction Security.

31.10	Exclusion of liability

(a) Without limiting paragraph (b) below (and without prejudice to the provisions of paragraph (e) of Clause 34.10 (Disruption to Payment Systems etc.)), none of the Senior Agent, the Security Agent or the Plateau Security SPV will be liable (including, without limitation, for negligence or any other category of liability whatsoever) for any action taken by it under or in connection with any Finance Document or the Transaction Security, unless directly caused by its gross negligence or wilful misconduct.

(b)

No Party (other than the Senior Agent, the Security Agent or the Plateau Security SPV (as applicable)) may take any proceedings against any officer, employee or agent of the Senior Agent, the Security Agent or the Plateau Security SPV, in respect of any claim it might have against the Senior Agent, the Security Agent or Plateau Security SPV or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Transaction Document and any officer, employee or agent of the Senior Agent or the Plateau Security SPV may rely on this Clause as a stipulatio alteri.

(c)

The Senior Agent, the Security Agent and the Plateau Security SPV will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Senior Agent, the Security Agent or the Plateau Security SPV if the Senior Agent, the Security Agent or the Plateau Security SPV have taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Senior Agent, the Security Agent or the Plateau Security SPV for that purpose.

(d)

Nothing in this Agreement shall oblige the Senior Agent, the Arranger, the Security Agent or the Plateau Security SPV to carry out any “know your customer” or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Senior Agent, the Arranger, the Security Agent and the Plateau Security SPV that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Senior Agent, the Arranger, the Security Agent or the Plateau Security SPV.

31.11	Lenders’ indemnity to the Senior Agent and the Plateau Security SPV

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Senior Agent and the Plateau Security SPV, within 3 (three) Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Senior Agent and the Plateau Security SPV (otherwise than by reason of the Senior Agent’s and the Plateau Security SPV’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 34.10 (Disruption to Payment Systems etc.) notwithstanding the Senior Agent's negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Senior Agent in acting as Senior Agent and Plateau Security SPV under the Finance Documents (unless the Senior Agent and the Plateau Security SPV have been reimbursed by an Obligor pursuant to a Finance Document).

31.12	Resignation of the Senior Agent

	(a)	The Senior Agent may resign and appoint one of its Affiliates acting through an office in Johannesburg or London as successor by giving notice to the Lenders and the Borrower.

(b)

Alternatively the Senior Agent may resign by giving notice to the Lenders and the Borrower, in which case the Majority Lenders (after consultation with the Borrower) may appoint a successor Senior Agent.

(c)

If the Majority Lenders have not appointed a successor Senior Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the Senior Agent (after consultation with the Borrower) may appoint a successor Senior Agent (acting through an office in Johannesburg or London).

(d)

The retiring Senior Agent shall, at its own cost, make available to the successor Senior Agent such documents and records and provide such assistance as the successor Senior Agent may reasonably request for the purposes of performing its functions as Senior Agent under the Finance Documents.

	(e)	The Senior Agent's resignation notice shall only take effect upon the appointment of a successor.

(f)

Upon the appointment of a successor, the retiring Senior Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 31. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)

After consultation with the Borrower, the Majority Lenders may, by notice to the Senior Agent, require it to resign in accordance with paragraph (b) above. In this event, the Senior Agent shall resign in accordance with paragraph (b) above.

31.13	Confidentiality

(a)

In acting as agent for the Finance Parties, the Senior Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)

If information is received by another division or department of the Senior Agent, it may be treated as confidential to that division or department and the Senior Agent shall not be deemed to have notice of it.

(c)

Notwithstanding any other provision of any Finance Document to the contrary, neither the Senior Agent, the Arranger nor the Plateau Security SPV are obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.

31.14	Relationship with the Lenders

(a)

The Senior Agent, the Security Agent and the Plateau Security SPV may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than 5 (five) Business Days' prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

	(b)	Each Lender shall supply the Senior Agent with any information required by the Senior Agent in order to calculate the Mandatory Cost.

(c)

Each Lender shall supply the Senior Agent with any information that the Security Agent or the Plateau Security SPV may reasonably specify (through the Senior Agent) as being necessary or desirable to enable the Security Agent to fulfil its role as Security Agent or to enable the Plateau Security SPV to perform its functions as Plateau Security SPV (as the case may be). Each Lender shall deal with the Plateau Security SPV exclusively through the Senior Agent or the Security Agent and shall not deal directly with the Plateau Security SPV.

31.15	Credit appraisal by the Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Senior Agent, the Arranger, the Security Agent and the Plateau Security SPV that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

	(a)	the financial condition, status and nature of each member of the Anooraq Group;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document and the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Transaction Security;

(c)

whether that Secured Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(d)

the adequacy, accuracy and/or completeness of the Information Memorandum, the Reports and any other information provided by the Senior Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)

the right or title of any person in or to, or the value or sufficiency of any part of the Secured Assets, the priority of any of the Transaction Security or the existence of any Security affecting the Secured Assets.

31.16	[INTENTIONALLY LEFT BLANK]

31.17	Senior Agent's management time

Any amount payable to the Senior Agent under Clause 20.3 (Indemnity to the Senior Agent), Clause 22 (Costs and expenses) and Clause 31.11 (Lenders' indemnity to the Senior Agent) shall include the cost of utilising the Senior Agent's management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Senior Agent may notify to the Parent and the Lenders, and is in addition to any fee paid or payable to the Senior Agent under Clause 17 (Fees).

31.18	Deduction from amounts payable by the Senior Agent

If any Party owes an amount to the Senior Agent or the Plateau Security SPV under the Finance Documents the Senior Agent or the Plateau Security SPV may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Senior Agent or the Plateau Security SPV would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

31.19	Reliance and engagement letters

Each Finance Party and Secured Party confirms that each of the Arranger and the Senior Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Arranger or Senior Agent) the terms of any reliance letter or engagement letters relating to the Reports or any reports or letters provided by accountants in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those Reports, reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

32.	CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement will:

(a) interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b) oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c) oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

33.	SHARING AMONG THE FINANCE PARTIES

33.1	Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from an Obligor other than in accordance with Clause 34 (Payment mechanics) and applies that amount to a payment due under the Finance Documents then:

(a) the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Senior Agent;

(b)

the Senior Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Senior Agent and distributed in accordance with Clause 34 (Payment mechanics), without taking account of any Tax which would be imposed on the Senior Agent in relation to the receipt, recovery or distribution; and

(c)

the Recovering Finance Party shall, within three Business Days of demand by the Senior Agent, pay to the Senior Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Senior Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 34.5 (Partial payments).

33.2	Redistribution of payments

The Senior Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with Clause 34.5 (Partial payments).

33.3	Recovering Finance Party's rights

(a)

On a distribution by the Senior Agent under Clause 33.2 (Redistribution of payments), the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

(b) If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the relevant Obligor shall be liable to the

Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

33.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)

each Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 33.2 (Redistribution of payments) shall, upon request of the Senior Agent, pay to the Senior Agent for account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

(b)

that Recovering Finance Party's rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Finance Party for the amount so reimbursed.

33.5	Exceptions

(a)

This Clause 33 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

(b)

A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i) it notified the other Finance Party of the legal or arbitration proceedings; and

(ii)

the other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

SECTION 11

ADMINISTRATION

34.	PAYMENT MECHANICS

34.1	Payments to the Senior Agent and the Plateau Security SPV

(a)

On each date on which an Obligor or a Lender is required to make a payment under a Finance Document that Obligor or Lender shall make the same available to the Senior Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Senior Agent or Plateau Security SPV as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)

Payment to the Senior Agent on behalf of the Finance Parties shall be made to such account of the Senior Agent as the Senior Agent may have specified for this purpose from time to time, so as to be received by 11:00 a.m. on the due date for each such payment.

(c)

Payment to the Plateau Security SPV on behalf of the Finance Parties shall be made to such account of the Plateau Security SPV as the Plateau Security SPV may have specified for this purpose from time to time, so as to be received by 11:00 a.m. on the due date for each such payment.

34.2	Distributions by the Senior Agent and the Plateau Security SPV

Each payment received by the Senior Agent under the Finance Documents for another Party shall, subject to Clause 34.3 (Distributions to an Obligor) and Clause 34.4 (Clawback) be made available by the Senior Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Senior Agent or the Plateau Security SPV.

34.3	Distributions to an Obligor

The Senior Agent and the Plateau Security SPV may (with the consent of the Obligor or in accordance with Clause 35 (Set-Off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

34.4	Clawback

(a)

Where a sum is to be paid to the Senior Agent or the Plateau Security SPV under the Finance Documents for another Party, the Senior Agent or the Plateau Security SPV (as the case may be) is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)

If the Senior Agent or the Plateau Security SPV pays an amount to another Party and it proves to be the case that the Senior Agent or the Plateau Security SPV had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Senior Agent or the Plateau Security SPV shall on demand refund the same to the Senior Agent or the Plateau Security SPV together with interest on that amount from the date of payment to the date of receipt by the Senior Agent or the Plateau Security SPV, calculated by the Senior Agent or the Plateau Security SPV to reflect its cost of funds.

34.5	Partial payments

(a)

If the Senior Agent receives a payment for application against amounts due in respect of any Finance Documents that is insufficient to discharge all the amounts then due and payable by an Obligor under those Finance Documents, the Senior Agent shall, subject to the provisions of the Intercreditor Agreements, apply that payment towards the obligations of that Obligor under those Finance Documents in the following order:

		(i)	first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Senior Agent, the Security Agent and the Plateau Security SPV under those Finance Documents;

		(ii)	secondly, in or towards payment pro rata of any sum due but unpaid under the Plateau Hedging Documents;

		(iii)	thirdly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under those Finance Documents;

		(iv)	fourthly, in or towards payment pro rata of any Rollup Interest Loan;

		(v)	fifthly, in or towards payment pro rata of any other principal due but unpaid under those Finance Documents; and

		(vi)	sixthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

	(b)	The Senior Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

	(c)	Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

34.6	No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

34.7	Business Days

(a)

Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

	(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

34.8	Currency of account

	(a)	Subject to paragraphs (b) to (d) below, Rands is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)

A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made (i) in the case of the Loan, in Rands or (ii) in the case of any Unpaid Sum, the currency in which that Unpaid Sum is denominated, in each case, on its due date.

(c)

Each payment of interest shall be made (i) in the case of the Loan, in Rands, and (ii) otherwise in the currency in which the sum in respect of which the interest is payable was denominated, in each case, when that interest accrued.

	(d)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

34.9	Change of currency

	(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)

any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Senior Agent (after consultation with the Borrower); and

(ii)

any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Senior Agent (acting reasonably).

(b)

If a change in any currency of a country occurs, this Agreement will, to the extent the Senior Agent (acting reasonably and after consultation with the Parent) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Johannesburg interbank market and otherwise to reflect the change in currency.

34.10	Disruption to Payment Systems etc.

If either the Senior Agent determines (in its discretion) that a Disruption Event has occurred or the Senior Agent is notified by the Parent that a Disruption Event has occurred:

(a)

the Senior Agent may, and shall if requested to do so by the Borrower, consult with the Parent with a view to agreeing with the Borrower such changes to the operation or administration of the Facility as the Senior Agent may deem necessary in the circumstances;

(b)

the Senior Agent shall not be obliged to consult with the Borrower in relation to any changes mentioned in paragraph (a) if, in its reasonable opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)

the Senior Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)

any such changes agreed upon by the Senior Agent and the Borrower shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 40 (Amendments and Waivers);

(e)

the Senior Agent shall not be liable for any damages, costs or losses whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Senior Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 34.10; and

(f) the Senior Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

35.	SET-OFF

A Finance Party may, subject to the provisions of the Intercreditor Agreements, set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

36.	NOTICES

36.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

36.2	Addresses

(a)

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(i) in the case where a person is a Party to this Agreement on the date this Agreement is entered into, that identified with its name below; and

(ii)

in the case where a person becomes a Party to this Agreement after the date this Agreement is entered into, that notified in writing to the Senior Agent on or prior to the date on which it becomes a Party, or any substitute address, fax number or department or officer as the Party may notify to the Senior Agent (or the Senior Agent may notify to the other Parties, if a change is made by the Senior Agent) by not less than five Business Days' notice.

(b) The details contemplated in clause 36.2(a)(i) above are as follows:

Parent:	Plateau
4th Floor, 82 Grayston Drive
Off Esterhysen Lane
Sandton
	Telefax No.:	(011) 883 0836
	Attention:	The Company Secretary

Hunter Dicksinson
No. 1020, 800 West Street
Vancouver, BC V6C 2V6
	Telefax No.:	+1 604 684 8092
	Attention:	Mr. Ronald W. Thiessen

N1C Resources:	Plateau
4th Floor, 82 Grayston Drive
Off Esterhysen Lane
Sandton
	Telefax No.:	(011) 883 0836
	Attention:	The Company Secretary

Hunter Dicksinson
No. 1020, 800 West Street
Vancouver, BC V6C 2V6
	Telefax No.:	+1 604 684 8092
	Attention:	Mr. Ronald W. Thiessen

N2C Resources:	Plateau

4th Floor, 82 Grayston Drive
Off Esterhysen Lane
Sandton
	Telefax No.:	(011) 883 0836
	Attention:	The Company Secretary

Hunter Dicksinson
No. 1020, 800 West Street
Vancouver, BC V6C 2V6
	Telefax No.:	+1 604 684 8092
	Attention:	Mr. Ronald W. Thiessen

Borrower:	Plateau
4th Floor, 82 Grayston Drive
Off Esterhysen Lane
Sandton
	Telefax No.:	(011) 883 0836
	Attention:	The Company Secretary
RPM
No. 55 Marshall Street
Marshalltown
Johannesburg
	Telefax No.:	(011) 373 5111
	Attention:	The Company Secretary

Original Lender:	Standard Chartered Bank
5th Floor, 1 Basinghall Avenue
London, EC2V 5DD
	Attention:	Rachel Loois

With a copy to:
Standard Chartered Bank
4th Floor, 4 Sandown Valley Crescent
Sandton
Johannesburg
	Telefax No.	(011) 388 4548
	Attention:	B.C. Greyling and Simon Woodward

Arranger:	Standard Chartered Bank
5th Floor, 1 Basinghall Avenue
London, EC2V 5DD
	Attention:	Rachel Loois

With a copy to:
Standard Chartered Bank
4th Floor, 4 Sandown Valley Crescent
Sandton
Johannesburg
	Telefax No.	(011) 388 4548
	Attention:	B.C. Greyling and Simon Woodward

Senior Agent:	Standard Chartered Bank

5th Floor, 1 Basinghall Avenue
London, EC2V 5DD
	Attention:	Christopher Hurford and Aimee Flynn
	Telefax No.	0207 885 6460

Security Agent:	Standard Chartered Bank
5th Floor, 1 Basinghall Avenue
London, EC2V 5DD
	Attention:	Christopher Hurford and Aimee Flynn
	Telefax No.	0207 885 6460

Plateau Security SPV:	GMG Trust Company (SA) (Proprietary) Limited
5th Floor, the Terraces
25 Protea Road
Claremont
Telefax No. 086 649 2700
Attention: Sally Clifton

With a copy to:
Standard Chartered Bank
5th Floor, 1 Basinghall Avenue
London, EC2V 5DD
	Attention:	Christopher Hurford and Aimee Flynn
	Telefax No.	0207 885 6460

(c)

Each of the Parties chooses its physical address referred to in clause 36.2(b) as its domicilium citandi et executandi at which documents and legal proceedings in connection with the Finance Documents may be served.

(d)

Any Party may by written notice change its domicilium from time to time to another address, not being a post office box or poste restante, in South Africa; provided that any such change shall only be effective on the fourteenth day after receipt of the notice by or on behalf of the other Parties.

36.3	Delivery

	(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

		(i)	if by way of fax, when received in legible form; or

		(ii)	if by way of letter, when it has been left at the relevant address or 5 (five) Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 36.2 (Addresses), if addressed to that department or officer.

(b)

Any communication or document to be made or delivered to the Senior Agent or the Plateau Security SPV will be effective only when actually received by the Senior Agent or Plateau Security SPV and then only if it is expressly marked for the attention of the department or officer identified with the Senior Agent's or Plateau Security SPV's signature below (or any substitute department or officer as the Senior Agent or Plateau Security SPV shall specify for this purpose).

(c)	All notices from or to an Obligor shall be sent through the Senior Agent.

(d)	Any communication or document made or delivered to the Borrower in accordance with this Clause 36.3 will be deemed to have been made or delivered to each of the Obligors.

36.4	Notification of address and fax number

Promptly upon receipt of notification of an address, and fax number or change of address or fax number pursuant to Clause 36.2 (Addresses) or changing its own address or fax number, the Senior Agent shall notify the other Parties.

36.5	Electronic communication

(a)

Any communication to be made between the Senior Agent, the Security Agent or the Plateau Security SPV and a Lender or other Finance Party under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Senior Agent, the Security Agent the Plateau Security SPV and the relevant Lender or other Finance Party:

		(i)	agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

		(ii)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

		(iii)	notify each other of any change to their address or any other such information supplied by them.

(b)

Any electronic communication made between the Senior Agent and a Lender, the Security Agent or the Plateau Security SPV will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to the Senior Agent, the Security Agent or the Plateau Security SPV only if it is addressed in such a manner as the Senior Agent, the Security Agent or Plateau Security SPV shall specify for this purpose.

36.6	English language

	(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

	(i)	in English; or

(ii)

if not in English, and if so required by the Senior Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

36.7	Use of websites

(a)

The Borrower may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (the “Website Lenders”) who accept this method of communication by posting this information onto an electronic website designated by the Borrower and the Senior Agent (the “Designated Website”) if:

		(i)	the Senior Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

		(ii)	both the Borrower and the Senior Agent are aware of the address of and any relevant password specifications for the Designated Website; and

		(iii)	the information is in a format previously agreed between the Borrower and the Senior Agent.

If any Lender (a “Paper Form Lender”) does not agree to the delivery of information electronically then the Senior Agent shall notify the Borrower accordingly and the Borrower shall supply the information to the Senior Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event the Borrower shall supply the Senior Agent with at least one copy in paper form of any information required to be provided by it.

(b)

The Senior Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Borrower and the Senior Agent.

	(c)	The Borrower shall promptly upon becoming aware of its occurrence notify the Senior Agent if:

		(i)	the Designated Website cannot be accessed due to technical failure;

		(ii)	the password specifications for the Designated Website change;

		(iii)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)	any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)	the Borrower becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

(d)

If the Borrower notifies the Senior Agent under sub-paragraph (i) or (v) of paragraph (c) above, all information to be provided by the Borrower under this Agreement after the date of that notice shall be supplied in paper form unless and until the Senior Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(e)

Any Website Lender may request, through the Senior Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Borrower shall comply with any such request within ten Business Days.

37.	CALCULATIONS AND CERTIFICATES

37.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

37.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, prima facie evidence of the matters to which it relates.

37.3	Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 365 (three hundred and sixty five) days or, in any case where the practice in the Johannesburg interbank market differs, in accordance with that market practice.

38.	PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

39.	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party or Secured Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

40.	AMENDMENTS AND WAIVERS

40.1	Required consents

(a)

Subject to Clause 40.2 (Exceptions) any term of the Finance Documents may, except as otherwise restricted by the Global Intercreditor Agreement, be amended or waived only with the consent of the Majority Lenders and the Borrower and any such amendment or waiver will be binding on all Parties.

	(b)	The Senior Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 40.

(c)

Each Obligor agrees to any such amendment or waiver permitted by this Clause 40 which is agreed to by the Borrower. This includes any amendment or waiver which would, but for this paragraph (c), require the consent of the Guarantor.

40.2	Exceptions

	(a)	An amendment or waiver that has the effect of changing or which relates to:

		(i)	the definition of “Majority Lenders” in Clause 1.1 (Definitions);

		(ii)	an extension to the date of payment of any amount under the Finance Documents;

		(iii)	a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

		(iv)	a change in currency of payment of any amount under the Finance Documents;

		(v)	an increase in or an extension of any Commitment or the Total Commitments;

		(vi)	a change to the Borrower or a Guarantor;

		(vii)	any provision which expressly requires the consent of all the Lenders;

		(viii)	Clause 2.2 (Finance Parties' rights and obligations), Clause 12 (Mandatory prepayments), Clause 29 (Changes to the Lenders) or this Clause 40;

(ix)

the nature or scope of the Secured Assets or the manner in which the proceeds of enforcement of the Transaction Security are distributed (except insofar as it relates to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document);

(x)

the release of any Transaction Security unless permitted under this Agreement or any other Finance Document or relating to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document; or

(xi)	any amendment to the order of priority or subordination under the Intercreditor Agreements,

shall not be made without the prior consent of all the Lenders.

(b)

An amendment or waiver which relates to the rights or obligations of the Senior Agent, the Arranger, the Plateau Security SPV or a Plateau Hedge Counterparty may not be effected without the consent of the Senior Agent, the Arranger, the Plateau Security SPV or that Plateau Hedge Counterparty.

41.	GENERAL

41.1	Renunciation of Benefits

Each Obligor renounces, to the extent permitted under applicable law, the benefits of each of the legal exceptions of excussion, division, revision of accounts, no value received, errore calculi, non causa debiti, non numeratae pecuniae and cession of actions, and declares that it understands the meaning of each such legal exception and the effect of such renunciation and more specifically:

	(a)	Excussion – by renouncing this benefit, each Obligor is precluded from raising the defence that any Lender may be compelled to excuss the principal debtor prior to claiming from the Obligor;

	(b)	Division – by renouncing this benefit, each Obligor is precluded from raising the defence that a common group of debtors are only responsible for their proportionate sum of the relevant total debt;

	(c)	Revision of Accounts – by renouncing this benefit, each Obligor is precluded from raising the defence that the accounting documents upon which the Lenders’ claims are based should be revised;

	(d)	Errore calculi – be renouncing this benefit, each Obligor is precluded from raising the defence that there have been errors in calculation upon which the Lenders’ claim is based;

	(e)	Non causa debiti – by renouncing this benefit, each Obligor is precluded from raising the defence that there is no cause of action for the claim of the Lender against the relevant Obligor;

(f)	Non numeratae pecunia – by renouncing this benefit, each Obligor is precluded from raising the defence that no money or the equivalent thereof has passed between any Lender and the relevant Obligor;

(g)

Cession of actions – by renouncing this benefit, each Obligor (being a surety) is precluded from raising the defence that such Obligor has paid the principal debt in full and is therefore permitted to demand that the Lenders(s) cede(s) its/their rights and securities which it/they has/have against the principal debtor and other sureties, to the surety who has paid;

(h)

No value received – by renouncing this benefit, the Obligor is precluded from raising the defence that no consideration, whether in case or otherwise has been received by the Obligor or the relevant party concerned.

41.2	Sole Agreement

The Finance Documents constitute the sole record of the agreement between the Parties in regard to the subject matter thereof.

41.3	No Implied Terms

No Party shall be bound by any express or implied term, representation, warranty, promise or the like, not recorded in any Finance Document.

41.4	No Variation

No addition to, variation or consensual cancellation of any Finance Document and no extension of time, waiver or relaxation or suspension of any of the provisions or terms of any Finance Document shall be of any force and effect unless in writing and signed by or on behalf of all the Parties.

41.5	Waiver of Immunity

Each Obligor irrevocably and unconditionally:

(a) agrees not to claim any immunity from proceedings brought by a Finance Party against it in relation to a Finance Document and to ensure that no such claim is made on its behalf;

(b) consents generally to the giving of any relief or the issue of any process in connection with those proceedings; and

(c) waives all rights of immunity in respect of it or its assets.

41.6	Severability

Each provision in each Finance Document is severable from all others, notwithstanding the manner in which they may be linked together or grouped grammatically, and if in terms of any judgement or order, any provision, phrase, sentence, paragraph or clause is found to be defective or unenforceable for any reason, the remaining provisions, phrases, sentences, paragraphs and clauses shall nevertheless continue to be of full force. In particular, and without limiting the generality of the aforegoing, the Parties acknowledge their intention to continue to be bound by each Finance Document notwithstanding that any provision may be found to be unenforceable or void or voidable, in which event the provision concerned shall be severed from the other provisions, each of which shall continue to be of full force.

41.7	Counterparts

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

SECTION 12

GOVERNING LAW AND ENFORCEMENT

42.	GOVERNING LAW

The entire provisions of this Agreement shall be covered by and construed in accordance with the laws of South Africa.

43.	JURISDICTION

43.1

Each Obligor hereby irrevocably and unconditionally consents to the non-exclusive jurisdiction of the South Gauteng High Court, Johannesburg (or any successor to that division) in regard to all matters arising from the Finance Documents.

43.2

Clause 44.1 is for the benefit of the Finance Parties and the Secured Parties only. As a result, no Finance Party or Secured Party shall be prevented from taking proceedings relating to any matter arising from the Finance Documents in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties and the Secured Parties may take concurrent proceedings in any number of jurisdictions.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1
THE ORIGINAL PARTIES

[INTENTIONALLY LEFT BLANK]

Part II

The Original Lenders

Name of Original	Commitment	Rollup Interest	Total
Lender		Loan

Standard Chartered Bank	ZAR500,000,000	ZAR250,000,000	ZAR750,000,000

SCHEDULE 2
CONDITIONS PRECEDENT

Part IA
Initial conditions precedent

1.	Obligors, Holdco and Opco

	(a)	A copy of the Constitutional Documents of each Obligor, Holdco and Opco.

	(b)	A copy of a resolution of the board of directors of each Obligor, Holdco and Opco:

(i)

approving the terms of, and the transactions contemplated by, the Transaction Documents to which it is a party and resolving that it execute, deliver and perform the Transaction Documents to which it is a party;

(ii) authorising a specified person or persons to execute the Transaction Documents to which it is a party on its behalf;

(iii)

authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Transaction Documents to which it is a party; and

(iv) in the case of Holdco, Opco and any Obligor other than the Borrower, authorising the Borrower to act as its agent in connection with the Transaction Documents.

	(c)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above in relation to the Transaction Documents and related documents.

(d)

A certificate of the Borrower (signed by a director) confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on it to be exceeded.

(e)

A certificate of an authorised signatory of the Borrower, Holdco, Opco or other relevant Obligor certifying that each copy document relating to it specified in this Part IA of Schedule 2 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of this Agreement.

2.	Plateau Security SPV

(a)	A copy of the Constitutional Documents of the Plateau Security SPV.

(b)	A copy of a resolution of the board of directors of the Plateau Security SPV:

(i)

approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute, deliver and perform the Finance Documents to which it is a party;

(ii)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(iii)

authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(c)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above in relation to the Finance Documents and related documents.

3.	Opco Security SPV

	(a)	A copy of the Constitutional Documents of the Opco Security SPV.

	(b)	A copy of a resolution of the board of directors of the Opco Security SPV:

(i)

approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute, deliver and perform the Finance Documents to which it is a party;

(ii) authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(iii)

authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

	(c)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above in relation to the Finance Documents and related documents.

4.	Transaction Documents

A copy of each of the following Transaction Documents executed by the parties to those documents:

(a)	The RPM Finance Documents.

(b)	The Acquisition Documents.

(c)	The Plateau Holdco A Preference Share Subscription Agreement.

(d)	The Community Trust Documents.

(e)	The ESOP Documents.

(f)	The Holdco Opco A Preference Share Subscription Agreement.

(g)	The Holdco Opco Ordinary Share Subscription Agreement.

(h)	The Shareholder Loan Documents.

(i)	The Holdco Shareholder Loan Agreement.

(j)	The Opco Shareholder Loan Agreement.

(k)	The Operating Agreements, comprising:

(i) the Electricity Supply Agreement;

(ii) the Sale of Concentrate Agreement (as amended to provide for an additional 2 (two) year option to extend) and the Sale of Concentrate Lebowa Agreement;

(iii) the Umbrella Services Agreement;

(iv) the Services Agreements; and

(iv) the agreements in respect of Land Rights.

(l)	The Anooraq Shareholders Agreement.

(m)	Each B Preference Share Document.

5.	Finance Documents

	(a)	This Agreement executed by the parties to it.

	(b)	The Plateau Funding Loan Agreement executed by the parties to it.

	(c)	The Opco Funding Loan executed by the parties to it.

	(d)	The Accounts Agreement executed by the parties to it.

	(e)	The Fee Letters executed by the Borrower.

	(f)	The Mandate Letter executed by the parties to it.

	(g)	The Plateau Hedging Letter executed by the parties to it.

(h)	All Plateau Hedging Documents required to be entered into in order implement the Plateau Hedging Policy executed by the parties to those documents.

(i)	The Global Intercreditor Agreement executed by the parties to it.

(j)	The Plateau Intercreditor Agreement executed by the parties to it.

(k)	Any Reliance Letter.

(l)	Each Debt Guarantee executed by the parties to it.

(m)	Each Counter Indemnity Agreement executed by the parties to it.

(n)	Each Security SPV Document executed by the parties to it.

6.	Transaction Security Documents

6.1	At least 2 (two) originals of the following Transaction Security Documents executed by the Obligors specified below:

Name of Obligor		Transaction Security Document

Borrower		The Transaction Security Documents referred to in part 3 of Schedule 13. (Transaction Security Documents).

N2C Resources		The Transaction Security Document referred to in part 4 of Schedule 13 (Transaction Security Documents).

Holdco		The Transaction Security Documents referred to in part 2 of Schedule 13 (Transaction Security Documents).

Opco	(a)	The Transaction Security Documents referred to in part 1 of Schedule 13 (Transaction Security Documents).

(b)

All documentation required by the Senior Agent, including, without limitation, special powers of attorney, to enable the Senior Agent to procure the registration of all of the Transaction Security Documents referred to in sub-paragraphs 2 to 4 of part 1 of Schedule 13

(Transaction Security Documents) at the applicable Deeds Registries in South Africa under the Deeds Registries Act, 1946 of South Africa.

6.2	A copy of all notices required to be sent under the Transaction Security Documents executed by the relevant Obligors duly acknowledged by the addressee.

6.3

A copy of all notices and acknowledgements required to be given under Section 43 of the Short-term Insurance Act, 1998 of South Africa as a consequence of the cession of any rights to Insurances pursuant to any Transaction Security Document.

6.4

The originals of all share certificates, transfers and stock transfer forms or equivalent required to be delivered in accordance with the terms of any Transaction Security Document duly executed by the relevant Obligor in blank in relation to the assets subject to or expressed to be subject to the Transaction Security and other documents of title to be provided under the Transaction Security Documents.

7.	Insurance

(a) A letter from Alexander Forbes insurance broker dated on or about the date of this Agreement addressed to the Senior Agent, the Security Agent, the Arranger, the Plateau Security SPV and the Lenders:

(i) listing the insurance policies of the Borrower Group and confirming that they are in full force and effect; and

(ii) confirming that such insurance policies provide adequate cover against the risks and to the extent as is usual for companies carrying on substantially similar business to that of the Borrower Group.

(b)

Written evidence that the insurance policy(ies) of Opco relating to Opco’s Secured Assets contain (in form and substance reasonably satisfactory to the Senior Agent) an endorsement acknowledging the Security Interest of the Opco Security SPV.

(c) A copy of all insurance policies of the Borrower Group subject to or expressed to be subject to the Transaction Security relating to the Secured Assets.

8.	Transaction Accounts

Evidence that the Transaction Accounts have been established with the Account Bank.

9.	Holdco Shareholder Loan Agreement

Evidence that the amount of ZAR7,058,823,529 has been advanced by RPM to Holdco pursuant to the Holdco Shareholder Loan Agreement.

10.	Opco Shareholder Loan Agreement

Evidence that the amount of ZAR7,058,823,529 has been advanced by Holdco to Opco pursuant to the Opco Shareholder Loan Agreement.

11.	LPM Business

(a) Evidence that the LPM Business has been delivered to Opco in accordance with the terms of the Sale of Lebowa Business Agreement.

(b) Evidence that all of Opco’s Secured Assets are free of any Security in favour of any person other than Security created pursuant to the Opco Security Documents.

12.	Acquisition Documents and Acquisition Conditions Precedent

Evidence that:

	(a)	all of the Acquisition Conditions Precedent have been fulfilled or, with the prior written consent of the Senior Agent, waived in accordance with the terms of the Phase 3 Implementation Agreement;

	(b)	no Acquisition Document has been amended, varied, novated, supplemented, superseded, waived or terminated except with the prior written consent of the Senior Agent; and

	(c)	neither the Parent nor the Borrower is aware of any breach of any warranty or any claim under the Acquisition Document.

13.	Share Transfers

(a)

Evidence that the ordinary shares in the issued share capital of Holdco acquired by the Borrower pursuant to the Plateau Sale of Boikgantsho Shares and Claims Agreement, the Plateau Sale of Ga-Phasha Shares and Claims Agreement, the Plateau Sale of Kwanda Shares Agreement and the Holdco Sale of Shares Agreement have been delivered to the Borrower and that the Borrower is reflected in the share register of Holdco as being the beneficial holder of that component of the Target Shares.

(b)

Evidence that the ordinary shares in the issued share capital of the Project Companies are owned 100% by Holdco and that Holdco is reflected in the share register of each of the Project Companies as being the beneficial holder of all of the issued shares of the Project Companies.

14.	Shareholder Loans and Subscriptions

Evidence that the N2C Resources Shareholder Loan has been advanced to the Borrower by N2C Resources by the payment into the Disbursement Account in accordance with the Funds Flow Statement of an amount of not less than ZAR70,000,000 on the Closing Date.

15.	Legal opinions

The following legal opinions and, except as otherwise provided below in relation to any opinion, each addressed to the Senior Agent, the Plateau Security SPV, the Opco Security SPV and the Original Lenders and capable of being relied upon by any persons to become Lenders pursuant to the primary syndication of the Facility:

(a)

A legal opinion of Deneys Reitz Inc. legal advisers to the Senior Agent, the Arranger, the Plateau Security SPV and the Opco Security SPV as to the legality, validity and enforceability of the Finance Documents and the RPM Standby Facility Agreement under South African law substantially in the form distributed to the Senior Agent prior to the Signature Date.

(b)

A legal opinion of Webber Wentzel Inc. legal advisers to RPM as to the capacity and authority of RPM, Holdco and Opco to enter into the Transaction Documents to which each of them is a party under South African law substantially in the form distributed to the Senior Agent prior to the Signature Date and in respect of the Transaction Documents identified in such form of legal opinion distributed to the Senior Agent prior to the Signature Date.

(c)

A legal opinion of Webber Wentzel Inc. legal advisers to RPM addressed to RPM, but capable of being disclosed to the Senior Agent and the other Finance Parties (without reliance on their part) as to the legality, validity and enforceability of the RPM Finance Documents under South African law.

(c)

A legal opinion of Cliffe Dekker Hofmeyr Inc. legal advisers to the Parent and the Borrower as to the capacity and authority of the Borrower to enter into the Transaction Documents to which it is a party under South African law substantially in the form distributed to the Senior Agent prior to the Signature Date.

(d)

A legal opinion of Tabacks, legal advisers to RPM as to the legality, validity and enforceability of the Acquisition Documents under South African law substantially in the form distributed to the Senior Agent prior to the Signature Date and a legal opinion from a firm of attorneys to the satisfaction of the Senior Agent as to the capacity and authority of RPM to enter into the Transaction Documents (other than the Finance Documents and the RPM Finance Documents) to which it is a party.

(e) A legal opinion of Britannia Corporate Management Limited legal advisers to the Senior Agent, the Arranger and the Plateau Security SPV as to the capacity and authority of N1C Resources and N2C Resources to enter into the Transaction Documents to which they are a party, and the legality, validity and enforceability of the Transaction Documents under the law of the Cayman Islands.

(f)

A legal opinion of McCarthy Tertault legal advisers to the Parent as to the legality, validity and enforceability of the Transaction Documents, as well as the capacity and authority of the Parent to enter into the Transaction Documents to which it is a party under the law of the Province of British Columbia, Canada substantially in the form distributed to the Senior Agent prior to the Signature Date.

16.	Reports

A copy of each of the following Reports:

(a)	The Legal Due Diligence Report.

(b)	The Environmental Report.

(c)	The Financial Due Diligence Report.

(e)	The Technical Report.

(f)	The Structure Memorandum.

(g)	The Group Structure Charts.

(h)	The Tax Opinion.

17.	Authorisations

(a)

A copy of the Authorisation of the Exchange Control Department of the South African Reserve Bank approving (to the extent required) the borrowings by the Borrower under the Finance Documents, the Security to be provided by the Obligors under the Transaction Security Documents and the Debt Guarantees to be provided by the Plateau Security SPV and the Opco Security SPV.

(b)

Evidence that all Mining Licenses and New Order Rights have been unconditionally issued by the DM pursuant to a conversion notice issued under the MPRD Act (but not necessarily registered) and that the relevant Ministerial consent has been granted for the transfer of such New Order Rights to Opco under the MPRD Act.

(c)	A copy of each Mining License and each New Order Right (but not necessarily registered).

(d)

A copy of any other Authorisation or other document, opinion or assurance which the Agent notifies the Borrower is necessary or desirable in connection with the entry into and performance of the transactions contemplated by any

Transaction Documents or for the validity and enforceability of any Transaction Document.

18.	Other documents and evidence

(a)

Evidence that there are no outstanding loan claims held by RPM against any member of the Borrower Group (other than under the RPM Funding Loan Agreement or pursuant to claims RPM has as a trade creditor of the Borrower Group in respect of the arm’s length procurement of goods and services on behalf of the Borrower Group by RPM.

	(b)	The audited annual financial statement of RPM for its financial year ending 31 December 2008; in form and substance satisfactory to the Senior Agent.

	(c)	The Base Case Model and evidence that it has been reviewed and approved by the Lenders’ Technical Advisor and Lenders’ Model Auditor.

	(d)	The Mine Plan.

	(e)	A copy, certified by an authorised signatory of each relevant Obligor, or an authorised signatory of the Parent, to be a true copy, of the Original Financial Statements of each Obligor.

	(f)	A copy, certified by an authorised signatory of the Parent to be a true copy, of the most recent Quarterly Management Accounts of Opco.

(g)

Evidence that each Lender has carried out and is satisfied with the results of all “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions and entities contemplated in the Transaction Documents.

	(h)	The Funds Flow Statement in a form agreed by the Parent and the Senior Agent detailing the proposed movement of funds on or before the Closing Date.

	(i)	Evidence that the fees, costs and expenses then due from the Borrower pursuant to clause 17 (Fees) and clause 22 (Costs and Expenses) have been paid or will be paid by the Closing Date.

	(j)	A Certificate of the Parent (signed by a director) detailing the estimated Acquisition Costs.

	(k)	Utilisation Requests relating to the Utilisations to be made on the Closing Date.

(l)

A letter from the Borrower to the Senior Agent and the Account Bank specifying the Holdco Business Account, the Borrower Proceeds Account, the Opco Business Account and the Disbursement Account including details of each account name, account number and the name and address of the bank where each account is held.

(m)

The Group Structure Chart which shows the Anooraq Group assuming the Closing Date has occurred and steps 1 (Asset and loan impairment) to 7 (Capital Rebalance) of the Structure Memorandum have completed.

(n)

Evidence satisfactory to the Senior Agent that all material contracts have been ceded and assigned by Lebowa to Opco and that any third party consents for such cession and assignment have been obtained.

(o)

Evidence satisfactory to the Senior Agent that the consent of Anglo and RPM has been obtained for the cession in security of the rights of the Borrower in relation to the representations and warranties in the Holdco Sale of Shares Agreement.

(p)	Evidence satisfactory to the Senior Agent that the agency agreement between Anglo, RPM and Lebowa has been terminated.

(q)	Evidence satisfactory to the Senior Agent that each of the steps set out in the Structure Memorandum have been implemented or will as of the Closing Date be implemented.

(r)	Notification has been received by the Senior Agent of the Mandatory Cost of all Lenders.

(s)

Evidence satisfactory to the Senior Agent that all funding to be provided by the Borrower pursuant to the Transaction Documents will be made available into the Disbursement Account on the Closing Date and that where the funding under any Transaction Documents is subject to any conditions precedent, that the conditions precedent have been fulfilled.

(t)

Power of Attorney in the agreed form given by Opco and Lebowa in favour of the Senior Agent or its legal advisors allowing the Senior Agent or its legal advisors to take all necessary steps to lodge and procure the registration of all New Order rights and the cession and transfer thereof to Opco.

(u)	Operating Budget in the agreed form.

(v)	The Senior Agent has confirmed in writing addressed to the Borrower that it is satisfied with the form and substance of the Disclosure Schedule

SCHEDULE 3 REQUESTS

Utilisation Request Loans

From:    [Borrower]
To:         [Senior Agent] Dated:

Dear Sirs

Plateau Resources (Proprietary) Limited – Up to ZAR750,000,000 (inclusive of capitalised interest and funded Net Swap Payments) Term Loan Facilities Agreement
dated [           ] 2009 (the “Facilities Agreement”)

1.

We refer to the Facilities Agreement. This is a Utilisation Request. Terms defined in the Facilities Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.	We wish to borrow a Loan on the following terms:

(a)	Borrower: Plateau Resources (Proprietary) Limited

(b)	Proposed Utilisation Date: [ ] (or, if that is not a Business Day, the next Business Day)

(c)	Amount: R[ ] or, if less, the Available Facility

(d)	Interest Period: [ ]

3.	We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

4.	The proceeds of this Utilisation should be credited to [insert relevant account].

5.	This Utilisation Request is irrevocable.

Yours faithfully

.................................................................
authorised signatory for
Plateau Resources (Proprietary) Limited

SCHEDULE 4

 EPCM AGREEMENTS

Project	EPCM	Description	2009 Funds remaining to completion	2010 Funds remaining to completion	Comments
Brakfontein 120 ktpm Meresky Project	RSV (Read Swatman and Voigt)	Principle Consultant: Design & Procurement	R14.000.000	-
	SMS (Sound Mining Solutions	Principal Mining Consultant:	R2.000.000	-	included in approved Budgets
Middelpunt Hill 125 ktpm Project (Deferred)	RSV	Principal Consultant: Design & Procurement	R5000.000		Project close out as project deferred
Merensky 85 – 100 ktpm Plant Upgrade	TWP (Previously Vhumbanani)	Principal Consultants: EPCM	R8.500.000	R1.000.000	included in approved Budgets

SCHEDULE 5

EXISTING OPERATIONAL GUARANTEES

Guarantee By	In Favour Of	Amount
RPM on behalf of Opco	Eskom	R12,027,000.00
UG2 Expansion	DM	R51,086,564.00
Ga-phasha	DM	R165,000.00
APL on behalf of Opco	DM	R58,075,023.00 (Pre 2009)
APL on behalf of Opco	DM	R18,954,088.00 (2009)

SCHEDULE 6

FORM OF ASSIGNMENT AGREEMENT

To:	[ ] as Senior Agent

From:	[the Existing Lender] (the “Existing Lender”) and [the New Lender] (the “New Lender”)

Dated:

Plateau Resources (Proprietary) Limited – Up to ZAR750,000,000 (inclusive of capitalised interest and funded Net Swap Payments) Term Loan Facilities
Agreement dated [           ] 2009 (the “Facilities Agreement”)

1.	We refer to the Facilities Agreement. This is an Assignment Agreement.

2.

	(a)	We refer to Clause 33.6 (Procedure for Transfer).

(b)

The Existing Lender cedes and assigns absolutely to the New Lender all the rights of the Existing Lender under the Facility Agreement and the other Finance Documents which correspond to that portion of the Existing Lender's Commitments and participations in Utilisations under the Facility Agreement as specified in the Schedule.

(c)

The Existing Lender delegates to the New Lender all the obligations of the Existing Lender which correspond to that portion of the Existing Lender's Commitments and participations in Utilisations under the Facility Agreement specified in the Schedule and is hereby released from all such obligations.

	(d)	The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (c) above.

3.	The proposed Transfer Date is [ ].

4.	On the Transfer Date the New Lender becomes:

	(a)	Party to the Finance Documents as a Lender; and

	(b)	Party to [other relevant agreements in other relevant capacity such as Plateau Intercreditor Agreement].

5.	The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 29.4 (Limitation of responsibility of Existing Lenders).

6.	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 36.2 (Addresses) are set out in the Schedule.

7.	This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement.

8.	This Assignment Agreement is governed by South African law.

9.	This Assignment Agreement has been executed on the date stated at the beginning of this Assignment Agreement.

THE SCHEDULE

Commitment/rights and obligations to be transferred by assignment, release and accession

[insert relevant details]

[Facility office address, fax number and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]

By:	By:

This Assignment Agreement is accepted by the Senior Agent and the Transfer Date is confirmed as [    ].

[Signature of this Assignment Agreement by the Senior Agent constitutes confirmation by the Senior Agent of receipt of notice of the cession and assignment referred to herein, which notice the Senior Agent receives on behalf of each Finance Party.]

[Senior Agent]

By:

SCHEDULE 7
[INTENTIONALLY LEFT BLANK]

SCHEDULE 8
[INTENTIONALLY LEFT BLANK]

SCHEDULE 9

FORM OF COMPLIANCE CERTIFICATE

To:	[ ] as Senior Agent

From:	[Borrower]

Dated:

Dear Sirs

Plateau Resources (Proprietary) Limited – Up to ZAR750,000,000 (inclusive of capitalised interest and funded Net Swap Payments) Term Loan Facilities Agreement
dated [           ] 2009 (the “Facilities Agreement”)

1.

We refer to the Facilities Agreement. This is a Compliance Certificate. Terms defined in the Facilities Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.	We confirm that:

[Insert details of covenants to be certified].

3.	[We confirm that no Default is continuing.]*

Signed	…………………	……………………

	Director	Director
	of	of
	[Borrower]	[Borrower]

[insert applicable certification language]**

......................................
for and on behalf of
[name of Auditors of the Borrower]***

----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

* If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.
** To be agreed with the Parent's Auditors and the Lenders prior to signing the Agreement.
*** Only applicable if the Compliance Certificate accompanies the audited financial statements and is to be signed by the Auditors. To be agreed with the Borrower's auditor's prior to signing the Agreement.

SCHEDULE 10

LMA FORM OF CONFIDENTIALITY UNDERTAKING

[Letterhead of Seller/Seller's agent/broker]

To:

[insert name of Potential Purchaser/Purchaser’s agent/broker]

Re: The Agreement

Borrower: Date: Amount: Senior Agent:

Dear Sirs

We understand that you are considering [acquiring]/[arranging the acquisition of] an interest in the Agreement (the "Acquisition"). In consideration of us agreeing to make available to you certain information, by your signature of a copy of this letter you agree as follows:

1.	Confidentiality Undertaking

You undertake (a) to keep the Confidential Information confidential and not to disclose it to anyone except as provided for by paragraph 2 below and to ensure that the Confidential Information is protected with security measures and a degree of care that would apply to your own confidential information, (b) to use the Confidential Information only for the Permitted Purpose, and (c) to use all reasonable endeavours to ensure that any person to whom you pass any Confidential Information (unless disclosed under paragraph 2[(c)/(d)] below) acknowledges and complies with the provisions of this letter as if that person were also a party to it.

2.	Permitted Disclosure

We agree that you may disclose Confidential Information:

2.1

to members of the Purchaser Group and their officers, directors, employees and professional advisers to the extent necessary for the Permitted Purpose and to any auditors of members of the Purchaser Group;

2.2	[subject to the requirements of the Agreement, in accordance with the Permitted Purpose so long as any prospective purchaser has delivered a letter to you in equivalent form to this letter;]

[(b/c)]

subject to the requirements of the Agreement, to any person to (or through) whom you assign or transfer (or may potentially assign or transfer) all or any of the rights, benefits and obligations which you may acquire under the Agreement or with (or through) whom you enter into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, the Agreement or the Borrower or any member of the Group in each case so long as that person has delivered a letter to you in equivalent form to this letter; and

[(c/d)]

(i) where requested or required by any court of competent jurisdiction or any competent judicial, governmental, supervisory or regulatory body, (ii) where required by the rules of any stock exchange on which the shares or other securities of any member of the Purchaser Group are listed or (iii) where required by the laws or regulations of any country with jurisdiction over the affairs of any member of the Purchaser Group.

3.	Notification of Required or Unauthorised Disclosure

You agree (to the extent permitted by law and except where disclosure is to be made to any competent supervisory or regulatory body during the ordinary course of its supervisory or regulatory function over you) to inform us of the full circumstances of any disclosure under paragraph 2[(c)/(d)] or upon becoming aware that Confidential Information has been disclosed in breach of this letter.

4.	Return of Copies

If we so request in writing, you shall return all Confidential Information supplied to you by us and destroy or permanently erase (to the extent technically practicable) all copies of Confidential Information made by you and use all reasonable endeavours to ensure that anyone to whom you have supplied any Confidential Information destroys or permanently erases (to the extent technically practicable) such Confidential Information and any copies made by them, in each case save to the extent that you or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent judicial, governmental, supervisory or regulatory body or in accordance with internal policy, or where the Confidential Information has been disclosed under paragraph 2[(c)/(d)] above.

5.	Continuing Obligations

The obligations in this letter are continuing and, in particular, shall survive the termination of any discussions or negotiations between you and us. Notwithstanding the previous sentence, the obligations in this letter shall cease on the earlier of (a) the date you become a party to or otherwise acquire (by assignment, sub-participation or otherwise) an interest, direct or indirect, in the Agreement [and] (b) twelve months after you have returned all Confidential Information supplied to you by us and destroyed or permanently erased (to the extent technically practicable) all copies of Confidential Information made by you (other than any such Confidential Information or copies which have been disclosed under paragraph 2 above (other than sub-paragraph 2(a)) or which, pursuant to paragraph 4 above, are not required to be returned or destroyed) [and (c) in any event [           ] months from the date of this letter].

6.	No Representation; Consequences of Breach, etc

You acknowledge and agree that:

6.1

neither we, [nor our principal] nor any member of the Group nor any of our or their respective officers, employees or advisers (each a "Relevant Person") (i) make any representation or warranty, express or implied, as to, or assume any responsibility for, the accuracy, reliability or completeness of any of the Confidential Information or any other information supplied by us or the assumptions on which it is based or (ii) shall be under any obligation to update or correct any inaccuracy in the Confidential Information or any other information supplied by us or be otherwise liable to you or any other person in respect to the Confidential Information or any such information; and

6.2

we [or our principal] or members of the Group may be irreparably harmed by the breach of the terms hereof and damages may not be an adequate remedy; each Relevant Person may be granted an injunction or specific performance for any threatened or actual breach of the provisions of this letter by you.

7.	No Waiver; Amendments, etc

This letter sets out the full extent of your obligations of confidentiality owed to us in relation to the information the subject of this letter. No failure or delay in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privileges hereunder. The terms of this letter and your obligations hereunder may only be amended or modified by written agreement between us.

8.	Inside Information

You acknowledge that some or all of the Confidential Information is or may be price- sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and you undertake not to use any Confidential Information for any unlawful purpose.

9.	Nature of Undertakings

The undertakings given by you under this letter are given to us and (without implying any fiduciary obligations on our part) are also given for the benefit of [our principal,][4] the Borrower and each other member of the Group.

10.	Third Party Rights

10.1

Subject to this paragraph 10 and to paragraphs 6 and 9, a person who is not a party to this letter has no right under the [Contracts (Rights of Third Parties) Act 1999 (the "Third Parties Act")] to enforce or to enjoy the benefit of any term of this letter.

[Note: Consider replacing with stipulatio alteri clause.]

10.2	The Relevant Persons may enjoy the benefit of the terms of paragraphs 6 and 9 subject to and in accordance with this paragraph 10 and the provisions of the [Third Parties Act].

10.3	The parties to this letter do not require the consent of the Relevant Persons to rescind or vary this letter at any time.

11.	Governing Law and Jurisdiction

11.1	This letter (including the agreement constituted by your acknowledgement of its terms) is governed by [English law].

11.2	The parties submit to the non-exclusive jurisdiction of the English courts.

12.	Definitions

In this letter (including the acknowledgement set out below) terms defined in the Agreement shall, unless the context otherwise requires, have the same meaning and:

"Confidential Information" means any information relating to the Borrower, the Group, the Agreement and/or the Acquisition provided to you by us or any of our affiliates or advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that (a) is or becomes public knowledge other than as a direct or indirect result of any breach of this letter or (b) is known by you before the date the information is disclosed to you by us or any of our affiliates or advisers or is lawfully obtained by you thereafter, other than from a source which is connected with the Group and which, in either case, as far as you are aware, has not been obtained in violation of, and is not otherwise subject to, any obligation of confidentiality.

"Group" means the Borrower and each of its holding companies and subsidiaries and each subsidiary of each of its holding companies (as each such term is defined in the [Companies Act 1985]).

"Permitted Purpose" means [subject to the terms of this letter, passing on information to a prospective purchaser for the purpose of] considering and evaluating whether to enter into the Acquisition.

"Purchaser Group" means you, each of your holding companies and subsidiaries and each subsidiary of each of your holding companies (as each such term is defined in the [Companies Act 1985]).

Please acknowledge your agreement to the above by signing and returning the enclosed copy.

Yours faithfully

......................................................................
For and on behalf of
[Seller/Seller’s agent/broker]

To:      [Seller]

[Seller’s agent/broker]

The Borrower and each other member of the Group

We acknowledge and agree to the above:

..................................................................
For and on behalf of
[Potential Purchaser/Purchaser’s agent/broker]

SCHEDULE 11
TIMETABLES

Loans

Delivery of a duly completed	U-3
Utilisation Request (Clause 5.1
(Delivery of a Utilisation Request))	9.30am

Senior Agent notifies the Lenders of	U-2
the Utilisation in accordance with
Clause 5.4 (Lenders' participation)	3.00pm

JIBAR is fixed	Quotation Day
as of 11:00 a.m
Johannesburg
time.

“U”	=	date of utilisation

“U - X”	=	X Business Days prior to date of utilisation

SCHEDULE 12

[INTENTIONALLY LEFT BLANK]

SCHEDULE 13

TRANSACTION SECURITY DOCUMENTS

Part 1: Opco Security Documents

No.	Description of Opco Security Document
1.

Cession in Security by Opco in favour of Opco Security SPV of:

a) book debts and claims;

b) Operating Agreements;

c) bank accounts and credit balances;

d) Insurances;

e) Insurance Proceeds; and

f) Unregistered Intellectual Property Rights

2.	General Notarial Bond by Opco in favour of Opco Security SPV.
3.	Special Notarial Bond by Opco in favour of Opco Security SPV over the assets referred to in Annexure “A”.
4.	Mortgage Bonds by Opco in favour of Opco Security SPV over all immovable property of any nature held by Opco, specifically referred to in Annexure “B”.
5.	Mortgage Bonds by Opco in favour of Opco Security SPV or in favour of the Security Agent (under a parallel debt structure) over all Mining Rights held by Opco.

Part 2: Holdco Security Documents

No.	Description of Holdco Security Document and Transaction Security
1.	Cession and Pledge in Security by Holdco in favour of Plateau and RPM of Holdco’s rights and interests in:

a) the Holdco Shareholder Loan Agreement;

b) the First Ranking Opco Funding Debt Guarantee;

c) Shares in subsidiaries;

d) Claims against subsidiaries;

e) Bank Accounts and credit balances.
2.	Reversionary Cession and Pledge in Security by Holdco in favour of RPM of Holdco’s reversionary rights and interests in:

a) the Holdco Shareholder Loan Agreement;

b) the First Ranking Opco Funding Debt Guarantee;

c) Shares in subsidiaries;

d) Claims against subsidiaries;

e) Bank Accounts and credit balances.

Part 3: Plateau Security Documents

No.	Description of Plateau Security Document and Transaction Security
1.	Cession and Pledge in Security by Plateau in favour of Plateau Security SPV of rights and interests in:

a) Plateau Funding Loan Agreement;

b) Cession in Security by Holdco referred to in Part 2 of Schedule 13;

c) Shares held by Plateau in Holdco from time to time;

d) Claims against Holdco;

e) Warranties set out in Schedule 1 to the Holdco Sale of Shares Agreement;

f) Bank accounts and credit balances.

Part 4: N2C Resources Security Documents

No.	Description of N2C Resources Security Document and Transaction Security
1.	Cession and Pledge in Security by N2C Resources in favour of Plateau Security SPV of rights and interests in: a) Shares held by N2C Resources in Plateau; and

b) Claims against Plateau.

Annexure “A”

Assets covered by Special Notarial Bond

No.	Description of Asset
255000136	Winder Drum
255000137	Winder Motor
255000262	Conc Thickener UG2 (steel
255000455	Tailings Thickener UG2 (steel)
255000049	Vent Shaft Fans
255000163	Electrical switchgear mine winder No. 6
255000171	Electrical switchgear rock winder No. 2
255000427	Secondary Crusher
255000428	Tertiary Crusher
255000294	Primary Jaw Crusher
255000201	CV01 conveyor – Adit 1
255000430	Larox machine
255000207	CV01 conveyor – Adit 3
255000110	Tailings Thickener Msky

Annexure “B”

Immovable Property covered by Mortgage Bonds

No.	Property	Notes
LEASE AREAS
NOTARIAL LEASE NO. K5750/2008L
1.	The farm MIDDELPUNT 420,
Registration Division K.S., Limpopo Province;
Measuring 260, 7099 (TWO HUNDRED AND SIXTY
comma SEVEN NOUGHT NINE NINE) hectares;
Held by Certificate of Registered State Title T24685/1969
NOTARIAL LEASE NO. K5820/2008L
2.	The farm BRAKFONTEIN 464, Registration Division K.S., Limpopo Province; Measuring 84,3273 (EIGHTY FOUR comma THREE TWO SEVEN THREE) hectares; Held by Certificate of Registered State Title T3571/2000
NOTARIAL LEASE NO. K4947/2008L
3.	The farm ZEEKOEGAT 421, Registration Division K.S., Limpopo Province; Measuring 284,8154 (TWO HUNDRED AND EIGHTY FOUR comma EIGHT ONE FIVE FOUR) hectares; Held by Deed of Transfer T5310/1941
4.	The farm DIAMOND 422, Registration Division K.S., Limpopo Province; Measuring 19,9130 (NINETEEN comma NINE ONE THREE NOUGHT) hectares; Held by Deed of Transfer T680/1940
SECTIONAL TITLE PROPERTIES
DEED OF TRANSFER NO. ST 87357/2008
5.	Section 30 Mopani Park
DEED OF TRANSFER NO. ST 87358/2008
6.	Section 31 Mopani Park
DEED OF TRANSFER NO. ST 87359/2008
7.	Section 32 Mopani Park
DEED OF TRANSFER NO. ST 87360/2008

8.	Section 33 Mopani Park

SCHEDULE 14

PERMITTED PENSION FUNDS AND LIFE ASSURER TRANSFEREES

"  "

SIGNATURES

THE PARENT

ANOORAQ RESOURCES CORPORATION

/s/ signed

_____________________________________

By:

_____________________________________

N1C RESOURCES

N1C RESOURCES INC.

/s/ signed

_____________________________________

By:

_____________________________________

N2C RESOURCES

N2C RESOURCES INC.

/s/ signed

_____________________________________

By:

_____________________________________

THE BORROWER

PLATEAU RESOURCES (PROPRIETARY) LIMITED

By:

/s/ signed

_____________________________________

By:

_____________________________________

THE SENIOR ARRANGER

STANDARD CHARTERED BANK

By:

/s/ signed

_____________________________________

By:

/s/ signed

_____________________________________

THE SENIOR AGENT

STANDARD CHARTERED BANK

By:

/s/ signed

_____________________________________

By:

/s/ signed

_____________________________________

THE SECURITY AGENT

STANDARD CHARTERED BANK

By:

/s/ signed

_____________________________________

By:

/s/ signed

_____________________________________

THE PLATEAU SECURITY SPV

MICAWBER 634 (PROPRIETARY) LIMITED

By:

/s/ signed

_____________________________________

By:

_____________________________________

THE LENDERS

STANDARD CHARTERED BANK

By:

/s/ signed

_____________________________________

By:

/s/ signed

_____________________________________